UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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PARK
HOTELS & RESORTS

2025

ANNUAL MEETING NOTICE & PROXY STATEMENT REPORT

March 12, 2025

Dear Fellow Stockholder:
It is our pleasure to cordially invite you to attend the annual meeting of stockholders of Park Hotels & Resorts Inc. to be held on Friday, April 25, 2025 at 8:00 a.m., Eastern Time, at 1775 Tysons Blvd, Tysons, Virginia 22102.
On behalf of our Board of Directors (the “Board”), I want to thank you for your continued confidence and investment in our Company. Since our establishment as a separate public company over eight years ago, Park has been steadfast in the pursuit of its long-standing goal of delivering superior, risk-adjusted returns to stockholders through active asset management and a disciplined external growth strategy, while maintaining a strong and flexible balance sheet.  This commitment has led to a company that is ever changing as we continue to reshape our portfolio, unlock additional value for our investors and enhance our impact on the communities that we serve. By maintaining our disciplined and focused approach, we had an excellent fiscal year
2024 and have much to celebrate.
Reshaping and Modernizing an Iconic Portfolio
2024 marked another year of successful execution on Park’s strategic priorities. The Company was able to dispose of three non-core assets in 2024, including the sale of two joint venture hotels for a combined $200 million and the negotiation of an early termination of a ground lease resulting in the permanent closure of another non-core asset. The divestiture of these three assets brings Park’s total number of sold or disposed assets since 2017 to 45 hotels for over $3 billion.  Building upon this success, Park is excited to continue this aggressive and purposeful reshaping of our portfolio in order to enhance our overall quality and position Park for accelerated growth over time.
2024 also saw the Company continue to focus on reinvesting in our core portfolio of iconic assets and resorts. In recent years, Park has experienced incredibly strong returns on investment with its redevelopment projects. For example, Park’s $220 million comprehensive renovation and expansion of our Bonnet Creek complex, spanning both the Waldorf Astoria Orlando and the Signia by Hilton Orlando Bonnet Creek hotels, was completed in January 2024 and has delivered exceptional performance in its first year post-improvement with RevPAR increasing 17% at both hotels in 2024 over the prior year.  Looking ahead, the
Company is excited to begin its planned transformative $100 million refurbishment and enhancement of the Royal Palm South
Beach Miami, a Tribute Portfolio Resort, which we believe will significantly elevate the asset’s quality and overall guest experience, as well as continuing to work on the second phase of guestroom renovations and room conversions at our Hawaii and
New Orleans hotels. By strategically and prudently investing capital back into our portfolio, we continue to enhance our already high-quality portfolio and are confident that we are positioning Park for success in the future.
Delivering Significant Capital Returns to Stockholders
Our prudent and deliberate balance sheet management provides us with significant flexibility to return capital to stockholders, which we have always undertaken in a disciplined and thoughtful manner. In 2024, we returned over $400 million of capital back to our stockholders through stock repurchases and our regular quarterly and end of year top-off dividend.
Underscoring our confidence in the future and our commitment to returning value to our stockholders, we recently authorized a new $300 million stock repurchase program for the next two years.
Providing Strong Leadership and Oversight with Skills to Support our Strategy
As Park continues to evolve, we are fortunate to be led by a seasoned leadership team that fully understands the realities of Park’s challenging business environment.  Our actively engaged Board is comprised of members with the right mix of collective skills and experience - including relevant subject matter expertise and public-company and executive experience - to oversee discussions and decisions related to Park’s strategy and key risks. Additionally, our executive management team has many years of experience in the real estate, hospitality and lodging industries and has been instrumental to the Company’s long-
term success.  This Proxy Statement includes detailed information about the Board’s governance practices, including its annual self-evaluation, independent leadership and committee practices, as well as its oversight of management.
The Annual Meeting of Stockholders
At the annual meeting, you will be asked to (i) elect nine members to serve on our Board; (ii) approve the amendment and restatement of our 2017 Stock Plan for Non-Employee Directors (as amended and restated); (iii) approve, on an advisory
(non-binding) basis, the compensation of our named executive officers; (iv) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025; and (v) conduct such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting. The Notice of 2025
Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide further information regarding these proposals.
Your vote is important. The Board appreciates your continued support and, regardless of whether you plan to participate in the annual meeting, we hope that you will vote as soon as possible.
Sincerely,
Thomas J. Baltimore, Jr.
Chairman of the Board of Directors,
President and Chief Executive Officer

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

¾

Date and Time Friday, April 25, 2025 at 8:00 a.m. (Eastern Time)	Location 1775 Tysons Blvd. Tysons, VA 22102
Who Can Vote
Stockholders of record as of the close of business on
March 3, 2025 will be entitled to notice of and to vote at the
2025 annual meeting of stockholders and any adjournment or
postponement of the annual meeting

Proposals That Require Your Vote		Board Recommendation

1	Elect nine director nominees named in this Proxy Statement	FOR each nominee

2	Approve the amendment and restatement of our 2017 Stock Plan for Non-Employee Directors (as amended and restated)	FOR

3	Approve, on an advisory (non-binding) basis, our named executive officer compensation	FOR

4	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025	FOR

Stockholders will also transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof by or at the direction of the Board of Directors.
Your vote is important. Even if you plan to attend the annual meeting in person, we encourage you to submit your vote as soon as possible through one of the methods below to ensure your vote is recorded properly. Stockholders of record may vote without attending the annual meeting by one of the following methods:

-	Mail If you received printed proxy materials, mark, sign, date and return the enclosed Proxy Card or Voting Instruction Form in the postage-paid envelope	(	Telephone 1-800-690-6903	:	Internet https://www.proxyvote.com

These proxy materials are first being sent (or, as applicable, made available) to stockholders commencing on March 12, 2025.
If you want to attend the annual meeting in person, please follow the instructions on page 85 of this Proxy Statement.
BY ORDER OF THE BOARD OF DIRECTORS,

Nancy M. Vu Executive Vice President, General Counsel and Secretary March 12, 2025
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON APRIL 25, 2025. This Proxy Statement and our 2024 Annual Report are available free of charge at
www.proxyvote.com.

Page
OTHER MATTERS	87
STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING	87
HOUSEHOLDING OF PROXY MATERIALS	87
AVAILABILITY OF ADDITIONAL MATERIALS	88
OTHER BUSINESS	88
FINANCIAL REPORTING TERMS ANNEX	i
EXHIBIT A — PARK HOTELS & RESORTS INC. 2017 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS (AS AMENDED AND RESTATED)	1
A-
This Proxy Statement contains forward-looking statements regarding Park’s current expectations within the meaning of the applicable securities laws and regulations. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, the risks detailed in the Company’s filings with the Securities and
Exchange Commission (the “SEC”), including the Risk Factors section of Park’s Annual Report on Form 10-K for the fiscal year ended
December 31, 2024. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

2025 PROXY STATEMENT	1
PARK
BUSINESS
HIGHLIGHTS
Park Hotels & Resorts Inc. (“Park,” the “Company,” “we”
or “our”) is one of the largest publicly-traded lodging real estate investment trusts (“REIT”), comprised of a diverse
portfolio of iconic and market-leading hotels and resorts
with significant underlying real estate value. As of
March 3, 2025, our portfolio consists of 40 premium-
branded hotels and resorts with approximately 25,000
rooms, located in prime city center and resort locations.
OUR STRATEGY
Since Park’s establishment as an independent, publicly-traded company in 2017 following the spin-off (referred to in this Proxy
Statement as the “Spin-off”) from Hilton Worldwide Holdings Inc. (“Hilton”), we have remained laser-focused on delivering superior, risk-adjusted returns to stockholders through active asset management and a disciplined external growth strategy, while maintaining a strong and flexible balance sheet. The key pillars of our corporate strategy are:

OPERATIONAL EXCELLENCE THROUGH ACTIVE ASSET MANAGEMENT
We collaborate with our third-party managers to improve property-level operating performance and profitability through our proactive asset management efforts. We continue to identify revenue-enhancement opportunities and drive cost efficiencies to maximize the operating performance, cash flow and value of each property.

PRUDENT CAPITAL ALLOCATION
We intend to leverage our scale, liquidity and transaction expertise to create value throughout all phases of the lodging cycle through opportunistic acquisitions, dispositions and/or corporate transactions, in addition to value enhancing return on investment projects, which we believe will enable us to further diversify our portfolio.

STRONG AND FLEXIBLE BALANCE SHEET
We intend to maintain a strong and flexible balance sheet that will enable us to navigate the various seasons of the lodging cycle. We expect to maintain sufficient liquidity across the lodging cycle and access to multiple types of financing, including corporate bonds and credit facilities.

OUR PORTFOLIO
*Park's portfolio as of December 31, 2024.

WASHINGTON
2
CALIFORNIA
10
UTAH
1
COLORADO
2
TEXAS
1
MISSOURI
1
ILLINOIS
3
LOUISIANA
1
FLORIDA
7
VIRGINIA
3
NEW YORK
1
MASSACHUSETTS
3
NEW JERSEY
1
WASHINGTON, D.C.
1
HAWAII
2
PUERTO RICO
1

2	2025 PROXY STATEMENT
2024 BUSINESS HIGHLIGHTS
In fiscal year 2024, Park’s financial results exceeded expectations despite a challenging operating environment, notably impacted by disruption related to renovations throughout the year and strike and labor related activity in the second half of the year.
However, our continued laser-focus on strategic capital investments and our team’s steadfast commitment to operational excellence, resulted in strong full-year performance.  Business performance highlights in 2024 include:

Reshaping the Park Portfolio	Reinvesting in the Portfolio	Strengthening our Balance Sheet	Returns to Stockholders

Disposed of three non-core
assets in 2024, including the
sale of two joint venture hotels
for a combined $200 million.
Since 2017, in an effort to
reshape the portfolio, Park has
disposed of 45 hotels* for over
$3 billion.
	During fiscal year 2024, Park invested nearly $230 million on capital improvements in its portfolio.	Well-positioned to continue executing on our strategic initiatives with approximately $1.4 billion of liquidity at the end of fiscal year 2024.	In fiscal year 2024, Park returned over $400 million to stockholders through $116 million in stock repurchases, as well as another $287 million in dividends.

*Includes our two Hilton San Francisco Hotels that were placed into receivership in October 2023.
For more information on our 2024 results and other related financial measures, see our 2024 Annual Report, which can be found under the Financial Information tab of our website at www.pkhotelsandresorts.com/investors.

2025 PROXY STATEMENT	3
PARK
CORPORATE
RESPONSIBILITY
Park believes corporate responsibility is key to supporting
our Company’s guiding principles. With a geographically
diverse portfolio of hotels and resorts, it is vital for us to consider both our environmental and social impact and take
the necessary steps to manage our risks. We strive to
incorporate corporate responsibility in a sensible manner that aligns with our business goals, and we are committed to
advancing environmental stewardship, social impact, good
governance practices and responsible risk management.
OUR CORPORATE RESPONSIBILITY STRATEGY
Park’s corporate responsibility strategy has been formalized based on (i) a steadfast commitment to acting responsibly as a company and (ii) the identification of pertinent risks and opportunities to our business. Effectively managing these risks and opportunities helps Park achieve operational excellence and create long term value for our stakeholders.  We organize our corporate responsibility strategy into three main categories — Responsibility in Risk Mitigation, Responsibility in Environmental
Management and Responsibility in Social Commitment.
2024 COMPANY HIGHLIGHTS
For more information on Park’s corporate responsibility initiatives, see our 2024 Annual Corporate Responsibility Report,
which can be found under the Responsibility page of our website at www.pkhotelsandresorts.com/responsibility.

2024 ENERGY STAR Partner of the Year for Energy Management

Achieved "above target" performance for 2024 Corporate Responsibility Scorecard with results published in this Proxy Statement

Participated in fifth annual GRESB response with improvements in the areas of ESG leadership, GHG emissions and water efficiency

Charitable contributions of **$322**K to **17** organizations

Newsweek – America's Most Responsible Companies 2024

Completed **73** efficiency-related capital expenditure projects that totaled nearly **$21** million during 2023

Achieved an **80%** Associate Engagement Survey score in 2024: **+5** points above the Professional Services benchmark

Renamed ESG Committee to Corporate Responsibility Committee to reflect broader corporate responsibility efforts

Newsweek – America's Most Trustworthy Companies 2024; named to World's Most Trustworthy Companies list 2024

Increased Board of Directors female representation to **33%** with the appointment of Ms. Terri McClements in January 2024

Eco-certified

34 Properties (**79%** of portfolio) Google Eco-certified via Hilton's LightStay Program

ENERGY STAR
8 properties certified

4	2025 PROXY STATEMENT
CORPORATE RESPONSIBILITY OVERSIGHT AND DECISION-MAKING FRAMEWORK
Park has a robust corporate responsibility decision-making framework designed to engage all levels of the organization to execute
Park’s corporate responsibility strategy. At the top of the decision-making framework, Park’s Board of Directors’ (“Board”)
oversees activities related to risk management, sustainability, corporate social responsibility and human capital matters.
The Nominating, Governance & Corporate Responsibility Committee (the “Governance Committee”) of the Board is tasked with the oversight and review of the Company’s sustainability and corporate responsibility strategies, policies, practices, goals and other related matters. Park also has a formal, decision-making Corporate Responsibility Committee (the “CR Committee”),
formerly the Environmental, Social & Governance Committee, which currently includes four members of our management committee comprised of department leaders (our “Executive Committee”). The CR Committee, which is subject to the oversight of the Governance Committee and reports to the Governance Committee on at least an annual basis, assists the Governance
Committee in setting the Company’s corporate responsibility strategy. While these matters are routinely discussed among Park’s
Executive Committee leaders, the existence of a dedicated committee helps to streamline the decision-making framework and foster collaboration across the Company.
As set forth in the illustration below, the CR Committee also oversees our three, dedicated working subcommittees – the Green
Park Committee, the Park Cares Committee and the Belonging & Inclusion Steering Committee. Each of these subcommittees is comprised of a cross-departmental team of associates and senior leaders, including at least one Executive
Committee leader. Each subcommittee focuses on certain areas within a pillar of our corporate responsibility strategy and provides both written and verbal updates to our CR Committee on at least a quarterly basis, which in turn also reports matters to our Chairman of the Board and Chief Executive Officer.

NOMINATING, GOVERNANCE & CORPORATE RESPONSIBILITY COMMITTEE
CR COMMITTEE
CEO
GREEN PARK COMMITTEE
PARK CARES COMMITTEE
BELONGING AND INCLUSION COMMITTEE

2025 PROXY STATEMENT	5
SOCIAL COMMITMENT
Park’s associates make up the fabric of our organization and are critical to ensuring the success of our Company. As our most valuable corporate assets, it is imperative that we provide a safe, supportive and inclusive working environment for all of our associates. Through the work of our Human Resources department and our Belonging & Inclusion Steering Committee, we
have developed and implemented programs that support these characteristics, including our health and well-being program and our annual trainings. Furthermore, Park places high importance on cultivating a strong and positive relationship with the local communities where we work and own properties. We seek to engage with the community through volunteering as well as in-kind and cash donations as identified by the Park Cares Committee.
Spotlight on Our Workforce
At Park, we pride ourselves on creating a respectful, professional and inclusive workplace for everyone, and we value the unique perspectives that a workforce with diverse cultures, ages, genders, races and ethnicities brings to our organizational climate.  We embrace this diversity that we strongly feel enhances our success.

Race:
Company
Senior
Leadership
Senior
Leadership
Company
Gender:

6	2025 PROXY STATEMENT

Special Offerings & Initiatives

•All associates provided hybrid- working option where associates may work from home one day per week
•“Wellness Wednesdays”
sessions provided to all
associates, targeted at
improving the physical, social,
mental and spiritual well-being
of our associates through
regular company-wide virtual
and in-person events
•Created opportunity for connection between associates and Park leadership through Executive Fireside Chats, in which associates learn about our executives’ backgrounds, journeys and personal stories

•Conducted annual compensation analysis by position for both gender and ethnicity - 2024 results revealed no pay disparities
•In 2024, our Engagement
Survey reported that 95% of
our associates believe people of
all cultures and backgrounds
are valued and appreciated at
Park as demonstrated by Park’s
commitment to fair treatment
and full participation of people
from all backgrounds
•Conducted mandatory training on various topics including our Code of Conduct, ethical business practices, anti- harassment policies, unconscious bias, respect and fair treatment for all

•Recognize the cultural, religious and
secular holidays which may impact
our associates by granting a Floating
Holiday, reflecting Park’s
commitment to being inclusive of
the different customs, traditions and
needs of our associates
	•CEO and Executive Committee members led small-group sessions, providing associates with a direct means of communication and an opportunity for open dialogue with senior leadership	•Introduced an Associate Recognition Program to encourage and reinforce retention among associates

•Continued to fully pay health insurance premiums for all Park associates and eligible dependents	•Provided Paid Parental Leave with equal time off for male and female associates	•Conducted Annual Associate Engagement Survey and an ad hoc additional pulse survey in 2024

•Continued to support our local
community by engaging/supporting
local charitable activities, such as
the Salvation Army’s Angel Tree
program and Arlington’s True
Ground Housing Partnership’s
School Supply Drive
	•Participated in Don Bosco Work Study Program, providing work study internships for high-school students from underprivileged areas in the Washington D.C. community	•Wellness Day provided to associates, in which the corporate office was closed in order to encourage each associate to take the day to focus on their overall well-being

Spotlight on Training, Education and Development
Park invests significant resources to progress the talent of our associates and develop our next generation of leaders. We deliver numerous training opportunities, provide rotational assignment opportunities, focus on continuous learning and development and have implemented what we believe are best-in-class processes to manage performance, provide feedback and develop talent. Our training and development programs are designed to provide associates with the resources they need to help them achieve their career goals, build management skills and become leaders.
More specifically, we provide to all associates a series of workshops focused on management development, emotional intelligence, corporate technical “lunch and learn” trainings and REIT tax training. Furthermore and in order to ensure alignment and accountability across the organization at all levels of leadership, all managers are required to include “Coaches & Develops
Others” as an objective for their annual objective assessment in support of their role in cultivating talent and leading teams that contribute to organizational goals.  In addition to this general training that is provided to all associates, selected associates participate in our leadership development program and executive coaching.
In addition to the trainings offered, Park provides associate feedback in order to further encourage professional growth. Our associate performance management process, which centers around providing continuous feedback, affords the opportunity for

2025 PROXY STATEMENT	7
associates to practice and apply learnings around conversations aligned with immediate and consistent improvement. As part of this process, regular one-on-one feedback sessions are conducted instead of annual performance reviews in order to ensure feedback is current and to reinforce positive performance.
ENVIRONMENTAL STRATEGY, MANAGEMENT & PERFORMANCE
Our portfolio of hotels and resorts is located in diverse destinations across the United States. We value and prioritize the need to protect the environment in and around our properties, which not only contributes to the wellbeing of biodiversity and benefits our global society, but also helps us align with our stakeholders’ environmental reduction priorities, including those of our hotel guests, associates, investors and partners, as well as our own internal reduction targets. We seek to reduce our environmental footprint by driving environmental awareness and procedures through our Green Park Committee and corresponding Green
Park Program: increasing efficiency and improving related performance throughout our portfolio; benchmarking our environmental data; and seeking to obtain building certifications that demonstrate our commitment to protecting the environment and reducing overall emissions. Additional aspects of our overall environmental strategy include:
•Education & Awareness: Implementing sustainability best practices portfolio-wide, as detailed in Park’s proprietary
Green Park Playbook and communicated through Green Park webinars and newsletters;
•Efficiency Audits: Performing intensive efficiency audits, such as ASHRAE Level II energy and water audits;
•Sustainable Projects: Undertaking energy, water and waste efficiency projects, such as AquaRecycle laundry water recycling systems, LED lighting upgrades and Melink cooking exhaust controls to reduce run times and energy intensity;
•Data Monitoring: Monitoring, analyzing and benchmarking environmental data at each property through the Resource
Advisor platform, an enterprise-level software management system aligned to ISO 14001, and ENERGY STAR Portfolio
Manager;
•Utility Cost Management: Developing annual utility cost estimates with accurate baselining, commodity rate adjustments and efficiency project impacts;
•Renewable Energy: Procuring renewable energy as available in our jurisdictions and conducting further exploration into virtual power purchase agreements and power purchase agreements; and
•Sustainability Certifications: Aiming for the properties within our portfolio to attain recognized sustainability certifications as an external acknowledgement of Park’s efforts.
Park discloses its environmental data in its annual corporate responsibility report, under the Responsibility tab of its website.  In addition, Park aligns our disclosures with globally recognized sustainability frameworks and standards, including the Global Real
Estate Sustainability Benchmark (“GRESB”) Real Estate Assessment, Global Reporting Initiative (“GRI”), the Sustainability
Accounting Standards Board (“SASB”), the UN Sustainable Development Goals (“SDGs”), and the Task Force on Climate-related
Financial Disclosures (“TCFD”).  Recognizing the focused approach of Park’s environmental strategy, Park portfolio’s certifications and ratings are summarized below.
Spotlight on Resiliency
Park undertakes numerous projects that are designed to mitigate risk and increase our portfolio’s resiliency in the long term. One of our largest portfolio-wide resiliency initiatives has been the deployment of Tiger Dams™ at five of our coastal assets: Hilton
Hawaiian Village, Hilton Waikoloa Village, Casa Marina Key West, The Reach Key West and Royal Palm Miami South Beach.
After vetting several different technologies and options, Park decided to utilize portable Tiger Dams to serve as stackable barriers that can be deployed across the property relatively quickly in the event of a hurricane. Park has invested significant capital in these portable flood barriers to help increase the resiliency of these five assets, all of which are adjacent to the ocean. Our Design
& Construction team worked with specialists, city officials and the property teams to develop asset-specific standard operating procedures for deployment, and training exercises have occurred at each of these five assets.

8	2025 PROXY STATEMENT
PROXY
STATEMENT
SUMMARY
This summary highlights information contained
elsewhere in this Proxy Statement, which is first
being distributed or made available on or about
March 12, 2025. This summary does not contain all
the information you should consider, so please
review the Company’s 2024 Annual Report and this
entire Proxy Statement before voting.
 ANNUAL MEETING OF STOCKHOLDERS

Date and Time	Record Date
April 25, 2025 at 8:00 a.m. (Eastern Time)	March 3, 2025

Location	Number of Shares of Common Stock Outstanding and Eligible to Vote at the Meeting as of the Record Date
1775 Tysons Blvd., Tysons, Virginia 22102	201,864,175 shares of common stock
PROXY VOTING ROADMAP
The following table summarizes the items that will be brought to a vote of our stockholders at the 2025 annual meeting of stockholders, along with voting recommendations of our Board of Directors (the “Board”).

Proposal 1
Election of Directors
The Board, acting upon the recommendation of the Governance Committee, has nominated all nine of the directors currently serving on the Board for re-election.
Through their experience, skills and perspectives, which span various industries and organizations, these director nominees represent a Board that is diverse and possesses the appropriate collective qualifications, skills, knowledge and attributes to provide effective oversight of the Company’s business and quality advice and counsel to the Company’s management.
☑ The Board recommends a vote FOR each director nominee See page 14

Proposal 2
Approve the Amendment and Restatement of our 2017 Stock Plan for Non-Employee
Directors (as Amended and Restated)
We believe that the amendment and restatement of the 2017 Stock Plan for Non-Employee Directors (as
amended and restated) to, among other changes, increase the number of shares of the Company’s common stock available for issuance under such plan and extend the term of such plan for another ten years will enable the Company to continue to attract and retain experienced and sophisticated directors to guide the
Company’s future growth.
☑ The Board recommends a vote FOR See page 39

Proposal 3
Advisory Vote on Executive Compensation
(Say-on-Pay Vote)
We believe our compensation program provides the appropriate mix of fixed and at-risk compensation.
Both the executive short- and long-term incentive programs reward achievement of financial and operational goals, relative TSR and encourage individual performance that is in line with our long-term strategy, are aligned with stockholder interests and remain competitive with our industry peers.
☑ The Board recommends a vote FOR See page 45

Proposal 4
Ratification of the Appointment of Ernst & Young LLP
The Audit Committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
This appointment is being submitted to stockholders for ratification.
☑ The Board recommends a vote FOR See page 78

2025 PROXY STATEMENT	9
 DIRECTOR NOMINEE HIGHLIGHTS
Director Nominees and Committees

			Committee Memberships
Name	Independent	Director Since	AC	CC	GC	Other Public Company Boards
Thomas J. Baltimore, Jr. (Chairman)	--	2016				2
Patricia M. Bedient	✓	2017				2
Thomas D. Eckert	✓	2019				1
Geoffrey M. Garrett	✓	2017				--
Christie B. Kelly	✓	2016				1
Terri D. McClements	✓	2024				--
Thomas A. Natelli	✓	2019				--
Timothy J. Naughton	✓	2017				2
Stephen I. Sadove (Lead Independent Director)	✓	2017				2

AC	Audit Committee	CC	Compensation & Human Capital Committee

GC	Nominating, Governance & Corporate Responsibility Committee		Chair of the Committee
Snapshot of Director Nominees
Our director nominees each exhibit an effective mix of skills, experience, diversity and judgement.
Average Tenure: 6.8 Years
Average Age: 66.7

DIVERSITY
2 of 4 Board leadership roles held by a woman
*Information in charts above calculated as of March 12, 2025.

10	2025 PROXY STATEMENT
Experience/Qualifications/Skills of Director Nominees

4 out of 9 Accounting/ Financial Expertise	9 out of 9 Accounting/ Financial Literacy	9 out of 9 Board of Directors Experience	9 out of 9 Business Operations Experience	9 out of 9 Executive Experience

8 out of 9 Financial/ Capital Markets Experience	3 out of 9 Lodging Industry Knowledge	9 out of 9 Management Experience	9 out of 9 Real Estate Experience	8 out of 9 Prior REIT Experience

	6 out of 9 Retail Experience	9 out of 9 Risk Management Experience	4 out of 9 Technology/ Cyber Systems Knowledge
CORPORATE GOVERNANCE
Park has a history of strong corporate governance. The Company is committed to sound governance practices designed to promote the long-term interests of stockholders and strengthen Board and management accountability. Our Board regularly evaluates our governance profile against best practices to identify areas for improvement. The Board also leverages our stockholder engagement to gather insights on key areas of stockholder interest and emerging trends to evaluate. Key elements of our corporate governance policies and practices include:

Our Practices and Policies

•Annual election of all directors with majority voting standard in uncontested elections and director resignation policy	•Robust annual Board and committee evaluation process	•One class of common stock, with each share carrying equal voting rights - a one share, one vote standard

•100% independent Board committees	•Active stockholder outreach and engagement, with feedback provided to the Board	•44% of our directors are either female (3 directors) or represent ethnic/racial diversity (1 director)

•25% threshold for stockholders to request a special meeting	•Regular executive sessions, where independent directors meet without management present	•Board approved Policy Regarding Diversity as a Consideration for Board Nominations, confirming the Board’s commitment to actively seeking out diverse candidates

•8 out of our 9 director nominees are independent	•Opted-out of Delaware’s anti-takeover protections	•Adopted proxy access right for director nominees

•Strong Lead Independent Director position, elected by the independent directors	•Stockholders holding 50% or more of our outstanding shares have right to amend our by-laws (no super- majority vote requirements)	•No stockholder rights plan (“Poison Pill”)

2025 PROXY STATEMENT	11

 CORPORATE GOVERNANCE HIGHLIGHTS
2024

Board Independence	Board & Committee Meetings in Fiscal Year 2024	Director Elections

Lead Independent Director with Expansive Duties Stephen I. Sadove	Audit Committee Meetings 4 Compensation & Human Capital Committee Meetings 7 Nominating, Governance & Corporate Responsibility Committee Meetings 2	Proxy Access for Director Nominations Ownership Threshold: 3% Holding Period: 3 Years Nominees: Greater of 2 or 20% of Board Group Formation: Up to 20 stockholders

Independent
Directors
8 of 9
Fully
Independent
Board
Committees
All
Full Board
Meetings
8
including one meeting
focused significantly
on strategy
Regular
Executive Sessions
of Independent
Directors at Board
& Committee
Meetings
Frequency of
Board
Elections
Annual
Voting
Standard for
Uncontested
Elections
Majority

Evaluating and Improving
Board Performance
Aligning Director and
Stockholder Interests

Board &
Committee
Evaluations
Annually
Meaningful
Director Stock
Ownership
Guidelines
Yes

12	2025 PROXY STATEMENT
 STOCKHOLDER ENGAGEMENT
Throughout the year, our investor relations team regularly communicates with investors, prospective investors and investment analysts. Meetings include in-person, telephone and video conferences. These meetings often include participation by our Chief
Executive Officer, Chief Financial Officer and other members of our Executive Committee, and they are generally focused on the
Company performance, strategy and plans for future growth. Once investor feedback is collected, we share such feedback with our Board as part of our annual corporate governance cycle. For additional information about our corporate governance cycle, see the discussion under the caption “Corporate Governance Matters—Annual Stockholder Engagement Cycle.”
Outreach in Response to Say-On-Pay Vote
Additionally, every year, Park provides stockholders with the opportunity for an annual vote to approve its executive compensation program on an advisory basis. Following such advisory vote, we conduct stockholder outreach with our largest investors so as to better understand our stockholders’ views and address any concerns. At the 2023 and 2024 annual meetings of stockholders, stockholders recognized these efforts and the substantial changes that were made to our executive compensation program in 2022 in response to stockholder feedback with approximately 93% and 94%, respectively, of the votes cast approving our advisory vote on executive compensation.
Throughout the third and fourth quarters of 2024, we reached out to stockholders representing approximately 52% of our outstanding shares of common stock to invite them to participate in our annual outreach. Ultimately, a few stockholders accepted our invitation to share feedback — with most other stockholders indicating that they were currently satisfied with our compensation practices and disclosure efforts.
We believe our engagement approach has resulted in constructive feedback and input from stockholders and we intend to continue these efforts in the future.

Engagement in 2024	Participants	Response to Stockholder Feedback in Recent Years

As part of our regular
stockholder outreach in 2024, we
reached out to stockholders
representing approximately 52%
of our outstanding shares of
common stock to invite them to
participate in calls with members
of the Company’s senior
management team. However, as
we had recently spoken to a
significant number of our larger
stockholders over the last few
years and in light of our
favorable say-on-pay results over
the last few years, many of our
investors declined our invitation
to speak.

Outreach was conducted by a
cross-functional team including
our:
•EVP & General Counsel
•SVP, Corporate Strategy
and Investor Relations
•EVP, Design and
Construction
•VP & Assistant General
Counsel – Corporate
Stockholder feedback was
communicated to our Board.

We have received valuable feedback from our stockholders over the last few years during our stockholder outreach. In response to the stockholder feedback received, the Compensation Committee and the Board have taken certain actions, including:

•APPOINTMENT OF NEW DIRECTOR. In January 2024 and in response to stockholder feedback received over the proceeding few years, the Board demonstrated its firm commitment to enhancing the female representation on our Board by successfully identifying and appointing an additional well-
qualified and experienced woman director to the Board.

•CONTINUE TO PAY FOR PERFORMANCE. In response to stockholder feedback received in 2021, the Compensation Committee increased the performance-based portion for executive’s target annual equity award and the
Committee has continued to award a significant portion of each executive’s target annual equity award in the form of performance stock unit (“PSUs”)
awards as follows:
◦65% of the annual award in PSUs for our Chief Executive Officer
◦60% of the annual award in PSUs for our other named executive officers
Additionally, the Compensation Committee continues the practice of using a
PSU award modifier, resulting in a limitation on the payout of certain officers’
PSUs in the event of a negative TSR during the applicable performance period.

•CONTINUE RIGOR OF TARGETS. In recent years, the Compensation
Committee has confirmed a return to Park’s traditional executive compensation framework and provided enhanced disclosure outlining the rigor of the corporate objectives that affect compensation.

•MAINTAINING STRONG CORPORATE GOVERNANCE. Stockholders
have continued to express the importance of strong corporate governance practices.  The Board continually evaluates and updates corporate policies (as appropriate) to maintain strong corporate governance practices.  In recent years, corporate policies that have been updated include the Company’s incentive compensation clawback policy that was updated in order to provide for the mandatory recovery from current and former officers of incentive-based compensation that was erroneously awarded during the three years preceding the date that the Company is required to prepare an accounting restatement.

2025 PROXY STATEMENT	13
 HOW OUR EXECUTIVE

2024 ANNUAL CASH BONUS OPPORTUNITY for the Chief Executive Officer that is:

90% DEPENDENT on achievement of predetermined and measurable corporate performance objectives
10% DEPENDENT on Compensation Committee’s assessment of individual contributions toward achievement of measurable goals tied to the Company’s strategic priorities

2024 ANNUAL EQUITY AWARD for the Chief Executive Officer

Individual Contribution Toward Goals
Performance Against Corporate Objectives

10%
COMPENSATION PROGRAM SUPPORTS
OUR BUSINESS STRATEGY
Our executive compensation program is
90%

Time-Vested
Restricted Stock
Performance
Stock Units

65%
35%
designed to support the longevity and stability
of the Company by driving long-term business
outcomes, promoting strong governance
practices and discouraging irresponsible risk-
taking. This is achieved by structuring
individual pay to align with the Company’s
performance. All senior executives have a large
portion of their compensation that is variable
and covers multi-year performance periods. Our
long-term incentive awards are designed to
align executives with the Company’s long-term
performance using performance-based equity
awards in the form of restricted stock awards
and performance stock units. For example, in
fiscal year 2024, 88.1% of our Chief Executive
Officer’s target annual total direct compensation
was variable and “at-risk” based on the
performance of the Company. Furthermore, as a
result of our stockholders’ favoring strong pay
for performance alignment as communicated
during prior years’ annual stockholder outreach
programs, the Compensation Committee
continues to award a significant portion of the
target annual equity award granted to our
executive officers in the form of performance-
based grants.
In addition, executive compensation is also increasingly linked to our corporate responsibility goals. Since 2022, in response to stockholder feedback, the Compensation Committee has adopted an annual scorecard, incorporating key environmental, social and governance initiatives into our executive compensation program. This continued use of the scorecard demonstrates the
Company’s continued commitment to our corporate responsibility initiatives.
Our executive compensation program, including compensation principles and strategy, is discussed in detail under the
Compensation Discussion and Analysis section of this Proxy Statement.

14	2025 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS
INTRODUCTION
Upon the recommendation of the Governance Committee, the Board has nominated the nine persons identified on the following pages for election at the 2025 annual meeting of stockholders. If elected, each nominee will hold office as a director from election until the next annual meeting of stockholders and until their successor has been duly elected and qualified or until their death, resignation or removal. All of the nominees are currently Park directors who were elected by stockholders at the 2024 annual meeting of stockholders.
Each of our nominees has agreed to be named in this Proxy Statement and to serve if elected. The Board anticipates that the nominees will serve, if elected, as directors. However, if any person nominated by the Board ceases to be a candidate for election by the time of the 2025 annual meeting of stockholders, the proxies will be voted for the election of such other person as the
Board may recommend.
VOTE REQUIRED
Under our by-laws, in an uncontested election, directors must be elected by a majority of all the votes cast. This means that the number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee. There is no cumulative voting. Abstentions and broker non-votes (if any) are not counted as votes cast.
In addition, under our by-laws and Corporate Governance Guidelines, if a director nominee who is already serving as a director does not receive a majority of the votes cast, the director must tender his or her resignation to our Board and our Governance
Committee, or such other committee designated by the Board, may consider any relevant factors and make a recommendation to the Board on whether to accept or reject the resignation or take other action. The Board is required to take action with respect to this recommendation within 90 days following certification of the election results.
BOARD RECOMMENDATION
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH
OF THE DIRECTOR NOMINEES NAMED BELOW.

2025 PROXY STATEMENT	15
 DIRECTOR NOMINEES
Our Governance Committee and our Board have determined that the director nominees possess a diverse and balanced mix of attributes, viewpoints and experiences to effectively oversee Park’s long-term business strategy.

Director Nominee Gender & Ethnic/Racial Diversity	Director Nominee Independence	Board Committees Chaired by Women	Director Nominees with Prior Public Company CEO/CFO Experience	Director Nominees with Prior REIT Experience
44%	89%	67%	67%	89%

Biographical information about each director nominee, as well as highlights of certain notable qualifications, experience, skills and attributes that contributed to the director nominee’s selection for election at our 2025 annual meeting of stockholders, are included on the following pages. The self-identified gender and race/ethnicity and other diverse characteristics of each director nominee is also provided below under “Summary of Director Nominees’ Skills and Experience.”

Thomas J. Baltimore, Jr. Chairman of the Board, President and Chief Executive Officer of Park Hotels & Resorts Inc.

Director since: 2016 Age: 61 Other Current Public Company Boards: ➣American Express Company ➣Comcast Corporation
Professional Experience
Mr. Baltimore joined the Company in May 2016 and has served as our President and Chief Executive
Officer and as a director and the Chairman of the Board since December 2016. Prior to joining the
Company, Mr. Baltimore served most recently as the President and Chief Executive Officer of RLJ
Lodging Trust (NYSE: RLJ) (“RLJ”), a lodging REIT, and as a member of its board of trustees from
RLJ’s formation on January 31, 2011 until May 11, 2016.  Prior to that, Mr. Baltimore co-founded RLJ
Development and served as its president from 2000 to 2011. During this time period, RLJ Development and affiliates raised and invested more than $2.2 billion in equity. Previously, Mr. Baltimore served as vice president of gaming acquisitions of Hilton Hotels Corporation from 1997 until 1998 and later as vice president of development and finance from 1999 until 2000. He also served in various management positions with Marriott Corporation and Host Marriott Services Corporation, including vice president of business development. Mr. Baltimore currently serves on the board of directors of American Express
Company (NYSE: AXP) and Comcast Corporation (Nasdaq: CMCSA). Previously, Mr. Baltimore served on the board of directors of Prudential Financial, Inc. (NYSE: PRU) until March 2023, the board of directors of AutoNation, Inc. (NYSE: AN) until January 2021, the board of directors of Duke Realty
Corporation (NYSE: DRE) until April 2017, the board of trustees of RLJ until May 2016 and the board of directors of Integra Life Sciences Company (NASDAQ: IART) until August 2012. Mr. Baltimore is a past chair (2018) of the National Association of Real Estate Investment Trusts’ (“Nareit”) Executive Board.
Mr. Baltimore received his Bachelor of Science degree from the McIntire School of Commerce,
University of Virginia and his Master of Business Administration degree from the Colgate Darden School of Business, University of Virginia.
Key Qualifications and Experience
Mr. Baltimore’s knowledge of and extensive experience in various senior leadership roles in the lodging real estate industry provides the Board valuable industry-specific knowledge and expertise.
In addition, Mr. Baltimore’s role as our President and Chief Executive Officer brings management perspective to Board deliberations and provides beneficial information about the status of our day-
to-day operations.

16	2025 PROXY STATEMENT

Patricia M. Bedient Former Executive Vice President and Chief Financial Officer of Weyerhaeuser Company

INDEPENDENT Director since: 2017 Committees: Governance (Chair); Audit Age: 71 Other Current Public Company Boards: ➣Alaska Air Group, Inc. ➣Suncor Energy Inc.
Professional Experience
Ms. Bedient has served as a director on the Board since January 2017. Ms. Bedient most recently served as
Executive Vice President for Weyerhaeuser Company (NYSE: WY), one of the world’s largest integrated forest products companies, from 2007 until her retirement in July 2016. Ms. Bedient also served
Weyerhaeuser as Chief Financial Officer from 2007 until February 2016. Prior to that, Ms. Bedient served as Senior Vice President, Finance and Strategic Planning of Weyerhaeuser from 2006 until 2007 and as
Vice President, Strategic Planning from 2003, when Ms. Bedient joined Weyerhaeuser, until 2006. A certified public accountant (“CPA”) since 1978, Ms. Bedient served as managing partner of the Seattle office of Arthur Andersen LLP prior to joining Weyerhaeuser. Ms. Bedient also worked at Arthur
Andersen’s Portland and Boise offices as a partner and as a CPA during her 27-year career with that firm.
Ms. Bedient currently serves on the board of directors of Alaska Air Group, Inc. (NYSE: ALK), where she serves as the Non-executive Board Chair, and Suncor Energy Inc. (NYSE: SU), where she serves as the
Chair of the Audit Committee. Ms. Bedient received her Bachelor of Science degree in Business
Administration with concentrations in Finance and Accounting from Oregon State University. She is a member of the American Institute of CPAs.  Ms. Bedient holds a Certificate in cyber-risk oversight from the National Association of Corporate Directors.
Key Qualifications and Experience
Ms. Bedient brings to the Board her extensive financial,  management and cyber-risk oversight experience, including service as a REIT chief financial officer. In addition, Ms. Bedient brings to the
Board her public company directorship experience.

Thomas D. Eckert Former Chairman of the Board, Chief Executive Officer and President of Capital Automotive Real Estate Services, Inc.

INDEPENDENT Director since: 2019 Committees: Audit; Compensation (Chair) Age: 77 Other Current Public Company Boards: ➣NVR, Inc.
Professional Experience
Mr. Eckert has served as a director on the Board since September 2019. Mr. Eckert previously served at
Capital Automotive Real Estate Services, Inc., a privately owned real estate company that owns and manages net-leased real estate for automotive retailers, as President and Chief Executive Officer from
2005 until 2011 and as Chairman of the board of directors from 2011 until 2014. Prior to that, Mr. Eckert served as President, Chief Executive Officer and a trustee of Capital Automotive REIT (Nasdaq: CARS)
from its founding in 1997 until it was taken private in 2005. Prior to his tenure at Capital Automotive, Mr.
Eckert served at Pulte Home Corporation, a U.S. homebuilder company, from 1983 until 1997. Prior to working at Pulte, Mr. Eckert spent over seven years with the public accounting firm of Arthur Andersen
LLP. Mr. Eckert currently serves on the board of directors of NVR, Inc. (NYSE: NVR) and since
December 2024, Mr. Eckert has been a trustee of BIGI REIT, a private industrial income trust and affiliate of Bridge Investment Group Holdings Inc. (NYSE: BRDG), an alternative investment manager. In addition, Mr. Eckert formerly served on the board of trustees of Chesapeake Lodging Trust
(“Chesapeake”) (NYSE: CHSP) from 2010 until Park’s acquisition of Chesapeake in 2019; on the board of directors of Dupont-Fabros Technologies, Inc. (NYSE: DFT) from 2007 until 2017; as the Chairman on the board of directors of The Munder Funds, a $10 billion mutual fund group, from 2006 until 2014; on the board of trustees of The Victory Funds, a $20 billion mutual fund group, from 2014 until 2015; and on the board of trustees of Gramercy Property Trust from 2015 until 2018. Additionally, Mr. Eckert is currently an Emeritus Trustee of The College Foundation at the University of Virginia. Mr. Eckert
received a Bachelor degree in Business Administration from the University of Michigan.
Key Qualifications and Experience
Mr. Eckert brings to the Board his extensive financial and leadership experience, including service as a chief executive officer of a publicly-traded REIT. In addition, Mr. Eckert brings to the Board his public company directorship experience.

2025 PROXY STATEMENT	17

Geoffrey M. Garrett Dean of Marshall School of Business of the University of Southern California

INDEPENDENT Director since: 2017 Committee: Audit; Compensation Age: 66 Other Current Public Company Boards: None
Professional Experience
Mr. Garrett has served as a director of the Board since June 2017. Mr. Garrett currently serves as dean of the University of Southern California’s Marshall School of Business (“Marshall”). Prior to his
appointment as dean of Marshall in July 2020, Mr. Garrett served as the dean of the Wharton School of
Business at the University of Pennsylvania from 2014 to 2020, the dean of the business school at
University of New South Wales in Australia from January 2013 until June 2014 and the dean of the business school at the University of Sydney, Australia from January 2013 until December 2013. From
2008 until 2012, Mr. Garrett served as the Founding Chief Executive Officer and a Professor of Political
Science at the United States Studies Centre in Sydney, Australia. Prior to that, Mr. Garrett served as
President of the Pacific Council of International Policy in Los Angeles from 2005 until 2009 and the dean of the UCLA International Institute from 2001 until 2005. Mr. Garrett previously served as a professor at
Oxford University, Stanford University, Yale University and as a member of the faculty in the
Management Department at Wharton. Mr. Garrett received a Bachelor of Arts degree with Honors from the Australian National University and a Master of Arts and Doctor of Philosophy degrees from Duke
University where he was a Fulbright Scholar.
Key Qualifications and Experience
Mr. Garrett brings to the Board his extensive leadership and management experience, as well as a diverse perspective gained from serving as the dean of one of the most prominent business schools in the United States.

Christie B. Kelly Former Executive Vice President, Chief Financial Officer and Treasurer of Realty Income Corporation

INDEPENDENT Director since: 2016 Committees: Audit (Chair); Compensation Age: 63 Other Current Public Company Boards: ➣Kite Realty Group Trust
Professional Experience
Ms. Kelly has served as a director on the Board since December 2016. Ms. Kelly most recently served as the Executive Vice President, Chief Financial Officer and Treasurer of Realty Income Corporation
(NYSE: O), a REIT focused on investing in free-standing, single-tenant commercial properties that are subject to triple-net leases, from January 2021 until December 2023. Prior to her appointment as Chief
Financial Officer of Realty Income in January 2021, Ms. Kelly served as Executive Vice President and
Chief Financial Officer of Jones Lang LaSalle Incorporated (NYSE: JLL) (“JLL”), a publicly traded financial and professional services firm specializing in real estate, from July 2013 until September 2018.
Prior to her tenure at JLL, Ms. Kelly served as Executive Vice President and Chief Financial Officer of
Duke Realty Corporation (NYSE: DRE) (“Duke”) from 2009 until June 2013. From 2007 until she joined
Duke in 2009, Ms. Kelly served as Senior Vice President, Global Real Estate at Lehman Brothers, where she led real estate equity syndication in the United States and Canada. Prior to that, Ms. Kelly served at
General Electric Company (NYSE: GE) from 1983 to 2007 in numerous finance and operational financial management positions in the United States, Europe and Asia that included responsibility for mergers and acquisitions, process improvements, internal audit and enterprise risk management. Ms. Kelly currently serves on the board of directors of Kite Realty Group Trust (NYSE: KRG) and Gilbane, Inc., a private global development company. Ms. Kelly served on the board of directors of Realty Income Corporation from November 2019 until January 2021. Ms. Kelly received her Bachelor of Arts degree in Economics from Bucknell University. She has been recognized as one of the Women of Influence by the Indianapolis
Business Journal.
Key Qualifications and Experience
Ms. Kelly brings to the Board financial and industry-specific expertise, including as chief financial officer of a REIT, as well as her public company directorship experience. Additionally, the Board values Ms. Kelly’s extensive network in the REIT-industry. The Board believes that the combination of Ms. Kelly’s experience, network and dedication, which she has consistently demonstrated by, among other things, her exemplary engagement and attendance at Board meetings since joining the
Board, is a valuable asset to our Company.

18	2025 PROXY STATEMENT

Terri D. McClements Former Partner at PricewaterhouseCoopers

INDEPENDENT Director since: 2024 Committees: Governance Age: 62 Other Current Public Company Boards: None
Professional Experience
Ms. McClements has served as a director on the Board since January 2024.  Ms. McClements most recently served as a partner in the Washington, D.C. office at PricewaterhouseCoopers (“PwC”), a multinational professional service firm that is considered one of the “Big Four” accounting firms, from
1997 until her retirement in June 2023.  While at PwC, Ms. McClements served as an advisor to Fortune
100 and 500 multinational companies and their boards of directors on organizational change, digital/cloud transformations, human capital, DE&I, financial/accounting and securities reporting matters and was appointed to manage PwC’s project management office responses to both the Ukraine and COVID-19 crises.  Ms. McClements was also charged with leading PwC’s DE&I practice and managed the firm’s partner candidate leadership development experience from 2020 until June 2023.  Between 2017 and 2020,
Ms. McClements was the Mid-Atlantic Market Managing Partner for PwC, overseeing over 6,000 professionals across all lines of service for the mid-atlantic region of the country.  Ms. McClements currently serves on the board of directors of the American Cancer Society and Inova Health System. Ms.
McClements received her Bachelor of Science degree in Accounting from California University of
Pennsylvania. She is a licensed CPA in Maryland, Virginia, and Washington, D.C. She has been recognized as one of the 100 Most Powerful Women in Washington by the Washingtonian Magazine
(2017, 2019 and 2021), as one of the 50 Most Influential Virginians by Virginia Business (2018-2021) and
was inducted into the Washington Business Hall of Fame in December of 2023.
Key Qualifications and Experience
Ms. McClements brings to the Board her record of achievement during a 38 year career that provided her with extensive financial and management experience, including service as a Senior
Partner and Mid-Atlantic Market Managing Partner at a large multinational professional service firm. In addition, Ms. McClements brings to the Board her human capital and DE&I management experience.

Thomas A. Natelli President and Chief Executive Officer of Natelli Communities

INDEPENDENT Director since: 2019 Committees: Audit; Governance Age: 64 Other Current Public Company Boards: None
Professional Experience
Mr. Natelli has served as a director on the Board since September 2019. Mr. Natelli has served as
President and Chief Executive Officer of Natelli Communities, a privately held real estate investment and development company, since 1987.  Mr. Natelli is the past chairman and has served on the board of the
School of Engineering at Duke University since 2006. He has served on the President’s Council of
Catholic Charities of Washington DC since 2014. Previously, Mr. Natelli served on the board of directors of Quantum Loophole, Inc., a privately held developer of data center campuses, from 2021 until 2024; on the board of directors of Chesapeake Lodging Trust (NYSE: CHSP) from 2010 until Park’s acquisition of
Chesapeake in 2019; on the board of directors of Highland Hospitality Corporation (NYSE: HIH) from
2003 until 2007; on the board of trustees of Suburban Hospital Healthcare System from 1993 until 2006;
and on the board of directors of FBR National Bank and Trust, a wholly-owned affiliate of Friedman,
Billings, Ramsey Group, Inc. (NYSE: FBR) from 2001 until 2005. Mr. Natelli served as President of the
Board of the Montgomery County Chamber of Commerce in 1993, and played a central role in creating the Montgomery Housing Partnership in 1989, a non-profit organization created to preserve and expand the supply of affordable housing in Montgomery County, Maryland. Mr. Natelli received his Bachelor of
Science degree in Mechanical Engineering from Duke University in 1982.
Key Qualifications and Experience
Mr. Natelli brings to the Board industry-specific experience in the real estate sector, as well as his public company directorship experience.

2025 PROXY STATEMENT	19

Timothy J. Naughton Non-Executive Chairman of the Board and Former Chief Executive Officer of AvalonBay

INDEPENDENT Director since: 2017 Committees: Compensation; Governance Age: 63 Other Current Public Company Boards: ➣AvalonBay Communities, Inc. ➣BXP, Inc.
Professional Experience
Mr. Naughton has served as a director on the Board since January 2017. Mr. Naughton currently serves as the Non-Executive Chairman of the Board of Directors of AvalonBay Communities, Inc. (NYSE:
AVB) (“AvalonBay”), a REIT focused on multifamily communities. Joining AvalonBay’s predecessor entity in 1989, Mr. Naughton served as Chairman of the board of directors for AvalonBay from May
2013 until January 2022, as Chief Executive Officer from January 2012 until January 2022, as President from February 2005 until February 2021, as Chief Operating Officer from 2001 until 2005, as Senior
Vice President, Chief Investment Officer from 2000 until 2001 and as Senior Vice President and Vice
President, Development and Acquisitions from 1993 until 2000. Since May 2024, Mr. Naughton has served on the board of directors of BXP, Inc. (NYSE: BXP), the largest publicly traded developer, owner and manager of workplaces in the United States. Mr. Naughton served on the board of directors of Welltower Inc. (NYSE: WELL) from 2013 until 2019, previously served on the executive board of
Nareit, is a member of The Real Estate Round Table, is a member and past Chairman of the Multifamily
Council of the Urban Land Institute and is a member of the Real Estate Forum. Mr. Naughton sits on the board of the Jefferson Scholars Foundation at the University of Virginia. Mr. Naughton received his
Master of Business Administration from Harvard Business School and received his Bachelor of Arts degree in Economics with High Distinction from the University of Virginia, where he was elected to Phi
Beta Kappa.
Key Qualifications and Experience
Mr. Naughton brings to the Board industry-specific experience in the real estate sector, including as chief executive officer of a REIT, as well as his extensive public company directorship experience.

Stephen I. Sadove Founding Partner of JW Levin Management Partners LLC and Former Chairman of the Board and Chief Executive Officer of Saks Inc.

INDEPENDENT Director since: 2017 Committees: Compensation; Governance Age: 73 Other Current Public Company Boards: ➣Aramark ➣Movado Group, Inc.
Professional Experience
Mr. Sadove has served as a director on the Board since January 2017 and as the Board’s lead independent director since April 2022. Mr. Sadove has served as a founding partner of JW Levin Management Partners
LLC, a private management and investment firm, since 2015. Mr. Sadove has also served as principal of
Stephen Sadove and Associates, which provides consulting services to the retail industry, since 2014.
From 2007 until 2013, Mr. Sadove served as Chairman and Chief Executive Officer of Saks Incorporated
(“Saks”), an owner and operator of high-end department stores in the United States. Prior to that, Mr.
Sadove served Saks as Vice Chairman from January 2002 until March 2004, as Chief Operating Officer from March 2004 until January 2006 and was named Chief Executive Officer in 2006. Prior to his tenure with Saks, Mr. Sadove served Bristol-Myers Squibb Company (NYSE: BMY) from 1991 until 2001, as
President, Clairol from 1991 until 1996, as President, Worldwide Beauty Care from 1996 until 1997, as
President, Worldwide Beauty Care and Nutritionals from 1997 until 1998 and as Senior Vice President of
Bristol-Myers Squibb and President, Worldwide Beauty Care from 1997 until 2001. Mr. Sadove currently serves on the board of directors of Aramark (NYSE: ARMK), where he is also Non-Executive Chairman of the Board, Movado Group, Inc. (NYSE: MOV) and Waterloo Sparkling Water, a privately-held sparkling water producer, where he serves as Non-Executive Chairman of the Board. Mr. Sadove served on the board of directors of J.C. Penney Company, Inc. (NYSE: JCP) until May 2016, Ruby Tuesday, Inc.
(NYSE: RT) until December 2017 and Colgate-Palmolive Company (NYSE: CL), until May 2024. Mr.
Sadove received his Master of Business Administration degree with Distinction from Harvard Business
School and received his Bachelor’s degree in Government from Hamilton College. He currently is a life trustee of Hamilton College.
Key Qualifications and Experience
Mr. Sadove brings to the Board extensive operations and management experience, including as chief executive officer of a large, national retailer, as well as his extensive public company directorship experience.

20	2025 PROXY STATEMENT
SUMMARY OF DIRECTOR NOMINEES’ SKILLS AND EXPERIENCE

	Baltimore, Thomas J., Jr.	Bedient, Patricia M.	Eckert, Thomas D.	Garrett, Geoffrey M.	Kelly, Christie B.	McClements, Terri D.	Natelli, Thomas A.	Naughton, Timothy J.	Sadove, Stephen I.
SKILLS AND EXPERIENCE
ACCOUNTING / FINANCIAL EXPERTISE enables an in-depth understanding of our financial reporting and internal controls, ensuring transparency and accuracy		•	•		•	•
ACCOUNTING / FINANCIAL LITERACY enables a general understanding of our financial reporting and internal controls, ensuring transparency and accuracy	•	•	•	•	•	•	•	•	•
BOARD OF DIRECTORS experience in serving on public sector, private sector or non-profit boards	•	•	•	•	•	•	•	•	•
BUSINESS OPERATIONS experience provides directors with a practical understanding of developing, implementing and evaluating our operating plans and strategies	•	•	•	•	•	•	•	•	•
EXECUTIVE experience in leadership role as a company executive officer or head of a government or academic organization	•	•	•	•	•	•	•	•	•
FINANCIAL / CAPITAL MARKETS experience is important to raising the capital needed to fund our business	•	•	•		•	•	•	•	•
LODGING knowledge of the lodging industry and the issues facing hotels, brands and owners	•		•				•
MANAGEMENT experience provides directors a practical understanding of developing, implementing and assessing our operating plan and business strategy	•	•	•	•	•	•	•	•	•
REAL ESTATE experience is important to understanding the business and strategy of a real estate company	•	•	•	•	•	•	•	•	•
REITS prior knowledge of the issues facing real estate investment trusts including taxation and public markets	•	•	•		•	•	•	•	•
RETAIL experience is important in understanding hospitality as a retail platform and also the retail that exists in many hotels within the Company’s portfolio	•		•		•		•	•	•
RISK MANAGEMENT experience is critical to the Board’s role in overseeing the risks facing the Company	•	•	•	•	•	•	•	•	•
TECHNOLOGY / CYBER SYSTEMS relevant to the Company as it looks to enhance internal operations and assess cyber issues		•			•	•			•
DEMOGRAPHICS
RACIAL / ETHNICITY / OTHER FORMS OF DIVERSITY
AFRICAN AMERICAN / BLACK	•
ALASKAN NATIVE / NATIVE AMERICAN
ASIAN / PACIFIC ISLANDER
HISPANIC
TWO OR MORE RACES OR ETHNICITIES
WHITE / CAUCASIAN		•	•	•	•	•	•	•	•
LGBTQ+
GENDER
FEMALE		•			•	•
MALE	•		•	•			•	•	•
INDEPENDENCE
INDEPENDENT DIRECTOR		•	•	•	•	•	•	•	•

2025 PROXY STATEMENT	21
CORPORATE
GOVERNANCE MATTERS

INTRODUCTION
Our Board is responsible for providing governance and oversight over the strategy, operations and management of Park. The primary mission of the Board is to represent and protect the interests of our stockholders and other stakeholders. The Board oversees our senior management, to whom it has delegated the authority to manage the day-to-day operations of the Company.
We believe good governance strengthens the Board and management’s accountability. The following sections provide an overview of our corporate governance structure, including corporate governance highlights, stockholder outreach cycle, director independence, Board leadership structure and the responsibilities of the Board and each of its committees.

CORPORATE GOVERNANCE HIGHLIGHTS

Annual election of directors	All of our directors are elected annually.

Majority voting/director resignation policy
Each director nominee must be elected by a majority of votes cast in uncontested elections. This majority voting standard complements our policy that requires any director nominee in an uncontested election who fails to receive a majority of the votes cast to promptly tender his or her resignation to the Board for the
Board’s consideration.

Independent Board	All of our directors are independent except for our Chief Executive Officer.

100% independent Board committees
Each of our three Board committees consists solely of independent directors. Each standing committee operates under a written charter, that has been approved by the Board and which is reviewed annually.

Strong Lead Independent Director, elected by the independent directors	We have a Lead Independent Director of the Board who has comprehensive duties, including leading regular executive sessions of the Board.

Annual Board and committee evaluation process	The Governance Committee conducts an anonymous survey of the Board and its committees each year.

“Opted out” of certain Delaware anti-takeover protections	We have expressly elected that the Company not be governed by the anti-takeover protections provided by Section 203 of the Delaware General Corporation Law.

Director selection process
Our Board has a rigorous director selection process resulting in a diverse Board in terms of gender, experience, perspectives, skills and tenure. Additionally, our Board has approved a Policy Regarding Diversity as a
Consideration for Board Nominations demonstrating its commitment to actively seeking out diverse candidates.

Authority to call special meetings	Stockholders holding 25% or more of our outstanding share capital have the right to convene a special meeting.

No stockholder rights plan (“Poison Pill”)	The Company does not have a poison pill.

Proxy access right	Eligible stockholders can (subject to certain requirements) include their own qualified director nominees in our proxy materials.

Active stockholder engagement	We regularly engage with our stockholders to better understand their perspectives and provide received feedback to the Board.

Authority to amend by-laws	Stockholders consisting of at least a majority of the outstanding share capital are entitled to amend the Company’s by-laws.

Clawback policy
We maintain a clawback policy applicable to our senior leaders, which provides for the mandatory recoupment of annual and/or long-term incentive compensation under specified circumstances as further described under
“Compensation Discussion and Analysis—Other Compensation Program Elements.”

Director and executive officer equity ownership requirements
Each Park officer is required to hold Park equity with a value equal to six times his compensation for our
Chief Executive Officer and three times his/her compensation for Executive Committee members by the fifth anniversary of becoming subject to such policy. Each director is required to hold Park equity having a fair market value equal to five times the value of his or her annual cash retainer within five years of joining the
Board.

Prohibition on hedging or pledging of company stock	Our directors and executive officers are prohibited from entering into hedging and pledging transactions.

22	2025 PROXY STATEMENT
ANNUAL STOCKHOLDER ENGAGEMENT CYCLE
Each year, our goal is to improve our ongoing, proactive outreach effort with our stockholders. Throughout the year, our investor relations team regularly communicates with investors, prospective investors and investment analysts. Meetings include in-person, telephone and video conferences. These meetings often include participation by our Chief Executive Officer, Chief Financial
Officer and other members of our Executive Committee. Additionally, we engage in meaningful year-round public communications, including our quarterly earnings calls. Furthermore, as reflected in our Corporate Governance Guidelines, our
Lead Independent Director is available for consultation and direct communication with stockholders. During 2024, we engaged with stockholders on the following topics:
•Our financial performance and market positioning in
2024
•Our response in navigating macro-economic events
and concerns
•Our corporate responsibility programs and initiatives,
including emergency response readiness
•Our leadership team and succession planning
•Board oversight, including related to human capital
and cybersecurity matters
•Our growth strategy
•Our executive compensation program
•Our climate-related risks and opportunities
•Board governance, including our Board leadership
structure
The feedback received from our stockholder outreach efforts is communicated to and considered by the Board, and our engagement activities have produced valuable insights that help inform our decisions and our strategy, when appropriate.

2024 Stockholder Outreach
We reached out to
stockholders holding
~ 52%
of our outstanding
shares, including 11 of
our top 15 stockholders.
Stockholder outreach
began in November and
December of 2024 and
each meeting included
members of our
Executive Committee
and our Lead
Independent Director.
Year-Round Stockholder Engagement
        SPRING
We distribute the Annual
Report and Proxy Statement
to stockholders and hold
our annual meeting. We
reach out to stockholders to
discuss items up for a
vote as needed.
    SUMMER
We review our annual
meeting results and proxy
season developments and
feedback with our Governance
Committee. We evaluate
corporate governance best
practices and trends.
        WINTER
Feedback from stockholder
discussions helps to shape the
Board’s view on governance
and compensation practices.
As appropriate, actions are
taken in response to
such feedback.
    FALL/WINTER
We conduct our most extensive
stockholder outreach. Topics are
determined in part based on
stockholder interests and
trending issues. We
distribute our Corporate
Responsibility Report.

2025 PROXY STATEMENT	23
BOARD LEADERSHIP STRUCTURE
Park believes that independent board oversight is an essential component of strong corporate performance. We also believe that the decision as to whether the positions of Chairman and Chief Executive Officer should be combined or separated, and whether an executive or an independent director should serve as the Chairman should be based upon the circumstances facing the
Company. Maintaining flexibility on this policy allows the Board to choose the leadership structure that will best serve the interests of the Company and its stockholders at any particular time.
The Right Structure for Right Now
The Board continues to believe that its current leadership
INDEPENDENT
COMMITTEE
CHAIRS
CHAIRMAN &
CEO
LEAD
INDEPENDENT
DIRECTOR
structure, which has a combined role of Chairman and Chief
Executive Officer, counterbalanced by a strong independent
Board led by an experienced and empowered Lead Independent
Director and independent directors chairing each of the Board
Committees, provides the optimal balance between independent oversight of management and unified leadership. In the Board’s view, this structure allows Mr. Baltimore, as Chairman and
Chief Executive Officer, to drive strategy at the Board level, while maintaining responsibility for executing on that strategy as Chief Executive Officer. At the same time, our Lead
Independent Director works with Mr. Baltimore to set the
agenda for the Board and also exercises additional oversight on behalf of the independent directors.
The Board expects to continue to periodically review the
CONSIDERATIONS IN SELECTING
A LEAD DIRECTOR
In selecting our Lead Independent Director, the
independent directors consider the tenures and capabilities
of each independent director, along with a potential
candidate’s willingness and ability to serve as Lead
Independent Director, understanding that the position
entails significant responsibility and a significant time
commitment.
appropriateness of this structure and consider feedback from our ongoing stockholder engagements to determine the structure
that is in the best interests of the Company and its stockholders.
If in the future, the Board, after considering relevant facts and circumstances at that time, appoints an independent Chairman, we will promptly publicly disclose the appointment.
How We Select the Lead Independent Director
Our Corporate Governance Guidelines require the independent
directors to elect a Lead Independent Director on an annual
basis. In April 2024, Mr. Sadove, an independent, non-
employee board member, was elected by the independent
directors of the Board to serve as Lead Independent Director.

LEAD INDEPENDENT DIRECTOR’S ROLE

BOARD LEADERSHIP. Provides leadership to the Board in any situation where the Chairman’s role may be perceived to be in conflict	LEADERSHIP OF INDEPENDENT DIRECTOR MEETINGS. Presides at all independent director meetings at which the Chairman is not present, including executive sessions of the independent directors

BOARD AGENDA, SCHEDULE & INFORMATION. Approves the agenda (with the ability to add agenda items), schedule and information sent to directors and calls additional meetings as needed	CHAIRMAN / DIRECTOR LIAISON. Regularly meets with the Chairman and serves as liaison between the Chairman and the independent directors (although every director has direct access to the Chairman)

STOCKHOLDER COMMUNICATIONS. Makes himself/herself available, if requested, by stockholders for consultation and direct communication

24	2025 PROXY STATEMENT
DIRECTOR INDEPENDENCE AND INDEPENDENCE DETERMINATIONS
Under our Corporate Governance Guidelines, a director is not independent unless in the Board’s judgment, he or she does not have a relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent in accordance with the rules of the New York Stock Exchange (“NYSE”).  In addition, the director must meet the bright-line tests for independence set forth by the NYSE rules.
Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require the Board to review the independence of all directors at least annually.
In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, the Board will determine, considering all relevant facts and circumstances, whether that relationship is material.
As a result of its review process, the Board has affirmatively determined that each of Ms. Bedient, Mr. Eckert, Mr. Garrett, Ms.
Kelly, Ms. McClements, Mr. Natelli, Mr. Naughton and Mr. Sadove is independent under the guidelines for director independence set forth in our Corporate Governance Guidelines and under all applicable NYSE guidelines, including with respect to committee membership. Senator Joseph I. Lieberman was previously determined to be independent during his period of service on the Board in 2024, however, his term as a director ended upon his passing on March 27, 2024.
In considering the independence of Ms. McClements prior to her appointment to the Board in January 2024, the Board noted that
Ms. McClements is a former partner of, and receives retirement benefits from, PwC, the Company’s current internal audit outsourced provider. Notwithstanding the foregoing, the Board determined that Ms. McClements’ prior relationship with PwC is not material to the determination of independence under our Company’s Corporate Governance Guidelines as well as the independence criteria established by the NYSE. In addition, the Board determined that Ms. McClement’s prior relationship with
PwC does not interfere with her exercise of independent judgment in service on the Company’s Board.  In making such determinations, the Board considered, among other things, that (i) Ms. McClements retired from PwC in June 2023, prior to her consideration for or appointment to the Board, (ii) Ms. McClements did not perform any work on the PwC internal audits of the
Company or perform any services for the Company during her tenure at PwC, (iii) Ms. McClements’ compensation from PwC was not tied to the Company’s engagement of PwC or the amount of fees earned by PwC from those engagements and (iv) the fees paid by the Company to PwC in the past three years were not a material amount to either the Company or PwC, were below
1% of the Company’s and PwC’s revenues during each year of the Company’s engagement of PwC and were below the 2%
threshold set forth in the NYSE independence standards.
The only member of the Board that is not independent is Mr. Baltimore, President and Chief Executive Officer of the Company.

2025 PROXY STATEMENT	25
BOARD COMMITTEES
Charters for each of the Board’s three standing committees can be found on the Corporate Governance—Governance Documents page of our website at www.pkhotelsandresorts.com/investors. All members of the Board’s standing committees are independent directors.

Audit Committee

MEMBERS All Independent	Christie B. Kelly, CHAIR Patricia M. Bedient Thomas D. Eckert	Geoffrey M. Garret Thomas A. Natelli

ATTENDANCE	100%	MEETINGS IN 2024 4 Executive Sessions 4	REPORT Page 79

The Audit Committee’s duties and responsibilities include (without limitation) the following:
➣Oversee the Company’s financial reporting, audit process and internal controls
➣Appoint the Company’s independent registered public accounting firm, approve its services and fees and establish and review the scope and timing of its audits
➣Review and discuss the Company’s financial statements with management and the independent registered public accounting firm, including critical accounting policies and practices, material alternative financial treatments within GAAP and any disagreements with management and other material written communications between the independent registered public accounting firm and management
➣Oversee the Company’s compliance with applicable laws and regulations, including REIT rules and regulations, and with the
Company’s Code of Conduct
➣Review and oversee the Company’s data privacy, information technology and security and cybersecurity risk exposures and the guidelines, programs and steps implemented by management to assess, manage and mitigate any such exposures
➣Discuss the Company’s major enterprise and financial risk exposures and the steps management takes to monitor and control such exposures
The Board has determined that each of the members of the Audit Committee is independent as defined by our Corporate Governance
Guidelines and the NYSE listing standards applicable to boards of directors generally and audit committees in particular.
The Board has also determined that each of the members of the Audit Committee is financially literate within the meaning of the
NYSE listing standards and that Mmes. Bedient and Kelly and Mr. Eckert qualify as “audit committee financial experts” as defined under applicable SEC rules and regulations.

26	2025 PROXY STATEMENT

Compensation & Human Capital Committee (“Compensation Committee”)

MEMBERS All Independent	Thomas D. Eckert CHAIR Geoffrey M. Garrett Christie B. Kelly	Timothy J. Naughton Stephen I. Sadove

ATTENDANCE	97%	MEETINGS IN 2024 7 Executive Sessions 4	REPORT Page 65

The Compensation Committee’s duties and responsibilities include (without limitation) the following:
➣Oversee, review and approve the goals, objectives, compensation and benefits of our Chief Executive Officer and other executive officers
➣Evaluate the performance of our Chief Executive Officer and other executive officers at least annually
➣Review and approve compensation plans and programs, including performance-based compensation, equity-based compensation programs and perquisites
➣Review and make recommendations to the Board with respect to director compensation
➣Coordinate succession planning as it relates to the Chief Executive Officer
➣Review and assess the incentives and the risks arising from the Company’s compensation policies, particularly performance-
based compensation, as it relates to risk management practices and/or risk-taking incentives
➣Review and discuss with management the Compensation Discussion and Analysis in the Company’s proxy statement
➣Review reports from management related to the Company’s demographics, pay equity, personnel appointments and practices, and the Company’s employee engagement and retention, and workplace environment, safety and culture initiatives
The Board has determined that each of the members of the Compensation Committee is independent as defined by our Corporate
Governance Guidelines and the NYSE listing standards applicable to boards of directors generally and compensation committees in particular.
Pursuant to its Charter, and subject to compliance with applicable laws of our state of jurisdiction, the Compensation Committee may not delegate its authority to approve executive compensation or grant equity awards to directors or executive officers of the
Company, except to subcommittees comprised solely of Committee members. The Compensation Committee also has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. A more detailed discussion of the
Compensation Committee’s use of outside advisors with respect to 2024 compensation matters is provided under the caption
“Compensation Discussion and Analysis—Role of Compensation Consultant.”

Nominating, Governance & Corporate Responsibility Committee (“Governance Committee”)

MEMBERS All Independent	Patricia M. Bedient, CHAIR Terri D. McClements Thomas A. Natelli	Timothy J. Naughton Stephen I. Sadove

ATTENDANCE	100%	MEETINGS IN 2024 2 Executive Sessions 2

The Governance Committee’s duties and responsibilities include (without limitation) the following:
➣Recommend Board size and membership criteria and identify, evaluate and recommend qualified candidates to serve on the
Board
➣Review and make recommendations regarding Board and committee composition
➣Oversee the Company’s corporate governance programs, policies and practices
➣Review and recommend updates to the Corporate Governance Guidelines
➣Oversee annual evaluation of the Board and its committees
➣Review all “related party transactions”
➣Oversee, review and discuss with management the Company’s activities related to corporate responsibility matters
The Board has determined that each of the members of the Governance Committee is independent as defined by our Corporate
Governance Guidelines and the NYSE listing standards.

2025 PROXY STATEMENT	27
The rotation of committee chairs and members is considered on an annual basis to ensure diversity of Board member experience and variety of perspectives across the committees, but there is no strict committee rotation policy. Changes to committee assignments are made based on committee needs, director interests, experience and availability, and applicable regulatory and legal considerations. Moreover, the value of rotation is weighed carefully against the benefit of committee continuity and experience.
MEETINGS
The Board, in accordance with our Corporate Governance Guidelines, expects that all directors make every effort to attend all meetings of the Board and the committees on which the director serves as well as the annual stockholder meeting. Mr. Baltimore is invited to attend meetings of the Board committees, but he does not have a vote on any committee matter. The Board and the
Board committees regularly meet in executive sessions, at which no management representative is present.
In 2024, the Board held eight meetings, the Audit Committee held four meetings, the Compensation Committee held seven meetings and the Governance Committee held two meetings. In 2024, each of our directors attended at least 75% of the aggregate of: (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he or she serves during his or her period of service as a director. Each of our nine directors attended the 2024 annual meeting of stockholders in person.
CORPORATE GOVERNANCE GUIDELINES
Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics. Our Corporate Governance Guidelines are reviewed from time to time by the
Governance Committee and revised as it considers appropriate, upon recommendation to and approval by the Board. Our
Corporate Governance Guidelines can be found on the Corporate Governance—Governance Documents page of our website at
www.pkhotelsandresorts.com/investors.
CODE OF CONDUCT & WHISTLEBLOWER POLICY
The Board has adopted a Code of Conduct, which can be found on the Corporate Governance—Governance Documents page of our website at www.pkhotelsandresorts.com/investors.
The Code of Conduct applies to all our directors, officers and employees, including our Chief Executive Officer, Chief Financial
Officer, Principal Accounting Officer and Controller, and sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business conduct and fair dealing. This Code of Conduct also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. Any substantive amendment to, or waivers from, certain provisions of our Code of Conduct for the Company’s Chief Executive
Officer, Chief Financial Officer, Principal Accounting Officer, Controller or persons performing similar functions or any director will be posted on the Company’s website, at the address and location specified above.
The Company also maintains a Whistleblower Policy that establishes procedures for the receipt, retention and treatment of complaints received by us regarding questionable accounting or auditing matters or practices that may include or result in any such questionable accounting or auditing matters.

28	2025 PROXY STATEMENT
RISK MANAGEMENT OVERSIGHT

Board of Directors

The Board has overall responsibility for risk oversight. A fundamental part of this risk oversight is not only understanding the material risks that Park faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for Park.
While the full Board has overall responsibility for risk oversight, it is supported in this function by the Audit Committee, the
Compensation Committee and the Governance Committee. Throughout the year, the Board and the relevant Committees receive updates from management with respect to various enterprise risk management issues and dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail, including risks related to capital allocation, transaction execution, environmental/climate events, tax/REIT compliance, cybersecurity, human capital management, workplace culture, and business continuity and disaster recovery.  The Board also receives updates from management on various operational risks faced by the Company’s third-party hotel operators, such as disruption from labor activity, that may impact the Company’s assets or financial results.

Audit Committee	Compensation & Human Capital Committee	Nominating, Governance & Corporate Responsibility Committee

•Responsible for reviewing the
Company’s accounting reporting
and financial practices, including
the integrity of its financial
statements and the surveillance
of administrative and financial
controls
•Responsible for reviewing the
Company’s major enterprise and
financial risk exposures,
including business continuity and
operational risks and
cybersecurity, and the steps
management takes to monitor
and control such exposures
•Oversees the Company’s risk
assessment, risk management and
risk mitigation policies and
programs, including with respect
to enterprise risk management,
data privacy and cybersecurity
risk exposures
•Receives and reviews periodic
compliance reports from
management regarding the
Company’s compliance with
applicable laws and regulations,
including REIT rules and
regulations, and with the
Company’s Code of Conduct

•Responsible for reviewing and
overseeing the management of
any potential material risks
related to Park’s compensation
structure and compensation
programs, including the
formulation, administration and
regulatory compliance with
respect to compensation matters
•Oversees the development,
implementation and effectiveness
of the Company’s practices,
policies and strategies relating to
human capital and talent
management and matters relating
to the Company’s demographics,
pay equity, personnel
appointments and practices and
the Company’s employee
engagement and retention,
inclusion and workplace
environment, safety and culture
initiatives
•Oversees Chief Executive Officer
succession planning

•Oversees risks associated with
the Company’s corporate
governance programs, policies
and practices
•Oversees and reviews the
Company’s activities related to
corporate responsibility matters,
including Park’s overall
corporate responsibility and
sustainability strategies, policies,
practices, goals and programs

2025 PROXY STATEMENT	29
BOARD OVERSIGHT OF STRATEGY AND CYBERSECURITY RISK
Our Board is deeply engaged and involved in overseeing the Company’s long-range strategy, including evaluating key market opportunities and financial developments. This also includes aspects of our corporate responsibility initiatives and agenda that relate to our strategy. Strategy-related matters are regularly discussed at Board meetings and, when relevant, at Committee meetings. We also dedicate at least one Board meeting every year to an even more intensive review and discussion of the
Company’s strategic plan. Matters of strategy also inform Committee-level discussions of many issues, including business risk.
Each director is expected to and does bring to bear their own talents, insights and experiences to these strategy discussions.
BOARD OVERSIGHT OF MANAGEMENT
Cybersecurity Risk Oversight
We maintain comprehensive technologies and programs to
help ensure our information technology and systems are
effective and prepared for data privacy and cybersecurity
risks, including oversight of our programs for security
monitoring for internal and external threats to ensure the
confidentiality, availability and integrity of our information assets.
We continue to invest in our capabilities to keep our
information assets safe. Our Chief Financial Officer is the
executive officer that oversees our cybersecurity program,
which includes the implementation of controls to identify
threats, detect attacks and protect our information assets. We have implemented security monitoring capabilities designed
to alert us to suspicious activity and developed an incident response program that is designed to restore business
operations as quickly and as orderly as possible in the event of a cybersecurity incident. In addition, we have undertaken table-top risk exercises and associates participate in
mandatory annual trainings and receive communications
regarding the cybersecurity environment to increase
awareness throughout the Company.
Our Audit Committee is responsible for reviewing and
overseeing the Company’s data privacy, information
technology and security and cybersecurity risk exposures and the guidelines, programs and steps implemented by
management to assess, manage and mitigate any such
exposures. Management will report cybersecurity incidents to the Audit Committee as they occur, if material. We carry
insurance that helps provide protection against the potential losses arising from cybersecurity incidents, although we may incur expenses and losses related to cybersecurity incidents that are not covered by insurance or are in excess of our
insurance coverage.
For more information on our cybersecurity program, see our
2024 Annual Report, which can be found under the
Financial Information tab of our website at
www.pkhotelsandresorts.com/investors.
SUCCESSION PLANNING AND TALENT
DEVELOPMENT
Our Board and management consider succession planning
and leadership development to be an integral part of the
Company’s long-term strategy. Our Compensation
Committee is required under its charter to oversee the
evaluation of the Company’s executive officers, including
the nature and frequency of the evaluation process. As
well, the Compensation Committee is required to
coordinate succession planning as it relates to the Chief
Executive Officer.
At least annually, the Board reviews the Company’s
leadership pipeline and talent and management succession
planning with the Chief Executive Officer.  Our Chief
Executive Officer also meets with his direct reports at
least annually to discuss and assess potential successors
for key executive positions, identifying relevant
experience, strengths and skills, as well as any areas
where additional development may be needed.
Our Board receives annual updates on the Company’s
multi-faceted approach to improving the capabilities of
our existing leaders and nurturing our next generation of
high-performers. The Company’s development programs
include a continuous feedback and review process, a
manager development series, lunch & learn sessions and
executive mentors. Additionally, the Company selects
approximately four or five high-performing leaders from
within the organization on a regular basis to participate in a formal and intensive Leadership Development Program
that lasts for approximately six to nine months. It is the
Company’s intention that these various programs will
ensure continuity of leadership over the long term and
form the basis on which the Company may make ongoing
leadership assignments.

30	2025 PROXY STATEMENT
BOARD AND COMMITTEE SELF-EVALUATION PROCESS
Our Board and each of its committees have a robust annual self-evaluation process.

1
DETERMINE FORMAT
The Governance Committee oversees the annual self-evaluation process on behalf of the Board, which involves the completion of a written questionnaire by each director. Each year, the Governance Committee reviews and updates the tailored assessment focusing on various topics, including Board and committee composition, processes, dynamic, performance, effectiveness and contributions to the Company.

2	CONDUCT BOARD AND COMMITTEE EVALUATIONS Members of the Board and each committee participate in the formal evaluation process by anonymously completing the approved written questionnaire.

3
REVIEW FEEDBACK IN EXECUTIVE SESSION
The Lead Independent Director receives a memo summarizing and tabulating the results of the questionnaires in order to ensure that responses remain anonymous. The Lead Independent Director leads a discussion in executive session with the full
Board to review the results of the self-evaluation and identify follow up items.
The committee self-evaluation process involves a review and discussion for each committee. The process is led by the chair of each committee and is conducted in executive session.

4
RESPOND TO DIRECTOR INPUT
In response to feedback from the evaluation process, the Board and committees work with management to consider adjustments or enhancements to further Board and committee effectiveness.

As a result of the Board’s self-evaluation processes in recent years, the Board has adopted certain improvements, including adjusting meeting schedules to allow for more time at certain committee meetings throughout the year, evaluating Board materials to determine the most efficient and effective way to provide materials to facilitate a robust discussion, adding to the Board’s annual calendar a comprehensive Board meeting dedicated to corporate strategy and reviewing and updating agenda items to be considered at meetings to use the Board’s time most effectively. Additionally, in 2023 and in response to director feedback, the
Board held an onsight meeting at the Company’s Bonnet Creek properties in Orlando, Florida so that the Board could review first-
hand one of the Company’s major return on investment projects. Board feedback in 2024 indicated that such onsight property meetings are invaluable to directors and management expects additional onsight meetings to occur in the future when deemed appropriate.
BOARD DIVERSITY POLICY
The Governance Committee is committed to providing opportunities to potential director candidates that would enhance the diversity of our Board. The Governance Committee believes that a balance of director diversity and tenure is a strategic asset to our investors. Pursuant to the Board’s Policy Regarding Diversity as a Consideration for Board Nominations (the “Board’s
Diversity Policy”), the Governance Committee and Board consider diversity – in terms of age, experience, industry, gender and ethnicity – to be an important factor in the consideration of candidates for nomination to the Board. In January 2024, the
Committee had the opportunity to choose a new director to nominate for the Board for the first time since the Spin-off. Ms.
McClements’ nomination presented the Board with the opportunity to apply the Board’s Diversity Policy and her recruitment, nomination and appointment to the Board demonstrates the Governance Committee’s understanding of the advantages and benefits to the Company of establishing and maintaining a well-rounded, diverse Board that functions respectfully as a unit. Prior nominations to the Board consisted of Mr. Garrett, who was originally nominated by a large former stockholder pursuant to a then-existing stockholder agreement, and Messrs. Eckert and Natelli, who were both originally nominated in September 2019 pursuant to and in accordance with the terms of that certain Merger Agreement with Chesapeake Lodging Trust.
Currently three of our nine directors, or 33% of the Board, identify as diverse in terms of gender identity and an additional one of our nine directors, or 11%, identifies as racially diverse.

2025 PROXY STATEMENT	31
BOARD CANDIDATE QUALIFICATION AND SELECTION PROCESS
When evaluating candidates for nomination to the Board, the Governance Committee considers the factors set forth in our
Corporate Governance Guidelines, as amended from time to time. Our Corporate Governance Guidelines currently provide as follows:
The Governance Committee is responsible for reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board, subject to any obligations and procedures governing the nomination of directors to the Board that may be set forth in any agreement or arrangement to which the Company is party. The Governance Committee may consider:
a.relevant experience, skills and knowledge as well as minimum individual qualifications, including strength of character, judgment, industry knowledge or experience and an ability to work collegially with the other members of the Board; and
b.all other factors it considers appropriate, which may include existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations, corporate governance background, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board.
The Board should monitor the mix of skills and experience of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively.
The Governance Committee expects to identify potential candidates through referrals and recommendations, including by incumbent directors, management and stockholders, as well as through business and other organizational networks. The
Governance Committee may also retain and compensate third parties, including executive search firms, to help identify, evaluate and conduct due diligence on potential director candidates. Using a professional search firm may support the Governance
Committee in conducting a broad search and looking at a diverse pool of potential candidates.
The Governance Committee expects to consider current Board members by balancing the value of the director’s continuity of service and familiarity with the Company with that of obtaining a new perspective. The Governance Committee also expects to consider each individual’s contributions, performance and level of participation, including consideration of each director’s public company leadership positions and other outside commitments, the current composition of the Board, and the Company’s needs. If any existing director does not want to continue in service or if the Governance Committee decides not to re-nominate a director, the Governance Committee will identify and evaluate new candidates based on the qualifications set forth in our Corporate
Governance Guidelines. Prior to recommending a new candidate to the Board, the Governance Committee will (i) request that one or more of its members (or other members of the Board) interview the candidate, (ii) conduct an appropriate review of the background of the candidate and (iii) discuss the candidate’s qualifications. Once the Governance Committee selects a slate of
Board candidates, it will present and recommend the slate to the full Board. The Governance Committee will evaluate candidates for nomination for election to the Board recommended by stockholders on a substantially similar basis as it considers other nominees.
NEW DIRECTOR ORIENTATION
The Company believes a wide-ranging orientation is important to position new directors for success.  As such, a comprehensive on-boarding process is undertaken when a new director joins the Board. New directors participate in one-on-one sessions with our
Chief Executive Officer, other members or our Executive Committee and certain other senior officers.  Orientation is designed to familiarize new directors with the Company and the lodging REIT industry as well as Company personnel, portfolio, strategies and challenges, and corporate governance practices, including board ethics.  Moreover, the orientation extends to Board committees, as each new director is invited to attend meetings of each Committee in order to familiarize themselves further on the workings of the Board and each Committee.
STOCKHOLDER NOMINATIONS AND RECOMMENDATIONS FOR BOARD NOMINATIONS
The Governance Committee will accept for consideration qualified candidates properly recommended by stockholders.
Stockholders who wish to recommend qualified candidates must do so by notifying the Company in writing, by notice delivered to the attention of the Secretary of the Company at the address of the Company’s executive offices as set forth in the Company’s periodic reports, of a recommended director candidate. Submissions may be by mail, overnight courier or personal delivery. E-
mail submissions will not be considered. In order to ensure meaningful consideration of candidates, notice must be received not less than 90 calendar days and not more than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior year’s annual meeting of stockholders. In the event that the annual meeting date is advanced by more than 20 calendar days or delayed by more than 70 calendar days from the anniversary date of the previous year’s meeting, then notice must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of

32	2025 PROXY STATEMENT
business on the later of the 90th day prior to such annual meeting or, if later, the 10th calendar day following the day on which public announcement of the date of such meeting is first made.
The notice must set forth as to each recommended candidate all information required under our by-laws and any other information relating to the recommended candidate that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange
Act”), and the rules and regulations promulgated thereunder, including the recommended candidate’s written consent to being named in the Company’s proxy statement as a nominee and to serving as a director if elected. The Company may require any recommended candidate to furnish such other information as may reasonably be required to determine the eligibility of the nominee to serve as a director, as well as a consent to be interviewed by the Governance Committee.
Submissions received through this process will be forwarded to the Governance Committee for review. Only those nominees whose submissions comply with these procedures and who satisfy the qualifications determined by the Governance Committee for directors of the Company will be considered by the Governance Committee. Acceptance of a recommendation for consideration does not imply the Governance Committee will nominate or recommend for nomination the recommended candidate. Nominees for director who are recommended by stockholders will be evaluated in the same manner as any other nominee for director. In addition, stockholders may nominate directors for election to the board by following the procedures in our by-laws, as described below under “Other Matters—Stockholder Proposals for 2026 Annual Meeting.”
Stockholders who would like to nominate a candidate for director by providing advance notice of the nomination pursuant to our by-laws must comply with the requirements described in this Proxy Statement and the Company’s by-laws.
PROXY ACCESS
Our by-laws contain a proxy access provision to permit a stockholder, or a group of up to 20 stockholders, meeting specified eligibility requirements to nominate and include director candidates constituting up to the greater of two nominees or 20% of the number of directors then in office in the Company’s proxy materials for any annual meeting of stockholders. In order to be eligible to utilize these proxy access provisions, a stockholder, or group of stockholders, must, among other requirements:
•have owned 3% or more of the Company’s outstanding common stock continuously for at least three years;
•represent that such shares were acquired in the ordinary course of business and not with the intent to change or influence control at the Company and that such stockholder or group does not presently have such intent; and
•provide a notice requesting the inclusion of director candidates in the Company’s proxy materials and provide other required information to the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date of the Company’s proxy statement for the preceding year’s annual meeting (with adjustments if the date for the upcoming annual meeting of stockholders is advanced or delayed by more than 30 days from the anniversary date of the preceding year’s annual meeting).
Stockholders who would like to nominate a candidate for director via proxy access must comply with the requirements described in this Proxy Statement and the Company’s by-laws.
POLICY REGARDING STOCKHOLDER RIGHTS PLANS
The Board affirms as a matter of corporate policy that it will not authorize or adopt any stockholder rights plan or similar plan or agreement without the prior approval of the Company’s stockholders, unless any such plan or agreement would be submitted to the Company’s stockholders to be ratified or, in the absence of such stockholder approval or ratification, would expire within one year of its adoption.
COMMUNICATIONS WITH THE BOARD
As described in our Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with our Lead Independent Director, the chairperson of the Audit, Compensation or Governance Committees, or to the non-
management or independent directors as a group, may do so by addressing such communications or concerns to the Secretary of the Company, c/o Park Hotels & Resorts Inc., 1775 Tysons Blvd, 7th Floor, Tysons, Virginia 22102, who will forward all such communication to the appropriate party.

2025 PROXY STATEMENT	33
DIRECTOR
COMPENSATION

COMPENSATION PROGRAM
Introduction
From 2018 through 2024, the
Board has not increased
director compensation levels
or otherwise made changes
to the director compensation
program
Our director compensation program is designed to compensate independent, non-employee directors fairly for work required for a company of our size, complexity and scope and to align their interests with the interests of our stockholders. The program reflects our desire to attract, retain and use the expertise of highly-qualified people serving on our Board. In considering and ultimately recommending the compensation for our non-employee directors, the Compensation Committee reviewed and considered peer data and analysis and a recommendation from the Compensation Committee’s independent compensation consultant.
Program Details
Our independent directors receive director compensation for the period from the annual meeting at which they are elected until the next annual meeting. For the 2024-2025 period, our annual compensation program for independent directors is summarized below:

ANNUAL DIRECTOR COMPENSATION

$80,000
$140,000
Annual Equity Retainer
Annual Cash Retainer

ADDITIONAL ANNUAL CASH COMPENSATION
Lead Independent Director: $35,000

Audit Committee	Compensation Committee
Chair: $25,000	Chair: $20,000
Member: $7,500	Member: $7,500

Governance Committee
Chair: $20,000
Member: $7,500

Our Chairman and Chief Executive Officer does not receive any additional compensation for serving as a director. On April 19,
2024, each independent director serving at such time received a grant of restricted stock in an amount equal to the annual equity award for the service period from April 19, 2024 until April 25, 2025, the date of our 2025 annual meeting, with such awards vesting on the date of the 2025 annual meeting. On January 12, 2024, promptly following her appointment as a director, Ms.
McClements received a grant of restricted stock in an amount equal to a pro rata portion of the annual equity award for the service period from January 12, 2024 (the date that she was appointed to the Board) until April 19, 2024.  Our directors, as holders of restricted stock, will receive dividends, if any, on such restricted stock at the same time that regular dividend payments are made on the Company’s common stock. The next equity award grant to our independent directors is expected to be made on or around the date of our 2025 annual meeting of stockholders and will represent the directors’ annual grant for their services as a director until the 2026 annual meeting of stockholders.
All cash retainers will be paid to each independent director in quarterly installments. Any independent director may elect to receive all or a portion of his or her cash Board fees in fully vested shares of the Company’s common stock of an equivalent value, which have a grant date that is five business days before the regular quarterly payment date of such cash fees. Additionally, all of our directors will be reimbursed for reasonable travel and related expenses associated with attendance at our Board or committee meetings.

34	2025 PROXY STATEMENT
Program Rationale
The Company is one of the largest publicly-traded lodging REITs by enterprise value in the United States and was spun-off as a separate public company from Hilton to own complex lodging real estate held by Hilton in many instances for decades. In recommending director compensation, the Compensation Committee considered the complexity of issues overseen by the Board that are not commensurate with smaller, less complex lodging REITs. In particular, the Compensation Committee considered the following when determining the appropriate level of director compensation –
•the challenges faced from running a large, geographically dispersed portfolio;
•the sophistication of the Company’s portfolio, including joint venture and ground-leased assets; and
•the potential for substantial transactions in the future (including additional complex portfolio dispositions, joint ventures, mergers or portfolio acquisitions) requiring substantial Board attention in order to affect meaningful portfolio transformation and growth for Park – and the related time commitment and expertise to advise on such transactions and related integration matters.
STOCK OWNERSHIP POLICY
To align the interests of directors with stockholders, the

Each independent
director is in
compliance with
the ownership
requirement
Annual
Cash
Retainer
($80,000)
5x
Annual Cash
Retainer
($400,000 in
shares of
common stock)
Board has adopted a requirement that each of our
independent directors own stock in an amount equal to five
times his or her annual cash retainer (exclusive of any
additional cash retainer payable for service on a committee
or as Lead Independent Director or a chairperson of the
Board or committee). For purposes of this requirement, a
director’s holdings include shares held directly or indirectly, individually or jointly, shares underlying unvested time-
vesting restricted stock and shares held under a deferral or similar plan. Independent directors are expected to meet this ownership requirement within five years of the later of
(a) February 23, 2017 (i.e., the date on which the Company
made its first broad-based equity incentive grants following the Spin-off) or (b) the date he or she first becomes subject to this stock ownership policy (the “Initial Compliance
Deadline”).
Following a director’s Initial Compliance Deadline, compliance with this policy is measured annually on the first business day of each calendar year, using the annual cash retainer then in effect and the average closing stock price of the Company’s common stock as reported on the NYSE during the immediately ended prior calendar year. As of January 2, 2025, each of our independent directors satisfied or were on track to meet this requirement within the requisite time period.
DIRECTOR TRAVEL
In order to encourage our independent directors to better understand our hotel assets and provide feedback on our portfolio, our independent directors are entitled to up to 30 complimentary room nights per calendar year (including associated room taxes and fees) at properties owned by the Company for their own use or use by family members accompanying them. Direct, incremental costs of the director’s room stay charge (i.e., the cost of cleaning the room daily) are considered compensatory to the director and the Company does not provide tax gross-ups to the directors with respect to these benefits.

2025 PROXY STATEMENT	35
DIRECTOR COMPENSATION FOR 2024
The table below sets forth information regarding non-employee director compensation for the fiscal year ended December 31,
2024. Mr. Baltimore is compensated as an executive officer and did not receive any compensation from the Company for serving as a director during fiscal year 2024.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)

Patricia M. Bedient	103,757	139,988	—	243,745
Thomas D. Eckert	107,500	139,988	—	247,488
Geoffrey M. Garrett	95,000	139,988	475	235,463
Christie B. Kelly	112,467	139,988	—	252,455
Sen. Joseph I. Lieberman(4)	23,620	—	—	23,620
Terri D. McClements(5)	82,849	178,476	—	261,325
Thomas A. Natelli	94,965	139,988	—	234,953
Timothy J. Naughton	98,692	139,988	—	238,680
Stephen I. Sadove	129,972	139,988	1,320	271,280
(1)The following directors elected to receive all or a portion of their respective cash compensation in the form of fully vested shares of the Company’s common stock, which election resulted in the following number of fully vested shares being granted during fiscal year 2024, which number of shares were determined using the closing price of Park’s common stock on the NYSE on the applicable grant date: Ms. Bedient, 6,684; Ms. Kelly, 7,222; Ms.
McClements, 5,351; Mr. Natelli, 6,098; Mr. Naughton, 6,316; and Mr. Sadove, 8,346.
(2)Amounts shown in the Stock Awards column reflect the aggregate grant date fair value of each director’s restricted stock award granted in fiscal year
2024, computed in accordance with Financial Accounting Standards Board and Accounting Standards Codification (“FASB ASC”) Topic 718. The grant date fair value of such awards is determined using the fair value of the underlying common stock on the grant date. As of December 31, 2024 each of our non-employee directors held 8,668 restricted shares in relation to their unvested annual restricted stock award granted in April 2024.
(3)Amounts shown in the All Other Compensation column reflect the complimentary rooms, valued at the incremental cost to Park of the hotel room stay, for directors staying at properties owned by Park.
(4)The compensation received by Senator Lieberman is for his service as a director from January 1, 2024 until his passing on March 27, 2024.
(5)Ms. McClements was appointed as a director on January 12, 2024. The compensation received by Ms. McClements is in relation to her service as a director from January 12, 2024 until December 31, 2024, including the pro rata portion of her annual cash retainers, 2,407 restricted shares granted in January 2024 in relation to her prorated annual restricted stock award for her Board service from January 12, 2024 until April 19, 2024 and 8,668 restricted shares granted in relation to her service from April 19, 2024 until April 25, 2025 (as discussed in Footnote 2 above).

36	2025 PROXY STATEMENT
PARK’S EXECUTIVE OFFICERS

EXECUTIVE OFFICER BIOGRAPHIES
Set forth below is certain information regarding each of our current executive officers as of March 3, 2025, other than
Mr. Baltimore, whose biographical information is presented under “Proposal 1: Election of Directors – Director Nominees.”

Sean M. Dell’Orto Executive Vice President, Chief Financial Officer and Treasurer Age 50

Professional Experience
Mr. Dell’Orto has served as our Executive Vice President and Chief Financial Officer since
December 2016 and also as our Treasurer from December 2016 until February 2020 and then again starting in January 2022. Prior to joining the Company, Mr. Dell’Orto served as Senior Vice
President, Treasurer of Hilton Worldwide Holdings Inc. (NYSE: HLT), a global hospitality company, from September 2012 until December 2016. Prior to that, Mr. Dell’Orto served as Vice President,
Corporate Finance of Hilton from February 2010 to September 2012, leading corporate forecasting and capital markets activities including debt fundraising and refinancing, loan workouts and modifications, strategic planning and debt compliance. Prior to his tenure at Hilton, Mr. Dell’Orto held similar management roles at Barceló Crestline Corporation and Highland Hospitality
Corporation. Mr. Dell’Orto received his Bachelor of Science degree from University of Virginia and his Master of Business Administration degree from the Wharton School, University of Pennsylvania.
Mr. Dell’Orto served on the pre-Spin-off Board of the Company from December 2016 until
January 3, 2017. Mr. Dell’Orto currently serves on the board of directors for the University of
Virginia Foundation, serving on its Audit & Finance and Hospitality Committees.

Carl A. Mayfield Executive Vice President, Design and Construction Age 61

Professional Experience
Mr. Mayfield has served as our Executive Vice President, Design and Construction since September
2018. Prior to joining the Company, Mr. Mayfield served most recently as the Senior Vice President of Design & Construction at RLJ Lodging Trust (NYSE: RLJ), a lodging REIT, and RLJ
Development, LLC from February 2004 to September 2018. Prior to his tenure at RLJ, Mr. Mayfield served as the Project Executive for Georgetown University’s $300 million, mixed-use campus expansion project and held senior positions representing Washington Sports and Entertainment and
The World Bank. Mr. Mayfield received his Bachelor of Science degree in Civil Engineering from
University of Delaware and his Master of Science degree in Real Estate Development from Johns
Hopkins University. Mr. Mayfield currently serves on the board of directors of the American Red
Cross of the National Capital Region and the Montgomery County Boys and Girls Club. He is also an executive mentor to graduate students at the Georgetown University McDonough School of Business.

2025 PROXY STATEMENT	37

Thomas C. Morey Executive Vice President and Chief Investment Officer Age 53

Professional Experience
Mr. Morey joined the Company in August 2016 and has served as our Executive Vice President and
Chief Investment Officer since January 2020. From December 2016 until February 2018, he served as our Senior Vice President and General Counsel. From February 2018 until January 2020, he served as our Executive Vice President and General Counsel (and he continued to serve as our
General Counsel on an interim basis from January 2020 until October 2020 when his successor was appointed). Prior to joining the Company, Mr. Morey served as Senior Vice President and General
Counsel of Washington Real Estate Investment Trust, a multifamily, office and retail REIT, from
October 2008 until July 2016. Prior to that, he served in a business role as Chief Operating Officer of
Medical Funding Services, Inc., a provider of financial and administrative services to healthcare companies, from February 2006 to September 2008. Previously, Mr. Morey was a corporate partner with Hogan & Hartson LLP, a multi-national law firm (now known as Hogan Lovells US LLP), where he focused on capital market transactions, mergers and acquisitions, strategic investments and general business matters for national and regional lodging, residential, office, retail and other REITs.
From 1997 to 1998, Mr. Morey was a corporate attorney with Jones Day. Mr. Morey is a former member of the board of directors of the Maryland Chamber of Commerce and also previously served on the Executive Committee of the Maryland Chamber of Commerce. Mr. Morey received his
Bachelor of Arts degree from Princeton University and his Juris Doctor degree from Duke Law
School. Mr. Morey served on the pre Spin-off Board of the Company from December 2016 until
January 3, 2017.

Jill C. Olander Executive Vice President, Human Resources Age 51

Professional Experience
Ms. Olander has served as our Executive Vice President, Human Resources since February 2018 and, prior to that, as our Senior Vice President, Human Resources from January 2017 until February 2018.
Prior to joining the Company, Ms. Olander served as Vice President, Human Resources Consulting with Hilton (NYSE: HLT), a global hospitality company, from July 2013 until December 2016. Prior to that, Ms. Olander served as Senior Director of Human Resources Consulting with Hilton from
April 2010 to July 2013. Prior to that, she served as Vice President of Human Resources for Allied
Capital (acquired by Ares Capital Management in 2010), a private equity investment firm and mezzanine capital lender, from April 2006 to January 2010. Previously, Ms. Olander also held various Human Resources management roles at Chevy Chase Bank (now Capital One Bank),
Deloitte & Touche and Capital One Financial. Ms. Olander received her Bachelor of Science degree from Vanderbilt University.

38	2025 PROXY STATEMENT

Joseph M. Piantedosi Executive Vice President, Asset Management Age 44

Professional Experience
Mr. Piantedosi joined the Company in April 2017 and has served as our Executive Vice President,
Asset Management since December 2023. From April 2017 until September 2021, he served the
Company as a Vice President, Asset Management and from September 2021 until December 2023, he served as our Senior Vice President, Asset Management. Prior to joining the Company, Mr.
Piantedosi served as Vice President, Asset Management at DiamondRock Hospitality (NYSE: DRH),
a lodging REIT, from October 2014 until April 2017. Prior to joining DiamondRock, Mr. Piantedosi spent 14 years in various finance and hotel operations roles with The Ritz-Carlton Hotel Company and Hilton Worldwide Holdings Inc. (NYSE: HLT), both global hospitality companies. Mr.
Piantedosi received his Bachelor of Science degree from the McDonough School of Business at
Georgetown University.

Nancy M. Vu Executive Vice President, General Counsel and Secretary Age 49

Professional Experience
Ms. Vu joined the Company in October 2016 and has served as our Executive Vice President,
General Counsel and Secretary since October 2022. From October 2016 until January 2020, she served as our Assistant General Counsel – Real Estate, from January 2020 until October 2020, she served as Senior Vice President and Deputy General Counsel and from October 2020 until October
2022, she served as our Senior Vice President, General Counsel and Secretary. Prior to joining the
Company, Ms. Vu served as Senior Director, Asset Management at Choice Hotels International
(NYSE: CHH) from 2014 to 2016, leading and managing real estate, joint venture and capital transactions and investments for her assigned portfolio of assets. Ms. Vu previously served as Senior
Counsel at RLJ Lodging Trust (NYSE: RLJ) from 2013 to 2014 and as Senior Counsel at Choice
Hotels International from 2010 to 2013. Ms. Vu received her Bachelor of Science degree from
Georgetown University and her Juris Doctor degree from the University of San Diego.

There are no family relationships among any of our directors or executive officers.

2025 PROXY STATEMENT	39
PROPOSAL 2: APPROVAL OF THE
AMENDMENT AND RESTATEMENT OF
THE 2017 STOCK PLAN FOR NON-
EMPLOYEE DIRECTORS (AS AMENDED
AND RESTATED)

INTRODUCTION
The Company is seeking stockholder approval of an amendment and restatement of the Park Hotels & Resorts Inc. 2017 Stock
Plan for Non-Employee Directors (as amended and restated) (currently, as amended and restated, the “Director Stock Plan” and the proposed additionally amended and restated Director Stock Plan referred to as the “Second A&R Director Stock Plan”).  The
Second A&R Director Stock Plan is being submitted for the approval of the stockholders of the Company in order to, among other things, (i) increase the number of shares of the Company’s common stock that is available for issuance under the Director Stock
Plan by 875,000 shares, from 950,000 shares to 1,825,000 shares, (ii) extend the expiration date of the Director Stock Plan to the tenth anniversary from the date that the Company’s stockholders’ approve the Second A&R Director Stock Plan, (iii) add LTIP
Units (as defined below) as a type of Director Award (as defined below) covered by the Second A&R Director Stock Plan and (iv)
provide that in the discretion of the Compensation Committee, certain Awards may be transferred by a participant to a family member, family-owned trust, a beneficiary to whom donations are eligible to be treated as charitable contributions under the
Internal Revenue Code or a partnership or limited-liability company wholly-owned by the participant or such participant’s family.
As of March 3, 2025, 143,583 shares of the current 950,000 share pool remain available for issuance under the Director Stock
Plan. If the Second A&R Director Stock Plan is approved by the Company’s stockholders, the additional 875,000 shares would increase the total number of shares remaining available for future issuance under the Second A&R Director Stock Plan to approximately 1,018,583 shares (based on 143,583 shares remaining as of the date of March 3, 2025). If stockholders approve the
Second A&R Director Stock Plan, we believe that the shares available for issuance under the Second A&R Director Stock Plan will provide sufficient shares for our equity-based compensation needs for non-employee directors for approximately seven years
(assuming our stock price, number of non-employee directors and director compensation program remain consistent).
Our Compensation Committee engaged Ferguson Partners Consulting L.P. (“FPC”), its independent compensation consultant, in reviewing the Second A&R Director Stock Plan.  As part of this review, the Compensation Committee reviewed the features and rationale for the Company’s director compensation program, as described in more detail under “Director Compensation—
Compensation Program—Program Details” and “—Program Rationale.”  In addition, the Compensation Committee considered the Company’s robust stock ownership guidelines for independent directors as described in more detail under “Director
Compensation—Stock Ownership Policy.” Following its review, the Compensation Committee determined that that the
Company’s director compensation program remains competitive and is in the best interest of stockholders.
If the Company’s stockholders do not approve the Second A&R Director Stock Plan, the amendment and restatement will not take effect, but the Company may continue to grant awards under the Director Stock Plan in accordance with the current terms and conditions of the plan. If the Second A&R Director Stock Plan is not approved by the Company’s stockholders, the remaining shares reserved for issuance may not be sufficient to cover our expected April 2025 annual restricted stock grants to non-
employee directors depending on our stock price on the date of grant.  If we do not have enough shares available for grant, we may grant a portion of the equity portion of director awards in cash.  We may also suspend our policy of permitting non-employee directors to receive 100% of their cash Board fees in fully vested shares of the Company’s common stock.  Additionally, if the
Second A&R Director Stock Plan is not approved by the Company’s stockholders, then the Director Stock Plan shall not be extended for an additional ten years and the Director Stock Plan shall expire on its terms on January 3, 2027.
The Company is not requesting an increase in the number of shares available for issuance under, or proposing any other amendments to, the separate Park Hotels & Resorts Inc. 2017 Omnibus Incentive Plan (as amended and restated), which is used for awards granted to executives and other employees.
The Second A&R Director Stock Plan also makes other immaterial changes.  The key terms of the Second A&R Director Stock
Plan are summarized below, and such summary is qualified in its entirety by the Second A&R Director Stock Plan, as set forth in
Exhibit A to this Proxy Statement.

40	2025 PROXY STATEMENT
Overview
The purpose of the Director Stock Plan is to provide a means through which the Company may attract and retain members of our
Board and to provide a means whereby members of our Board can acquire and maintain an equity interest in the Company, thereby strengthening their commitment to the welfare of the Company and aligning their interests with those of the Company’s stockholders. The original 2017 Stock Plan for Non-Employee Directors was initially approved prior to the Company’s Spin-off by the Company’s then-sole stockholder and became effective as of January 3, 2017 and the original plan’s amendment and restatement (i.e., the Director Stock Plan) was approved by the Company’s stockholders on April 30, 2021. The Second A&R
Director Stock Plan was approved by our Board on February 14, 2025 (the “Amendment Date”), subject to approval of the plan by the Company’s stockholders. The Second A&R Director Stock Plan provides for potential grants of stock options (“Options”), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), units of the Company’s operating company
(“LTIP Units”) and other equity-based awards (collectively, “Director Awards”).
Term
The Second A&R Director Plan will expire on, and no more Director Awards may be granted thereunder, on or after ten years from the date that the Company’s stockholders approve the Second A&R Director Plan.  The expiration of the Second A&R
Director Plan will not affect Director Awards then outstanding and the terms and conditions of the Second A&R Director Plan will continue to apply to such Director Awards.
Shares Available for Issuance
The total number of shares of the Company’s common stock that may be issued pursuant to Director Awards under the Second
A&R Director Stock Plan may not exceed an aggregate of 1,825,000 shares, representing the current share pool of 950,000 shares plus the 875,000 shares that will be added to the share reserve if the Second A&R Director Stock Plan is approved by the
Company’s stockholders.  If the Second A&R Director Stock Plan is approved by the Company’s stockholders, the additional
875,000 shares to be added to the share reserve would increase the total number of shares remaining available for future issuance under the Second A&R Director Stock Plan to approximately 1,018,583 shares (based on 143,583 shares remaining available for issuance under the current Director Stock Plan as of the date of March 3, 2025).
Shares of common stock issued by the Company in settlement of Director Awards may be authorized and unissued shares, treasury shares, shares purchased on the open market or by private purchase, or a combination of the foregoing.  To the extent that a Director Award expires or is canceled, forfeited or terminated without issuance to the participant of the full number of shares of common stock to which the Director Award related, the unissued shares will again be available for grant under the Second A&R
Director Stock Plan.  In no event will (i) shares tendered or withheld on the exercise of Options or other Director Awards for the payment of the exercise or purchase price, (ii) shares not issued upon the settlement of a SAR that settles in shares of common stock (or could settle in shares of common stock), or (iii) shares purchased on the open market with cash proceeds from the exercise of Options, again become available for other Director Awards under the Second A&R Director Stock Plan.
Eligibility
Each member of our Board, elected or appointed, who is not also an employee of the Company or any of our subsidiaries or affiliates, is eligible for the grant of Director Awards under the Second A&R Director Stock Plan. An individual who is elected to our Board at an annual meeting of the stockholders of the Company will be deemed to be a member of our Board as of the date of such meeting.  As of March 3, 2025, there were eight non-employee directors who are eligible to participate in the Second A&R
Director Stock Plan.
Award Limit
The maximum number of shares subject to Director Awards granted during a single fiscal year to any participant, taken together with any cash fees paid during the fiscal year to such participant in respect of his or her service as a member of our Board, may not exceed $1,000,000 in total value (calculating the value of any such awards based on the value of such awards on the grant date for financial reporting purposes).
Administration
The Second A&R Director Stock Plan may be administered by our Board or a properly delegated subcommittee.  Currently, the
Director Stock Plan is administered by our Compensation Committee.  Subject to the provisions of the Second A&R Director
Stock Plan and applicable law, the Compensation Committee has the sole and plenary authority, in addition to other express powers and authorizations conferred on the Compensation Committee by the Second A&R Director Stock Plan to (i) designate participants; (ii) determine the type or types of Director Awards to be granted to a participant; (iii) determine the number of shares of common stock to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Director Awards; (iv) determine the terms and conditions of any Director Award; (v) determine whether, to what extent, and under what circumstances Director Awards may be settled in, or exercised for, cash, shares of common stock, other securities, other Director Awards or other property, or canceled, forfeited or suspended and the method or methods by which Director

2025 PROXY STATEMENT	41
Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of common stock, other securities, other Director Awards or other property and other amounts payable with respect to a Director Award will be deferred either automatically or at the election of the participant or of the Compensation Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Second A&R Director Stock Plan and any instrument or agreement relating to, or Director Award granted under, the Second A&R Director Stock Plan; (viii) establish, amend, suspend or waive any rules and regulations and appoint such agents as the Compensation Committee deems appropriate for the proper administration of the Second A&R Director Stock Plan; and
(ix) make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the Second A&R Director Stock Plan.
Types of Awards
Options
The Compensation Committee may grant Options under the Second A&R Director Stock Plan.  Each Option granted under the
Director Stock Plan will be evidenced by an award agreement, which may be in written or electronic form (an “Award
Agreement”).  All Options granted under the Second A&R Director Stock Plan will be nonqualified stock options and will have an exercise price per share that is not less than 100% of the “fair market value” (as defined in the Second A&R Director Stock Plan)
of a share as of the applicable grant date.  The closing price of a share of the Company’s common stock on March 3, 2025, was
$12.01.  Options granted under the Second A&R Director Stock Plan will vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Compensation Committee.  Options will expire upon a date determined by the Compensation Committee, not to exceed 10 years from the applicable grant date.  Unless otherwise provided by the Compensation Committee, whether in an Award Agreement or otherwise, in the event of a participant’s termination of service due to death or “disability” (as defined in the Second A&R Director Stock Plan), each outstanding Option held by the participant will become fully vested and exercisable as of the date of such termination, and such Option will remain exercisable for one year after termination (but in no event beyond the original expiration date of the Option).
SARs
The Compensation Committee may grant SARs under the Second A&R Director Stock Plan.  Each SAR granted under the
Second A&R Director Stock Plan will be evidenced by an Award Agreement.  SARs may be granted in tandem with any Option granted under the Second A&R Director Stock Plan or independent of any Option. The strike price per share of the Company’s common stock for each SAR will not be less than 100% of the fair market value of such share as of the applicable grant date, provided that a SAR granted in tandem with (or in substitution for) an Option previously granted will have a strike price equal to the exercise price of the corresponding Option.  A SAR granted in connection with an Option will become exercisable and will expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option will vest and become exercisable in such a manner and on such date or dates or upon such event or events as determined by the Compensation Committee.  SARs will expire upon a date determined by the Compensation Committee, not to exceed 10 years from the applicable grant date.
Unless otherwise provided by the Compensation Committee, whether in an Award Agreement or otherwise, in the event of a participant’s termination of service due to death or disability, each outstanding SAR held by the participant will become fully vested and exercisable as of the date of such termination, and such SAR will remain exercisable for one year after termination
(but in no event beyond the original expiration date of the SAR).  Upon the exercise of a SAR, the Company will pay to the participant an amount equal to the number of shares subject to the SAR that is being exercised multiplied by the excess of the fair market value of one share of the Company’s common stock on the exercise date over the applicable strike price, less applicable tax withholdings.  The Company will pay such amount in cash, in shares of common stock, or any combination thereof, as determined by the Compensation Committee.
Restricted Stock and RSUs
The Compensation Committee may grant restricted stock and RSUs under the Second A&R Director Stock Plan.  Each grant of restricted stock and RSUs will be evidenced by an Award Agreement.  Restricted stock is common stock of the Company that is subject to certain specified restrictions, which may include, without limitation, a requirement that the participant provide continuous services as a non-employee director of our Board for a specified period of time.  RSUs constitute an unfunded and unsecured promise to deliver shares of the Company’s common stock, cash, other securities or other property, subject to certain restrictions, which may include, without limitation, a requirement that the participant provide continuous services as a non-
employee director of our Board for a specified period of time.  Restricted Stock and RSUs will vest, and any applicable period of restriction will lapse, in such manner and on such date or dates or upon such event or events as determined by the Compensation
Committee.

42	2025 PROXY STATEMENT
Subject to certain restrictions set forth in the Second A&R Director Stock Plan and the applicable Award Agreement, a participant generally will have the rights and privileges of a stockholder as to shares of restricted stock, including, without limitation, the right to vote such restricted stock.  A participant will have no rights or privileges as a stockholder as to RSUs.  Except as otherwise provided in an Award Agreement or by the Compensation Committee, upon the payment by the Company of dividends on shares of common stock, the holder of outstanding RSUs will be entitled to be credited with dividend equivalent payments in cash (unless the Compensation Committee elects to credit such payments in shares of common stock having a fair market value equal to the amount of such dividend), which payments will be made to the holder on a current basis within 15 days following the date on which the corresponding dividend is paid to the Company’s stockholders.
LTIP Units
The Compensation Committee may grant LTIP Units in such amount and subject to such terms and conditions as determined by the Compensation Committee; provided, however that LTIP Units (a) may be granted for service to such operating partnership and (b) will have the rights and features of which, if applicable will be set forth in the operating partnership’s limited liability company agreement and in the applicable Award Agreement.
Other Equity-Based Awards
The Compensation Committee may grant other equity-based awards under the Second A&R Director Stock Plan alone or in tandem with other Director Awards, in such amounts and dependent on such conditions as the Compensation Committee determines. Each such award granted under the Second A&R Director Stock Plan will be evidenced by an Award Agreement and will be subject to such conditions not inconsistent with the Second A&R Director Stock Plan as may be reflected in the applicable
Award Agreement.
Changes in Capital Structure and Similar Events
In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of common stock or other securities of the Company, issuance of warrants or other rights to acquire shares of common stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of common stock (including a “change in control” (as defined in the
Second A&R Director Stock Plan)); or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, that the Compensation Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, participants (any event in (i) or (ii), an “Adjustment Event”), the Compensation Committee will, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of (x) the share reserve under the Second A&R Director
Stock Plan, or any other limit applicable under the Second A&R Director Stock Plan with respect to the number of Director
Awards which may be granted under the Second A&R Director Stock Plan; (y) the number of shares of common stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Director
Awards or with respect to which Director Awards may be granted under the Second A&R Director Stock Plan; and (z) the terms of any outstanding Director Award.
Except as may otherwise be provided in an Award Agreement, in connection with any Adjustment Event, the Compensation
Committee may provide for any one or more of the following: (i) substitution or assumption of Director Awards (or awards of an acquiring company), acceleration of the vesting of, exercisability of, lapse of restrictions on, or termination of, Director Awards, or establishment of a period of time (which will not be required to be more than 10 days) for participants to exercise outstanding
Director Awards prior to the occurrence of such event (and any such Director Award not so exercised will terminate upon the occurrence of such event); (ii) cancellation of any one or more outstanding Director Awards and payment to the holders of such awards that are vested as of such cancellation (including, without limitation, any awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Compensation Committee in connection with such event pursuant to clause (i) above), the value of such awards, if any, as determined by the Compensation
Committee; and (iii) conversion or replacement of any Director Award that is not vested as of the occurrence of such event into or with the right to receive a payment, based on the value of the award (as determined consistent with clause (ii) above), which is subject to continued vesting on the same basis as the vesting requirements applicable to such converted or replaced award.
Amendments and Termination
The Board may amend, alter, suspend, discontinue or terminate the Second A&R Director Stock Plan or any portion thereof at any time, provided, that no such amendment, alteration, suspension, discontinuance or termination will be made without stockholder approval if (i) such approval is necessary to comply with any regulatory requirement applicable to the Second A&R Director
Stock Plan or for changes in U.S. generally accepted accounting principles (“GAAP”) to new accounting standards; (ii) it would materially increase the number of securities which may be issued under the Second A&R Director Stock Plan (subject to certain exceptions set forth in the Second A&R Director Stock Plan); or (iii) it would materially modify the requirements for participation

2025 PROXY STATEMENT	43
in the Second A&R Director Stock Plan. Further, any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any outstanding Director Award will not to that extent be effective without the consent of the affected participant, holder or beneficiary.
The Compensation Committee may, to the extent consistent with the terms of the Second A&R Director Stock Plan and any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any outstanding Director Award or the associated Award Agreement, prospectively or retroactively, provided, that, other than adjustments made in connection with Adjustment Events, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant with respect to any outstanding Director Award will not to that extent be effective without the consent of the affected participant.
No Repricing
Without stockholder approval, except as otherwise permitted in connection with Adjustment Events, (i) no amendment or modification may reduce the exercise price of any Option or the strike price of any SAR; (ii) the Compensation Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower exercise price or strike price, as the case may be) or other award or cash payment that is greater than the intrinsic value (if any) of the cancelled Option or SAR;
and (iii) the Compensation Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.
Dividends and Dividend Equivalents
The Compensation Committee may provide a participant as part of a Director Award with dividends, dividend equivalents or similar payments in respect of awards, payable in cash, shares of common stock, other securities, other awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Compensation Committee, including, without limitation, payment directly to the participant, withholding of such amounts by the Company subject to vesting of the award or reinvestment in additional shares of common stock, restricted stock or other awards, provided, that no dividends, dividend equivalents or other similar payments will be payable in respect of outstanding Options or SARs.
Clawback/Repayment
All Director Awards will be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i)
any clawback, forfeiture or other similar policy adopted by our Board or the Compensation Committee and as in effect from time to time; and (ii) applicable law. Further, to the extent that the participant receives any amount in excess of the amount that the participant should otherwise have received under the terms of the Director Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the participant will be required to repay any such excess amount to the Company.
Material U.S. Federal Tax Consequences
The following paragraphs are a summary of the material U.S. federal income tax consequences associated with Director Awards granted under the Second A&R Director Stock Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. It is intended that the Second A&R Director Stock Plan and any awards granted thereunder will comply with, and should be interpreted consistent with, the requirements of Section 409A of the
Internal Revenue Code of 1986, as amended (the “Code”).
Nonqualified Stock Options
No income will be recognized by a non-employee director at the time a nonqualified stock option is granted.  Ordinary income will be recognized by the non-employee director at the time a nonqualified stock option is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the director over the exercise price. The Company will generally be entitled to a deduction for federal income tax purposes at such time and in the same amount that the non-employee director is required to include in his or her income upon the exercise of a nonqualified stock option. Any additional gain or loss recognized upon later disposition of the shares is capital gain or loss, which may be long-term or short-term capital gain or loss depending on the holding period.

44	2025 PROXY STATEMENT
SARs
No taxable income is recognized when a SAR is granted to a non-employee director.  Upon exercise, the director will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of our common stock received.  The Company will generally be entitled to a deduction for federal income tax purposes at such time and in the same amount that the non-employee director is required to include in his or her income upon the exercise of a SAR.  Any additional gain or loss recognized upon later disposition of any shares received is capital gain or loss, which may be long-term or short-term capital gain or loss depending on the holding period.
Restricted Stock
A non-employee director generally will not have taxable income upon the grant of restricted stock.  Instead, the director will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid.  Under Section 83(b) of the Code, an individual who is granted an award of restricted stock may elect to recognize income on the date of grant rather than the date of vesting in an amount equal to the fair market value of the shares on the date of grant (less the purchase price for such shares, if any).  Pursuant to the Second A&R Director Stock Plan, non-employee directors may not file Section 83(b) elections with respect to restricted stock unless expressly permitted by the terms of the applicable Award Agreement or by action of the Compensation Committee in writing prior to the making of such election.  The
Company will generally be entitled to a deduction for federal income tax purposes at such time and in the same amount that the non-employee director is required to include in his or her income upon the vesting of the restricted stock.  Any additional gain or loss recognized upon later disposition of the shares is capital gain or loss, which may be long-term or short-term capital gain or loss depending on the holding period.
RSUs
A non-employee director generally will not have taxable income upon a grant of RSUs.  When the RSUs vest and are settled for cash or shares, the director generally will be required to recognize as income an amount equal to the fair market value of the shares or the amount of cash on the date of settlement, and the Company generally will be allowed a corresponding tax deduction at that time. Any additional gain or loss recognized upon later disposition of any shares received is capital gain or loss, which may be long-term or short-term capital gain or loss depending on the holding period.
LTIP Units
Profits interest units, including LTIP Units, generally should not be taxable upon grant as long as the profits interest units only grant the participant the right to profits accruing after the date of grant and do not provided an interest in any capital of the operating partnership.
Other Equity-Based Awards
In general, a non-employee director who receives other equity-based awards will not be taxed on grant of such award, but instead the fair market value of the cash or common stock received will be taxable as ordinary income on the date that the cash or common stock is received in payment of such award, and the Company generally will be allowed a corresponding tax deduction at that time. Any additional gain or loss recognized upon later disposition of any shares received is capital gain or loss, which may be long-term or short-term capital gain or loss depending on the holding period.
New Plan Benefits
The amounts that may be received under the Second A&R Director Stock Plan in the future are not determinable, as the Second
A&R Director Stock Plan will not be effective unless and until approved by the Company’s stockholders, and such amounts will depend on actions of the Compensation Committee, the performance of the Company and the value of the Company’s common stock.  For details on the equity compensation grants made to our non-employee directors under the Director Stock Plan in 2024, see “Director Compensation” beginning on page 33.
VOTE REQUIRED
Under our by-laws, approval of the proposal to approve the Second A&R Director Stock Plan requires the affirmative vote of a majority of all the votes cast. This means that the number of votes cast “FOR” the proposal must exceed the number of votes cast
“AGAINST” the proposal. Abstentions and broker non-votes, if any, are not counted as votes “FOR” or “AGAINST” and will have no effect on the result of this vote.
BOARD RECOMMENDATION
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE
AMENDMENT AND RESTATEMENT OF THE 2017 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS (AS
AMENDED AND RESTATED).

2025 PROXY STATEMENT	45
PROPOSAL 3: ADVISORY VOTE TO
APPROVE COMPENSATION OF NAMED
EXECUTIVE OFFICERS

INTRODUCTION
We are asking stockholders to vote, on an advisory (non-binding) basis, to approve the compensation of our named executive officers, as required by Section 14A of the Exchange Act and related SEC rules. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote.
The Company has in place a comprehensive executive compensation program. Please refer to the Compensation Discussion and
Analysis section of this Proxy Statement for a detailed discussion of the Company’s executive compensation program, practices and philosophy. The Compensation Committee intends to continually monitor executive compensation programs and adopt changes to reflect the dynamic marketplace in which the Company competes for talent, as well as general economic developments affecting executive compensation.
You have the opportunity to vote “for,” “against” or “abstain” from voting on the following resolution relating to executive compensation:
“RESOLVED, that the holders of common stock of Park Hotels & Resorts Inc. approve, on an advisory (non-binding)
basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation
Discussion and Analysis, the compensation tables and related material disclosed in the Proxy Statement.”
As provided by the Dodd-Frank Act, this vote is advisory, and therefore not binding on the Company, the Board or the
Compensation Committee. However, the Board and the Compensation Committee value the views of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
VOTE REQUIRED
Under our by-laws, approval of the say-on-pay proposal requires the affirmative vote of a majority of all the votes cast. This means that the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal.
Abstentions and broker non-votes, if any, are not counted as votes “FOR” or “AGAINST” and will have no effect on the result of this vote.
Our current policy is to provide our stockholders with an opportunity to approve the compensation of our named executive officers each year at the annual meeting of stockholders.  Accordingly, we anticipate that the next such vote will occur at the 2026 annual meeting of stockholders.
BOARD RECOMMENDATION
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

46	2025 PROXY STATEMENT
COMPENSATION
DISCUSSION AND ANALYSIS

INTRODUCTION
This Compensation Discussion and Analysis (“CD&A”) provides an overview of the compensation for each of Park’s named executive officers (“NEOs”) under the executive compensation programs adopted by the Compensation & Human Capital
Committee (in this section, the “Committee”). For fiscal year 2024, our NEOs were:

Thomas J. Baltimore, Jr.	Chairman of the Board, President and Chief Executive Officer

Sean M. Dell’Orto	Executive Vice President, Chief Financial Officer and Treasurer

Carl A. Mayfield	Executive Vice President, Design and Construction

Thomas C. Morey	Executive Vice President and Chief Investment Officer

Nancy M. Vu	Executive Vice President, General Counsel and Secretary

INDUSTRY AND COMPANY PERFORMANCE HIGHLIGHTS
While Park’s 2024 financial results reflected a challenging operating environment, notably impacted by disruption related to renovations throughout the year and strike and related labor activity in the second half of the year, the strength of Park’s commitment to our strategic priorities enabled us to end the year with financial results that exceeded expectations and position the
Company for future growth.  This year, we celebrated operating achievements, including a full-year Comparable RevPAR that would have grown by 4.2% when adjusted for the impact of strike and related labor activity. We continued to demonstrate our commitment to prudent capital allocation by reinvesting nearly $230 million into our current portfolio. Finally, we delivered on our commitment to maintain a strong and flexible balance sheet, ending fiscal year 2024 with approximately $1.4 billion of liquidity. Some of the performance highlights of 2024 included:
•increasing our recurring quarterly dividend to $0.25 per share beginning with the first quarter of 2024 and declaring a total of $1.40 per share in dividends to stockholders for the year, which included a quarterly dividend of $0.65 per share declared during the fourth quarter of 2024;
•repurchasing a total of 8 million shares of our common stock for $116 million at an average purchase price of $14.44 per share;
•completing the issuance in May 2024 of $550 million of 7.0% senior notes due 2030 and amending the Company’s existing credit agreement to include a new $200 million senior unsecured term loan facility due May 2027, with net proceeds from both transactions used to repurchase or redeem all of the $650 million of 7.5% senior notes due in 2025 and with the remainder used for general corporate purposes;
•completing the sale of the Hilton La Jolla Torrey Pines in July 2024, through the unconsolidated joint venture that owned that hotel, for gross proceeds of approximately $165 million, with the Company’s pro-rata share of the gross proceeds amounting to approximately $41 million;
•completing the sale of the DoubleTree Hotel Spokane City Center, through the consolidated joint venture that owned that hotel, for gross proceeds of $35 million, with proceeds from the sale used to prepay the $13.5 million mortgage on the property and the Company’s pro-rata share of the net proceeds amounting to approximately $10 million;
•closing the Hilton Oakland Airport, which incurred an EBITDA loss of nearly $4 million for the trailing twelve months, and subsequently terminating its ground lease and returning the property to the ground lessor;
•receiving a ranking of 9th in the world for the Waldorf Astoria Orlando by Condé Nast Traveler in its prestigious 2024
Readers’ Choice Awards for the Best Resorts in the World, following the over $220 million transformative expansion and full-scale renovation of the Waldorf Astoria Orlando and Signia by Hilton Orlando Bonnet Creek hotels, including the opening of the Waterside Ballroom, in January 2024; and
•receiving the 2024 ENERGY STAR Partner of the Year Award for Energy Management for the second consecutive year, the only hotel company to earn this recognition in back -to-back years for its energy management program.

2025 PROXY STATEMENT	47
In fiscal year 2024, as described in the preceding section and in more detail below under “—Compensation Framework—Short-
Term Incentive—Individual Performance Objectives”, our NEOs showed exceptional performance and leadership both in managing the Company and in strengthening the Company’s fundamentals and operating efficiencies, which we believe will enable the Company to build long-term value.
As always, Park maintains our focus on our key priorities, which include aggressive asset management, prudent capital allocation and the deleveraging of our balance sheet. Through these combined efforts, Park intends to create sustained, long-term value and returns for our stockholders. Park’s relative total stockholder return for fiscal year 2024 outperformed all but two of our comparable companies (see Total Stockholder Return — 2024 chart below). This strong performance is an indication that our executive pay design is well-aligned with the Company’s performance and is contributing to long-term stockholder value creation.

Total Stockholder Return - 2024
20.0%
15.0%
10.0%
5.0%
0.0%
-5.0%
-10.0%
-15.0%
-20.0%
13.8%
12.7%
1.0%
-0.4%
-1.2%
-1.3%
-5.5%
-8.5%
-15.0%
SHO
XHR
PK
DRH
RHP
APLE
HST
RLJ
PEB

*Source: FactSet data as of December 31, 2024. Peer group in chart above consists of companies that comprise the FTSE Nareit Lodging/Resorts Index and that have a market capitalization in excess of $1 billion as of December 31, 2024.
For more information on our 2024 results and other related financial measures, see our 2024 Annual Report.

48	2025 PROXY STATEMENT
 SAY-ON-PAY
Every year, Park provides stockholders with the opportunity for an advisory (non-binding) vote on our executive compensation program (a “say-on-pay” vote). At our 2024 annual meeting of stockholders, approximately 94% of the votes cast supported our advisory vote on executive compensation.

Prior Compensation
Program
Committee conducts
stockholder outreach
and, based on
feedback, makes
significant changes
to the compensation
program in 2022

Historical Say-On-Pay Votes 2020-2024;
2024 Highest Support in Past 4 Years
The Committee believes that last year’s voting results demonstrate our stockholders’ continued strong support for the substantial design changes made to our compensation programs in 2022 and our continuing stockholder outreach efforts. These design changes were the result of an extensive stockholder engagement initiative aimed at better understanding our investors’ views regarding the Company’s executive compensation program. The changes included increasing the percentage of an executive’s target annual equity award granted as performance-based awards and adding a modifier to our NEO’s PSU awards that adjust the
PSUs payouts in the event that the Company’s TSR is negative for the applicable PSU award’s performance period.
As a result of continued strong stockholder support, and after undertaking a comprehensive market analysis, the
Committee opted to maintain the same program design for 2024 as in 2022 and 2023.
We continue to actively seek feedback from our stockholders on an annual basis. After the 2024 annual meeting of stockholders, we reached out to stockholders representing approximately 52% of our outstanding shares of common stock to invite them to participate in calls with members of the Company’s senior management team to discuss compensation, governance and corporate responsibility matters. As we had recently spoken to many of these stockholders during the previous few years, many of our investors declined our invitation to speak. From the feedback we did receive during our 2024 engagement efforts, many stockholders (i) applauded the Committee’s continued focus on rigorous and measurable targets to determine executive incentive compensation and (ii) provided positive feedback on our enhanced disclosure around compensation and corporate responsibility matters.

2025 PROXY STATEMENT	49
 Key Themes from Recent Stockholder Engagement Efforts
Our Committee is committed to implementing compensation programs that align with the interests of our stockholders. As a result and in direct response to the feedback received from stockholders, our Committee continues to (i) maintain the updated compensation structure that includes measurable targets, increased rigor and pay for performance alignment and (ii) focus on clear disclosure of compensation matters.

What We Heard	What We Did

Board Composition – Over the last few years, stockholders have communicated a strong preference for additional gender diversity on the Board	In January 2024, ahead of our anticipated schedule, the Board appointed Ms. McClements to the Board, bringing female representation on the Board currently to 33%.

Pay for Performance Alignment – During our stockholder
outreach efforts in 2021 and 2022, stockholders expressed that executive compensation should  have a more correlated linkage of pay for performance.  Stockholder outreach sessions following our compensation program changes in 2022 have highlighted
stockholder support for the current design of our executive
compensation program to continue and maintain this strong pay for performance alignment.

In February 2022, in response to stockholder feedback, the
Committee amended the LTIP (as defined below) to increase the performance-based portion for an executive’s target annual equity award:
–from 60% to 65% for CEO; and
–from 50% to 60% for Executive Committee members
and/or Section 16 officers (other than CEO).
Furthermore, the Committee maintained the use of the modifier to the NEO’s PSU awards that adjusts PSU payout in the event that the Company’s TSR is negative for the applicable PSU award’s performance period.

Rigor of Targets – Stockholders continue to request STIP (as defined below) corporate objectives to be set at rigorous levels and for individual performance objectives to continue to be
clearly defined.  Stockholders have communicated understanding of the Company’s rationale for splitting the determination of the performance levels for the corporate performance objectives into two phases.

We continue to undergo a detailed process of analyzing and
reviewing a number of factors including, but not limited to our short and long-term financial plan; investor expectations; industry and peer performance; industry benchmarking; overall
attainability; and stockholder value creation. Following that analysis, rigorous corporate objectives with measurable targets are set.
Disclosure detailing the corporate objectives is provided in this
CD&A under the discussion “—Compensation Framework –
Short-Term Incentive.”

Maintaining Strong Corporate Governance – Stockholders
have expressed the importance of good corporate governance
polices and practices and have acknowledged that they view the
Company’s corporate governance policies to be what they
consider “best in class.”

The Board continually evaluates and updates corporate
governance policies (as appropriate) in order to maintain strong corporate governance practices. For example, in October 2023, the
Board adopted an updated incentive compensation clawback
policy that provides for the mandatory recovery from current and former officers of incentive-based compensation that was
erroneously awarded during the three years preceding the date that the Company is required to prepare an accounting restatement.

The Committee expects to continue to consider future annual say-on-pay vote results and investor feedback when making decisions relating to our executive compensation program, policies and practices.

50	2025 PROXY STATEMENT
 EXECUTIVE COMPENSATION KEY ATTRIBUTES
Set forth below is a summary of some of the key attributes that define our executive compensation program.

What We Do	What We Don’t Do

✓Maintain a short-term incentive program that is performance oriented and is based on rigorous and measurable Company performance metrics and individual performance objectives	×No guaranteed minimum short-term incentive or long- term incentive payouts or annual salary increases

✓Use total stockholder return as the sole performance metric for our performance stock units that are tied to multi-year performance	×No tax gross-ups upon a change in control

✓Maintain meaningful executive and independent director stock ownership policy •6x for our Chief Executive Officer •3x for other executive officers •5x annual cash retainer for directors
×No employment agreements with executives (other than
our Chief Executive Officer, whose employment
agreement was required in order to bring him to our
Company from another chief executive officer position)

✓Engage an independent compensation consultant	×No pledging or hedging activities permitted by our executives and directors

✓Conduct an annual peer group review to ensure total compensation is properly benchmarked	×No plan design features that encourage excessive or imprudent risk taking

✓Offer limited perquisites	×No dividends on unearned performance stock units

✓Maintain an incentive compensation clawback policy
that complies with the requirements imposed pursuant
to Exchange Act Rule 10D-1 and provides for
clawback of excess incentive-based compensation in
the event of an accounting restatement
×No uncapped short-term incentive or long-term incentive payouts

COMPENSATION PROCESS AND PHILOSOPHY
Our executive compensation programs are designed and administered under the direction and control of the Committee. The
Committee is comprised solely of independent directors who review and approve our overall executive compensation programs and practices and set the compensation of our executive officers. In determining compensation for our executive officers, the
Committee, among other things, reviews at least annually external market data with the assistance of the Company’s independent compensation consultant, takes into consideration internal pay equity and, for executive officers other than our Chief Executive
Officer, considers the recommendations of our Chief Executive Officer. The Committee is, however, solely responsible for making the final decisions on compensation for the Chief Executive Officer and other executive officers.
The Company’s executive compensation programs strive to achieve the following philosophy, principles and business objectives:
•To align the interests of our executives with those of our stockholders to maximize stockholder value;
•To attract and retain top talent;
•To reinforce our business objectives and business strategy;
•To support the Company’s values;
•To motivate management to balance short-term objectives with long-term value creation to the stockholders; and
•To provide competitive compensation to management based on the marketplace in which the Company competes for talent.

2025 PROXY STATEMENT	51
ROLE OF COMPENSATION CONSULTANT
In 2017, following the Spin-off, the Committee engaged the services of Ferguson Partners Consulting L.P. (“FPC”) as its independent compensation consultant. FPC provides the Committee with advice and resources to help it assess the effectiveness of the Company’s executive compensation strategy and programs. A representative of FPC typically attends meetings of the
Committee and communicates with the Committee Chair between meetings. FPC reports directly to the Committee, and the
Committee has the sole power to terminate or replace FPC at any time. The Committee assessed the independence of FPC in 2024 in accordance with the applicable rules of the SEC and the NYSE. After considering the foregoing, the Committee determined that it was appropriate to engage FPC as its independent compensation consultant.
During 2024, FPC did not work for management and did not receive any compensation from the Company other than for its work in advising the Committee.
USE OF PEER GROUP DATA
The Committee uses compensation data compiled from Park’s peer group of companies for benchmarking purposes. The
Committee reviews such data annually. In addition, the Committee updates, as necessary and upon recommendation of FPC, the companies in our peer group. The peer group consists of companies that are either (i) primarily operating in the real estate and/or hotel/lodging industries or (ii) geographically located in similar markets and that are generally between 0.5x and 2.0x the size of the Company (as defined by total capitalization). We believe the peer group companies represent the size, industry and geography with which we currently compete for executive talent. The peer group companies also include many of our principal business peers. FPC’s benchmarking compared the compensation of our executive officers based on base salary and total target compensation (including base salary, target short-term annual incentive compensation and target long-term incentive compensation) with that of executive officers of similar titles and job roles across the peer companies. The Committee considered and expects to continue to consider the amount and mix of base and variable compensation by referencing, for each executive officer position, the prevalence of each element and the level of compensation that is provided in the market based on FPC’s comparison analysis.
In October 2023, the Committee approved a 14-company peer group set forth below for fiscal year 2024 executive compensation benchmarking purposes, which included (i) the removal of Camden Property Trust and CubeSmart from the peer group, primarily due to each being outside Park’s asset class and size parameter in respect to employee base, and (ii) the addition of DiamondRock
Hospitality Company and Hilton Grand Vacation, Inc. to the peer group, as the latter two companies more closely mirror the
Company in terms of asset class and size and each include the Company in its respective peer group for benchmarking executive compensation purposes.  The Committee expects to continue to annually review the composition of our peer group and make changes when appropriate.

Peer	Industry	Total Capitalization ($MM) as of December 31, 2024

Host Hotels & Resorts, Inc.	Hotel	$17,494
Hyatt Hotels Corporation	Hotel	$17,380
Federal Realty Investment Trust	Shopping Center	$14,469
Wyndham Hotels & Resorts, Inc.	Hotel	$10,277
Hilton Grand Vacations Inc.	Hotel, Resorts and Cruise Lines	$10,074
Ryman Hospitality Properties, Inc.	Hotel	$9,486
Park Hotels & Resorts Inc.	Hotel	$7,079
Apple Hospitality REIT, Inc.	Hotel	$5,255
JBG SMITH Properties	Diversified	$4,258
Pebblebrook Hotel Trust	Hotel	$4,145
RLJ Lodging Trust	Hotel	$3,860
Sunstone Hotel Investors, Inc.	Hotel	$3,294
DiamondRock Hospitality Company	Hotel	$2,975
Xenia Hotels & Resorts, Inc.	Hotel	$2,730
Apartment Income REIT Corp.	Multifamily	N/A
Source: S&P Capital IQ as of December 31, 2024.

52	2025 PROXY STATEMENT
In October 2024, the Committee again reviewed the composition of our peer group. For fiscal year 2025 executive compensation benchmarking purposes and based on the recommendation from FPC, the Committee approved (i) the removal of Apartment
Income REIT Corp. from the peer group following its acquisition by Blackstone Real Estate in June 2024 as it is no longer an available peer and (ii) the addition of Marriott Vacations Worldwide Corp. to the peer group, as this company closely mirrors the
Company in terms of asset class and size and it includes the Company in its peer group for benchmarking executive compensation purposes.
ROLE OF EXECUTIVES
The Committee believes management input is important to the overall effectiveness of the Company’s executive compensation programs. The Committee believes the advice of an independent compensation consultant should be combined with management input and the business judgment of the Committee members to arrive at a proper alignment of our compensation philosophy, principles and business objectives.
The Chief Executive Officer, the General Counsel, the Chief Financial Officer and the Executive Vice President, Human
Resources are the officers of the Company who interact most closely with the Committee. These individuals work with the
Committee to provide their perspective on aligning executive compensation strategies with our business objectives. When determining compensation for our executive officers, other than the Chief Executive Officer, the Committee considered individual performance as summarized and assessed by the Chief Executive Officer. The performance of the Chief Executive Officer is assessed directly by the Committee in executive session without the Chief Executive Officer present.
COMPENSATION FRAMEWORK
The primary components of our 2024 executive compensation program are base salary, short-term incentive compensation (cash)
and long-term incentive compensation (equity). These components are described in more detail below.

Element	Form	Primary Objective	Key Features

Base Salary	Cash	Recognize the performance of job responsibilities	Adjustments are considered annually based on competitive market analysis and individual performance
Attract and retain the best executive talent to drive our success
Short-Term Incentive	Cash	Promote short-term business objectives and growth strategies	Annual awards are made with respect to achievement of Company performance objectives and individual performance
Align pay with performance
Long-Term Incentive	Restricted stock awards (RSAs)	Promote long-term value creation and growth strategies	35% of CEO’s annual award and 40% of our other NEO’s annual award is delivered in RSAs that vest over 3 years

Encourage maximization of stockholder value
	Performance stock units (PSUs)		Remaining 65% of CEO’s annual award and 60% of our other NEO’s annual award is delivered in PSUs with a 3 year performance period based solely on relative total stockholder return
Promote retention and provide ongoing incentives by encouraging long-term stock ownership

2025 PROXY STATEMENT	53
Compensation and Performance Alignment
The Committee takes seriously its responsibility to maintain appropriate pay for performance alignment and has structured the

Long-Term Incentive (RSAs) 23.6%
Base Salary 11.9%
Short-Term Incentive (Cash) 20.7%
Long-Term Incentive (PSUs) 43.8%

Long-Term
Incentive (RSAs)
20.6%
Base Salary
24.2%
Short-Term
Incentive (Cash)
24.2%
Long-Term
Incentive (PSUs)
31.0%

executive compensation program so that the vast majority of compensation value delivered to our executives is in the form of compensation that is variable or “at-risk” based on Park’s performance or relative total stockholder return. The following charts illustrate the mix between the compensation elements (base salary, annual short-term incentive in the form of cash and annual long-term incentive in the form of RSAs and PSUs) for our Chief Executive Officer and the average of our other NEOs, in each case based on target levels of compensation. Consistent with our compensation philosophy, approximately 88.1% of our Chief
Executive Officer’s compensation was performance-based or at-risk and approximately 75.8% of the average compensation of our other NEOs was performance-based or at-risk.
CEO
Other
NEOs

Base Salary
Structure
The base salary payable to each executive officer provides a fixed component of compensation that reflects the executive’s position and responsibilities. Base salary levels are intended to be comparable with the competitive market, as determined by the
Committee in its judgment, but are not targeted to specific market levels. The Committee expects to review base salaries annually and may make adjustments to better match competitive market levels or to recognize an executive’s professional growth and development or increased responsibilities.
2024 Actual Base Salaries
For 2024, the Committee reviewed and approved the base salaries shown below:

	Base Salary(1) ($)
Name	2024(2)(3)	2023	% Change

Thomas J. Baltimore, Jr.	1,100,000	1,000,000	10%
Sean M. Dell’Orto	600,600	572,000	5%
Carl A. Mayfield	570,570	543,400	5%
Thomas C. Morey	600,600	572,000	5%
Nancy M. Vu	518,700	494,000	5%
(1)The amounts shown reflect annualized base salary amounts.
(2)In February 2024, the Committee approved increasing the annual base salary starting in February 2024 to $1,100,000 for Mr. Baltimore (the first salary increase to Mr. Baltimore’s base salary since he joined the Company), $600,600 for Mr. Dell’Orto, $570,570 for Mr. Mayfield, $600,600 for Mr. Morey
and $518,700 for Ms. Vu.
(3)In February 2025, the Committee approved increasing the annual base salary starting in February 2025 to $621,621 for Mr. Dell’Orto, $590,540 for Mr.
Mayfield, $621,621 for Mr. Morey and $536,855 for Ms. Vu. Mr. Baltimore did not receive any increase to his annual base salary in 2025.

54	2025 PROXY STATEMENT
 Short-Term Incentive
Structure
The Company’s executive short-term incentive program (as amended, the “STIP”) is designed to reward Company executives designated at the level of senior vice president and above based on our Company’s overall performance and the individual’s contribution to that performance. Pursuant to the STIP, each fiscal year, the Committee will determine a target bonus (the “Target
Bonus”) for each participant who is a member of the Executive Committee or is subject to Section 16 of the Exchange Act. Under the terms of the STIP and unless otherwise determined by the Committee, the Target Bonus for each such participant will be in the amount or within the range set forth in the table below.

Participant Level	Target Bonus(1)

Chief Executive Officer	175% of base salary
Executive Vice President	Up to 100% of base salary
Senior Vice President	Up to 75% of base salary
(1)The threshold and maximum amounts of the Chief Executive Officer’s bonus under the STIP will be 87.5% and 350%, respectively, of base salary (with the Committee having discretion to set a higher threshold amount and/or a higher maximum amount; however, such discretion to set a higher threshold and/
or maximum amount was not used in 2024). The threshold and maximum amounts for each other NEO will be determined by the Committee each fiscal year.
Each fiscal year, annual STIP bonuses will be earned

	Target Bonus
Participant Level	Company Performance Objective	Individual Performance Objective

Chief Executive Officer	90%	10%
Executive Vice President	80%	20%
Senior Vice President	75%	25%
based on the achievement of (i) individual performance
objectives and (ii) company performance objectives as
determined by the Committee at the beginning of such
fiscal year, with such allocation between individual and
corporate performance objectives determined by the
participant’s level as reflected in the corresponding table.
As discussed below, starting in 2020, given the
uncertainty and disruption from the COVID-19 pandemic,
company performance objectives were set in two phases
for the year.  That practice has continued through 2024 as
a result of the continuing unpredictability and uncertainty from evolving macro-economic factors (including inflation, changes in interest rates, potential economic slowdown and geopolitical conflicts). Additionally, in 2024, to highlight our continued
commitment to our corporate responsibility strategy, the Committee approved the third annual corporate responsibility scorecard to be included as a component of the individual performance objective portion of the 2024 annual STIP for each of our NEOs, including the Chief Executive Officer. The metrics that will be measured by the Committee are based on the achievement of goals for each corporate responsibility category. The Committee determined that this corporate responsibility scorecard will be evaluated as a component of each NEO’s individual performance objectives achievement.
Generally, to receive an award, participants must be employed by the Company through December 31 of the relevant fiscal year.
Notwithstanding the foregoing, in the event of a participant’s termination of employment (other than with respect to
Mr. Baltimore whose payments upon termination of employment are set forth pursuant to the terms of his Executive Employment
Agreement with the Company, dated April 26, 2016 (the “CEO Employment Agreement”)) prior to December 31 of the relevant fiscal year (i) due to death or “disability” (as defined in the Company’s 2017 Omnibus Incentive Plan (Amended and Restated
Effective as of April 26, 2023) (the “2017 Omnibus Incentive Plan”)), the participant will receive a bonus for such fiscal year based on achievement of target performance but prorated for the actual days worked during such year, or (ii) due to
“retirement” (as defined in the STIP), the participant will receive a bonus for such fiscal year based on actual achievement but prorated for the actual days worked during such year. In the event of a participant’s termination of employment by the Company for “cause” (as defined in the 2017 Omnibus Incentive Plan) following the end of the relevant fiscal year but prior to the payment of STIP bonuses for such fiscal year, the participant will forfeit his or her right to receive an annual STIP bonus for such fiscal year.
2024 Target STIP Awards
In February 2024, the Committee approved a target bonus for fiscal year 2024 for Mr. Baltimore of 175% of his base salary, with his bonus range being set at 87.5% to 350% of his base salary. The Committee also approved 2024 target bonuses of 100% of base salary (with bonus ranges of 50% to 200% of base salary) for each of Messrs. Dell’Orto, Mayfield and Morey and Ms. Vu.

2025 PROXY STATEMENT	55
The chart below sets forth the target bonus opportunity as a percent of base salary and actual STIP bonus opportunity in dollars for each NEO at the threshold, target and high level for fiscal year 2024:

Name	Target STIP Opportunity (as a % of base salary)	STIP Bonus Opportunity ($)
		Threshold ($)	Target ($)	High ($)

Thomas J. Baltimore, Jr.	175%	962,500	1,925,000	3,850,000
Sean M. Dell’Orto	100%	300,300	600,600	1,201,200
Carl A. Mayfield	100%	285,285	570,570	1,141,140
Thomas C. Morey	100%	300,300	600,600	1,201,200
Nancy M. Vu	100%	259,350	518,700	1,037,400
2024 Company Performance Objectives
In February 2024, given the continued uncertainty regarding macro-economic factors and disruptions and their rapidly, evolving nature (including inflation, changes in interest rates, potential economic slowdown and geopolitical conflicts), the Committee approved continuing to split determination of the performance levels for the 2024 corporate performance objectives into two phases, with the first phase corporate performance objectives (the “Phase I Corporate Objectives”) being approved by the
Committee in February 2024 and the second phase corporate performance objectives (the “Phase II Corporate Objectives”) being approved by the Committee at a later date when the Company and the Committee hoped to have greater visibility into the timing and trajectory of the Company’s performance results and the general economy. The Committee also concluded that, for the purpose of annual STIP bonuses, the final 2024 corporate performance objectives would be calculated as follows: (i) the Phase I
Corporate Objectives would be collectively weighted 50% and (ii) the Phase II Corporate Objectives would be collectively weighted 50%.
PHASE I CORPORATE OBJECTIVES – 50% weight
In February 2024, the Committee adopted the following Phase I Corporate Objectives for the first half of 2024. The Committee also assigned each performance objective a relevant weighting, which would be consistent between the Phase I Corporate
Objectives and the Phase II Corporate Objectives. The Committee selected the specific performance objectives because they complement various parts of the Company’s overall strategy and business goals as explained further below. The following chart sets forth the description and weighting of each Phase I Corporate Objective, as well as the threshold, target and high levels for such objectives and the achievement results in the first half of 2024.

Phase I Corporate Objective (50%)			Measurement
	Allocation	Description	Threshold	Target	High	Achievement

Consolidated Portfolio RevPAR	20%	Focuses on revenue within our portfolio—one of the Company’s core pillars of aggressive asset management	$178.75	$185.62	$192.25	$185.28

Consolidated Hotel Adjusted EBITDA Margin	30%	Focuses on “margin improvement”—as expense reduction is another of our core pillars of aggressive asset management	26.1%	27.4%	28.6%	28.6%

Adjusted EBITDA	30%	Focuses on the Company’s overall earnings profile, which is affected by both asset management and acquisition and disposition activity	$308.1M	$338.1M	$368.1M	$355.4M

Net Debt / TTM Adjusted EBITDA	20%	Focuses on our overall net leverage position to align with maintaining a strong, conservative balance sheet	5.77x	5.38x	5.00x	5.25x
Based on the above achievements, the NEOs had an achievement level of 154.0% with respect to the Phase I Corporate
Objectives.
PHASE II CORPORATE OBJECTIVES – 50% weight
In September 2024, based on visibility gained through the first half of 2024, the Committee adopted the following Phase II
Corporate Objectives for the second half of 2024. Following the adoption of the Phase II Corporate Objectives, the Company experienced unexpected disruption from the end of September until early November 2024 as a result of strikes and other related

56	2025 PROXY STATEMENT
labor activities at certain properties in its portfolio.  As the Company’s Hilton Hawaiian Village property had incurred the most impact from this disruption, the Committee subsequently determined to re-calibrate the Phase II Corporate Objectives to exclude
Hilton Hawaiian Vacation from the portfolio for the fourth quarter of 2024 only.  The following chart sets forth the description and weighting of each Phase II Corporate Objective, as well as the threshold, target and high levels for such objectives and the achievement results (all as adjusted for removal of Hilton Hawaiian Village for the fourth quarter of 2024).

Phase II Corporate Objective (50%)	Allocation	Description	Measurement
			Threshold	Target	High	Achievement

Comparable Portfolio RevPAR	20%	Focuses on revenue within our portfolio—one of the Company’s core pillars of aggressive asset management	$174.07	$181.07	$188.07	$183.38

Comparable Hotel Adjusted EBITDA Margin	30%	Focuses on “margin improvement”—as expense reduction is another of our core pillars of aggressive asset management	25.2%	26.2%	27.2%	26.1%

Adjusted EBITDA	30%	Focuses on the Company’s overall earnings profile, which is affected by both asset management and acquisition and disposition activity	$240.3M	$270.3M	$300.3M	$279.6M

Net Debt / TTM Adjusted EBITDA	20%	Focuses on our overall net leverage position to align with maintaining a strong, conservative balance sheet	6.26x	5.91x	5.56x	5.67x
Based on the above achievements, the NEOs had an achievement level of 128.9% with respect to the Phase II Corporate
Objectives. After applying the applicable 50% weighting to each of the two phases for the corporate objectives, the NEOs had an achievement level of 141.4% with respect to the final aggregate 2024 corporate performance objective.
Individual Performance Objectives
Each February, as part of the Company’s compensation cycle, the Committee sets individual performance objectives for the full year for Mr. Baltimore. Thereafter, Mr. Baltimore sets individual performance objectives for each other executive officer. At the end of each compensation cycle, Mr. Baltimore reviews and determines each executive officer’s individual performance rating and the Committee reviews and determines Mr. Baltimore’s individual performance rating. The following table highlights the assessed achievements for each NEO. When determining individual performance ratings, Mr. Baltimore or the Committee (as applicable) considers the impact each individual had on the Company’s overall goals and their respective departments, including the key performance highlights below.

Named Executive Officer	Individual Performance Highlights

Thomas J. Baltimore, Jr.
•Successfully led the Company in evaluating and reshaping the Company’s portfolio and recycling proceeds from non-core asset sales into the stock repurchase program and debt reduction
•Oversaw the increase in the Company’s quarterly dividend payment
•Aggressively led the Company to evaluate opportunities and implement plans to activate real estate within the portfolio, including the development of adjacent parcels of land at Hilton Hawaiian Village and return on investment project at Royal Palm South Beach Miami
•Continued working with Park’s third-party management companies to deliver value through strengthening communications and effectiveness to improve operating performance
•Actively engaged and communicated with associates to inspire and motivate them and ensure that Park creates the right environment for their success in delivering the Company’s mission, values and goals to achieve long-term stockholder value
•Successfully managed and maintained high quality relationships with the investment community by achieving credibility, clear and achievable expectations and transparency
•Continued to assess and update enterprise risk management framework (including cybersecurity risk assessment and mitigation activities)

2025 PROXY STATEMENT	57

Named Executive Officer	Individual Performance Highlights

Sean M. Dell’Orto
•Led the update of the Company’s strategic plan and assessment of the full potential of the portfolio based on cost efficiencies, revenue opportunities and return on investment projects in planning
•Continued to strengthen the balance sheet and the Company’s liquidity position, including (i) by structuring the issuance of $550 million of 7.0% senior notes due 2030 and amending the Company’s existing credit agreement to include a new $200 million senior unsecured term loan facility due 2027 and using proceeds from such transactions to repurchase or redeem all of the $650 million 7.5%  senior notes due June 2025, as well as
(ii) evaluating options to push out maturities, lower interest costs and provide for prepay flexibility in the capital stack
•Oversaw the continued improvement and effectiveness of the Company’s financial reporting functions, including the refinement of internal processes, reports, analytics and tools
•Led the renewal of the Company’s property insurance policies
•Supported the Company’s Investment team with underwriting and funding plans for potential acquisitions, dispositions, ground lease workouts and joint venture related matters

Carl A. Mayfield
•Oversaw the development and implementation of plans to activate the Company’s real estate, including the completion of renovation projects at the Casa Marina Key West, Curio Collection and the start of projects at the
Hilton New Orleans Riverside and Royal Palm South Beach Miami
•Executed on all approved risk and emergency capital projects within 3% of budget
•Oversaw and updated the Company’s environmental, risk, energy and sustainability programs
•Updated the Company’s First Responder’s Program and created a waste and diversion program
•Completed retro commissioning studies to build out 2025 projects at various assets in the portfolio

Thomas C. Morey
•Successfully led the negotiations and completion of the disposition of the Company’s joint venture interests in both the DoubleTree Hotel Spokane City Center and Hilton La Jolla Torrey Pines
•Continued maintaining and refining an active “ready list” of potential acquisition opportunities in target markets
•Maintained and continued to improve strong portfolio management program interconnected with the
Company’s Asset Management and Design & Construction teams
•Actively engaged and communicated with lodging investment community to ensure strengthening of relationships to ensure that the Company is well positioned for future growth and access to market opportunities

Nancy M. Vu
•Successfully managed all legal aspects related to the disposition of the Company’s joint venture interests in
DoubleTree Hotel Spokane City Center and Hilton La Jolla Torrey Pines and the closure of Hilton Oakland
Airport
•Oversaw and advised on all legal aspects of each of the Company’s transactions, including the structuring of the Company stock repurchase program, the issuance of senior notes and a new term loan facility and all regulatory matters
•Assisted the CEO with Board communication
•Oversaw the legal analysis, negotiation and communication of key operational matters with operators
•Advised on all legal aspects of the Company’s return on investment projects, including the development of adjacent parcels of land at Hilton Hawaiian Village and renovation project at Royal Palm South Beach
Miami

The Committee also adopted the third annual corporate responsibility scorecard to motivate executives to achieve goals related to the Company’s commitment to driving sustainability and engagement throughout our business and to provide a discrete incentive for management to execute on our corporate responsibility strategy. While certain of the Company’s corporate responsibility goals are long-term in nature, the Committee believes that it is important to annually review, measure and assess progress towards those goals. As a result, the Company included corporate responsibility objectives as a component of the individual performance

58	2025 PROXY STATEMENT
objectives of the annual incentive program, rather than in the long-term incentive awards. The following chart sets forth the description and possible points for each goal for 2024, as well as the achievement results. In February 2024, the Committee approved that a total performance level of 24 points would result in a “high” score, 18 points would result in a “target” score and
12 would result in a “threshold” score.

	MEASURE	RESULTS	POSSIBLE POINTS	ACTUAL POINTS

ENVIRONMENTAL	Continue to achieve Sustainalytics “Low Risk” rating between 10 and 20	Achieved an ESG Risk rating of 14.1 (low risk)	2	2
	Conduct assessment of properties in Orlando, Washington D.C. and California to determine feasibility of solar energy	Solar energy feasibility assessments completed in Orlando, Washington, DC and California	2	2
	Design, permit and, once permitted, commence construction of solar panel project at Hilton Waikoloa Village	Design completed and permitting commenced	3	1.5
	Monitor, aggregate and report on 2024 Sustainability (i.e., energy, greenhouse gases and water performance) metrics	Data continuously refined throughout year; verified 2019 baseline data and achieved verification; data contained in Corporate Responsibility Report	2	2
	Publish annual Corporate Responsibility Report inclusive of GRI, SASB and TCFD reporting standards	Published in December 2024	2	2

SOCIAL	Conduct at least three (3) lunch & learn sessions to facilitate and foster learning and development in diversity, equity, inclusion and belonging focused topics	Conducted four lunch & learns (focused on diversity)	2	2
	Provide at least two (2) off-site volunteer opportunities for associates	Offered three opportunities: 1. True Ground Housing Partners (July 2024) 2. N Street Village (March 2024) 3. Don Bosco Cristo Rey (February 2024)	2	2
	Maintain overall employment engagement score above Professional Services benchmark average	Achieved +5 point score above Professional Services benchmark	2	2

GOVERNANCE	Obtain 95% or higher completion of diversity, equity, inclusion and unconscious bias training by associates	100% of associates participated in unconscious bias training	2	1
	Obtain 95% or higher completion of annual Code of Conduct training by associates	100% of associates completed annual Code of Conduct training	2	2
	Maintain average ISS Monthly score of “3” or better for each of Governance, Environment and Social pillars	Through December, average scores are: 1. Governance - 1.25 2. Environment - 3.67 3. Social - 1.25	3	2.8
	TOTAL ACHIEVEMENT		24	21.3
Based on the above achievements, the NEOs had an achievement level between “target” and “high” with respect to the corporate responsibility scorecard.

2025 PROXY STATEMENT	59
2024 Actual STIP Awards
Based on the above individual performance scores, which include as a component the results of the corporate responsibility scorecard, and the achievement of the corporate performance objectives set forth above, the Committee approved the following
2024 actual STIP awards:

Name	Corporate Objective Payout ($)	Individual Performance Payout ($)	Total 2024 STIP Award ($)	Percentage of Target Paid Out

Thomas J. Baltimore, Jr.	2,450,621	385,000	2,835,621	147%
Sean M. Dell’Orto	679,639	240,240	919,879	153%
Carl A. Mayfield	645,657	228,228	873,885	153%
Thomas C. Morey	679,639	180,180	859,819	143%
Nancy M. Vu	586,961	155,610	742,571	143%
Long-Term Incentive
Structure
The Company’s LTIP executive long-term incentive program (the “LTIP”) is intended to focus our executive officers and other eligible employees on, and reward them for, achieving our long-term goals and enhancing stockholder value. Each fiscal year, the
Committee will determine an aggregate target value (the “Aggregate Target Value”) under the LTIP for each participant who is a member of the Executive Committee or is subject to Section 16 of the Exchange Act. Pursuant to the LTIP, unless otherwise determined by the Committee, the Aggregate Target Value of each such participant, and the allocation of such Aggregate Target
Value between a LTIP award granted in shares of RSAs and a LTIP Award granted in PSUs, will be in the amount or within the range set forth in the table below.

Participant Level	Aggregate Target Value	Allocation of Aggregate Target Value
		PSUs	RSAs

Chief Executive Officer	$5,250,000 or more	65%	35%
Executive Vice President	Up to 275% of base salary	60%	40%
Senior Vice President	Up to 100% of base salary	60%	40%

60	2025 PROXY STATEMENT
The illustration below sets forth the structure of our LTIP in fiscal year 2024:

CEO	NEOs	Award	Features
65%	60%	Performance Stock Units	100% Relative TSR vs. FTSE Nareit Lodging/Resorts Index*

			RESULT	HURDLES
			Threshold (25%)	25th percentile
			Target (100%)	50th percentile
			High (200%)	80th percentile

IF EARNED, CLIFF VEST AT THE END OF THE PERFORMANCE PERIOD (SUBJECT TO TSR MODIFIER FOR NEGATIVE TSR)

40%
35%

		Time -Based Restricted Stock Awards	VEST RATABLY OVER THREE YEARS

* Relative TSR versus the FTSE Nareit Lodging/Resorts Index only includes those constituents with a market cap of over $1B
The terms of each RSA award and PSU award are described below.
•Each fiscal year’s RSA award will vest ratably on each of the first three anniversaries of the grant date, subject to the continued employment of the participant through the applicable vesting date. In the event of a participant’s termination of employment (i) without “cause” (as defined in the 2017 Omnibus Incentive Plan) or due to “retirement” (as defined in the RSA award agreement), in each case after the first anniversary of the grant date, all of the remaining unvested shares will become vested, (ii) without cause within 12 months following a “change in control” (as defined in the 2017
Omnibus Incentive Plan), all of the remaining unvested shares will become vested and (iii) due to death or
“disability” (as defined in the 2017 Omnibus Incentive Plan), a prorated amount of the shares will vest based on the actual days worked during the vesting period. With respect to the Chief Executive Officer’s RSA awards, the vesting upon termination of employment will be as set forth in the CEO Employment Agreement, as described below.
Participants will receive dividends on the RSAs at the same time that regular dividend payments are made on the
Company’s common stock.
•Each fiscal year’s PSU award will vest based on the Company’s total stockholder return relative to the total stockholder returns of the companies that comprise the FTSE Nareit Lodging/Resorts Index and that have a market capitalization in excess of $1 billion as of the first day of the applicable performance period (the “PSU TSR metric”), in each case over a three-year performance period beginning on January 1 of the fiscal year of such grant (each a “Performance Period”), subject to the participant’s continued employment through the end of the Performance Period. As set forth in the chart below, the number of PSUs that may become vested will range from 0% to 200% of the number of PSUs granted to the participant, based on the level of achievement of the foregoing performance measure, as determined by the Committee.
However, in the event that the Company’s TSR is negative for the applicable PSU award’s performance period for NEO’s PSU awards granted in 2022 or thereafter and the payment otherwise would have been above 100% of target, the payout of each such PSU Award will be decreased by 10% (but not below the target award amount).

2025 PROXY STATEMENT	61

PSU Performance Metrics	Relative TSR Hurdles		LTIP Payout Levels		Modifier for PSU Awards To NEOs(1)

Relative TSR vs. FTSE Nareit Lodging	Threshold:	25th Percentile	Threshold:	25%	PSU award payout decreased by 10% if the Company’s TSR is negative for the applicable performance period
Resorts Index	Target:	50th Percentile	Target:	100%
(Constituents with Market Cap.> $1B)	Maximum:	80th Percentile	Maximum:	200%

(1)Modifier only applies to NEO’s PSU awards granted in 2022 or thereafter.
In the event of a participant’s termination of employment (i) without cause, due to retirement or due to death or disability, a prorated amount of the PSUs will vest based on the actual days worked from the award grant date until the
NEO’s employment termination date (and calculated based on actual performance through the end of the Performance
Period) and (ii) without cause within 12 months following a change in control, the PSUs will vest based on actual performance through the end of the Performance Period and will not be prorated based on actual days worked during the
Performance Period, provided that if the PSUs are not substituted or assumed following a change in control, then the
PSUs will vest on the day immediately prior to the consummation of such change in control based on actual performance through such day. With respect to the Chief Executive Officer’s PSU awards, the vesting upon termination of employment will be as set forth in the CEO Employment Agreement, as described below. After the end of the
Performance Period once the Committee has determined total stockholder return performance and the actual number of
PSUs that have vested based on such performance, participants will receive accrued dividends on the shares underlying the vested PSUs based on each regular cash dividend declared on the Company’s common stock during the Performance
Period.
2024 Target LTIP Awards
The following table presents the dollar value of the LTIP awards granted to each NEO in February 2024, including for each NEO the specific threshold, target and high PSU opportunities, the value of the RSAs granted and the Aggregate Target Value. PSU awards are denominated in units that convert into shares of our common stock upon vesting (rather than being denominated as a dollar value). As a result, the actual value received by the NEO upon vesting will take into account the value of our common stock at such time.

	Performance-based PSUs			Time-based RSAs ($)	LTIP Award Aggregate Target Value ($)
Name	Threshold ($)	Target ($)	High ($)

Thomas J. Baltimore, Jr.	1,015,625	4,062,500	8,125,000	2,187,500	6,250,000
Sean M. Dell’Orto	247,748	990,990	1,981,980	660,660	1,651,650
Carl A. Mayfield	149,775	599,099	1,198,197	399,399	998,498
Thomas C. Morey	198,198	792,792	1,585,584	528,528	1,321,320
Nancy M. Vu	136,159	544,635	1,089,270	363,090	907,725

62	2025 PROXY STATEMENT

2023 and 2024 Vesting of Previously-Granted PSUs Pursuant to Annual LTIP Awards

RELATIVE TSR PERFORMANCE-BASED LTIP AWARD STATUS
	Through December 31, 2024
LTIP Performance Period and Metrics	2021	2022	2023	2024	2025	2026	Status	% Payout
2021-2023 LTIP
Relative TSR vs Nareit Lodging/Resorts Index	100% Completed						Above Target	113%

2022-2024 LTIP
Relative TSR vs Nareit Lodging/Resorts Index		100% Completed					Just Below Target	99%

2023-2025 LTIP
Relative TSR vs Nareit Lodging/Resorts Index			67% Completed				Tracking at Maximum	200%

2024-2026 LTIP
Relative TSR vs Nareit Lodging/Resorts Index				33% Completed			Tracking above Target	102%

Note: Relative TSR is measured against all companies that comprise the FTSE Nareit Lodging/Resorts Index with at least $1 billion in market capitalization.
2021-2023 PSU Awards: In January 2024, the Committee reviewed and certified achievement of the PSU TSR metric for the
2021-2023 PSU awards granted as a component of the 2021 annual LTIP awards. These 2021-2023 PSU awards had a TSR performance period that commenced on January 1, 2021 and ended on December 31, 2023. Relative TSR for this 3-year performance period was at the 53.9th percentile, which is above the target level. Consequently, 113% of the target number of
2021-2023 PSU awards granted in February 2021 were earned.
2022-2024 PSU Awards: In January 2025, the Committee reviewed and certified achievement of the PSU TSR metric for the
2022-2024 PSU awards granted as a component of the 2022 annual LTIP awards. These 2022-2024 PSU awards had a TSR performance period that commenced on January 1, 2022 and ended on December 31, 2024. Relative TSR for this 3-year performance period was at the 49.6th percentile, which is just below the target level. Consequently, 99% of the target number of
2022-2024 PSU awards granted in February 2022 were earned.
The PSU awards granted as a component of the annual LTIP awards in fiscal years 2023 and 2024 are currently projecting achievement at the maximum and above target levels, respectively.
2025 COMPENSATION ACTIONS
In February 2025, the Committee determined to provide Mr. Baltimore with a grant under the LTIP for fiscal year 2025 with an
Aggregate Target Value of $6,500,000. Each of the other NEOs received grants under the LTIP for fiscal year 2025 with
Aggregate Target Values similar to such values received in fiscal year 2024.
In addition, in February 2025, the Committee approved increasing the annual base salaries for Ms. Vu and Messrs. Dell’Orto,
Mayfield and Morey starting in February 2025. See “—Compensation Framework – 2024 Actual Base Salaries” for further information.
The Committee made no other changes to the 2025 executive compensation program.
CEO EMPLOYMENT AGREEMENT
We have an employment agreement with our Chief Executive Officer, pursuant to which he is entitled to receive severance benefits in connection with certain terminations of employment and we are provided with the protections of certain restrictive covenants. The material terms of this agreement are described below in the section entitled “Compensation Tables—Narrative to
Summary Compensation Table and Grants of Plan-Based Awards Table—CEO Employment Agreement.”

2025 PROXY STATEMENT	63
OTHER COMPENSATION PROGRAM ELEMENTS
Other Benefits and Perquisites
We maintain medical and dental insurance, accidental death insurance and disability insurance for all of our employees.
Executives are generally eligible to participate in the same welfare benefit plans as our other employees. However, in fiscal year
2020, the Company adopted a new flexible paid time off policy applicable to the Company’s executive committee members
(exclusive of Mr. Baltimore whose paid time off arrangements are set forth in his CEO Employment Agreement) that sets no specific limit for paid time off, resulting in paid time off no longer being accrued for such officers.
Additionally, our executives may participate in hotel operator-sponsored arrangements and programs, which depending on the hotel operator’s program may include discounted rates, guaranteed room access, room upgrades, a dedicated reservation line and discounted food and beverage. We also provide our executive officers with the opportunity for an annual physical examination at our expense. We also may pay for or reimburse our executives for insurance covering losses they may suffer as a result of their service as Company executives.
Severance Benefits
In April 2017, the Committee adopted and approved the Park Hotels & Resorts Inc. Executive Severance Plan (the “Executive
Severance Plan”) for employees of the Company at the level of senior vice president and above as designated for participation by the Committee. Each of the NEOs has been designated by the Committee as a participant of the Executive Severance Plan, other than the Chief Executive Officer whose severance arrangements are governed by the terms of the CEO Employment Agreement.
For a further description of the Chief Executive Officer’s severance and change in control terms, see the discussion under the caption “Compensation Tables—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—CEO
Employment Agreement.”
The Executive Severance Plan sets forth the terms for payment of severance and other benefits to participants in the event of a termination of employment with the Company under certain circumstances. In the event of a termination of employment “without cause” (other than due to death or disability) or for “good reason” (each as defined in the Executive Severance Plan), the participant is entitled to the following payments and benefits:
•A cash payment, payable in a single lump sum payment, equal to 2.0x (for executive vice presidents) or 1.5x (for senior vice presidents who are also members of the Company’s Executive Committee) the sum of the participant’s annual base salary and his or her average annual bonus for the most recent two fiscal years (or one fiscal year if applicable). A participant who was not eligible for a bonus in the prior fiscal year will remain eligible to receive an actual bonus for the year of termination (prorated for the actual period of service during such year).
•The vesting of the participant’s outstanding equity and equity-based awards in accordance with the 2017 Omnibus
Incentive Plan (or any successor plan) and applicable award agreements. A participant’s termination of employment for good reason will be treated as a termination by the Company without cause under the 2017 Omnibus Incentive Plan (or any successor plan) and applicable award agreement.
•A cash amount equal to the difference between the participant’s monthly COBRA premium cost and the monthly contribution paid by similarly situated active Company executives for the same coverage, payable in equal installments over a twelve-month period following the participant’s termination date. These payments will cease earlier than the expiration of such twelve-month period if the participant becomes eligible to receive group health coverage from another employer or ceases to be eligible to receive COBRA coverage.
•A cash payment of the participant’s accrued pay through the date of termination.
Receipt of all severance payments and benefits under the Executive Severance Plan is contingent upon the NEO complying with various requirements, including non-solicitation and non-competition obligations to the Company (which apply for a period of twelve-months following the NEO’s termination of employment) and the NEO’s timely execution and delivery to the Company of an effective release of claims. Subject to certain exceptions, the Company shall pay or commence providing all severance benefits within 10 days following the effectiveness of the required release of claim.

64	2025 PROXY STATEMENT
Stock Ownership Policy
Our minimum stock ownership

Named Executive Officer	Stock Ownership Requirement (Multiple of Base Salary)	Value of Stock Ownership Towards Requirement (as of March 3, 2025)(1)	Actual Stock Ownership as Multiple of Base Salary

Thomas J. Baltimore, Jr.	6x	$24,257,881	24.3x
Sean M. Dell’Orto	3x	$7,038,221	14.1x
Carl A. Mayfield	3x	$3,288,753	6.9x
Thomas C. Morey	3x	$4,870,432	9.7x
Nancy M. Vu	3x	$1,817,041	6.1x

(1)  As required under the policy, the Value of Stock Ownership is calculated using the average NYSE closing price of Park’s common stock during the last calendar year.  For calendar year 2024, the average closing price for Park’s common stock was $15.35.

guidelines require each executive
officer to maintain equity investment
in the Company based upon a
multiple (six times, in the case of the
Chief Executive Officer, and three
times, in the case of all other
executive officers) of his or her base
salary, subject to a catch-up period to
account for salary increases. For
purposes of this requirement, an
executive officer’s holdings include
shares held directly or indirectly,
individually or jointly; shares
underlying unvested time-vesting
restricted stock; and shares held under
a deferral or similar plan. However, an executive officer’s unvested PSUs do not count towards their holdings for purposes of this stock ownership requirement. Each executive officer is expected to meet this ownership requirement within five years of the later of (a) February 23, 2017 (i.e., the date on which the Company made its first broad-based equity incentive grants following the
Spin-off) or (b) the date he or she first becomes subject to this stock ownership policy.
As of the date of this Proxy Statement, all of our executive officers satisfied, exceeded or were on track to meet these requirements within the requisite time period.
Clawback Policy
We originally adopted an incentive compensation clawback policy in 2017. In October 2023, our Board adopted an updated incentive compensation clawback policy that complies with recently enacted SEC rules and NYSE listing standards. The policy requires the Company to recoup incentive-based compensation from our NEOs in the event the Company issues an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the federal securities laws, to the extent such incentive-based compensation received by the individual exceeds the amount the individual would have received based on the restated financial statements. Compensation may also be recouped from certain other officers of the Company under these circumstances under the policy.
No Pledging Policy
The Company maintains a policy that prohibits independent directors and executive officers from purchasing any Company securities on margin, borrowing against Company securities held in margin accounts or pledging Company securities as collateral for a loan.
No Hedging Policy
The Company maintains a policy that prohibits directors and executive officers from completing any short sales of Company securities or from purchases or sales of puts, calls or other derivative instruments or securities based on the Company’s securities.
Insider Trading Policy
The Company maintains an Insider Trading Policy that governs the purchase, sale, and/or other disposition of the Company’s securities by directors, executive officers and associates. The Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE listing standards. A copy of our Securities Trading Policy was filed as Exhibit 19.1 to our 2024 Annual Report. Transactions by the Company in its own securities are monitored by internal and external legal counsel for compliance with applicable securities laws.
Timing of Certain Equity Awards
The Company does not currently grant awards of stock options, stock appreciation rights, or similar option-like awards as part of its compensation program. The Company does not time the disclosure of material non-public information, or the granting of equity awards, for the purpose of impacting the value of executive compensation.
Tax Implication on Executive Compensation
Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally limits the deductibility of annual compensation over
$1 million for any of the Company’s “covered employees,” which includes the Company’s principal executive officer, principal financial officer, the three other most highly paid officers and any officer that was a “covered employee” for any preceding

2025 PROXY STATEMENT	65
taxable year beginning after December 31, 2016. The Committee believes it is appropriate to retain the flexibility to authorize payments of compensation that may not qualify for deductibility under Section 162(m) if, in the Committee’s judgment, it is in the Company’s best interest to do so. Accordingly, the Committee has awarded, and may continue to award, compensation as it considers appropriate that does not qualify for deductibility under Section 162(m).
COMPENSATION RISK REVIEW
The Committee reviewed and considered risks arising from the Company’s compensation policies and practices for its associates.
This review included consideration of the following specific elements of the Company’s executive compensation policies and procedures:
•the executive compensation program is structured as a balanced mix among salary, cash bonus and equity;
•the STIP is based upon pre-existing, defined goals with specified metrics;
•the LTIP is based upon pre-existing, defined goals evaluating performance over a three-year period;
•the STIP and LTIP contain multiple financial targets; the 2024 STIP financial performance goals were separated into two phases in February 2024 to better reflect Park’s evolving business priorities in 2024 due to the continuing uncertainty from evolving macro-economic factors (including inflation, changes in interest rates, potential economic slowdown and geopolitical conflicts);
•the STIP and LTIP performance goals include both absolute and relative-to-peer performance;
•the STIP annual goals balance financial and non-financial performance goals;
•the STIP and LTIP performance goals include achievement against both single-year and multi-year metrics;
•the STIP and LTIP, as implemented and approved annually by the Committee, include maximum payouts at each executive level;
•STIP and LTIP awards are not determined on an “all or nothing” basis, but rather on a graduated basis against stated
targets;
•the Company has safeguards against paying executives excessive amounts, including making grants on an annual basis based on a comprehensive review of performance and market practice;
•the executive compensation program mandates stock ownership by executive officers;
•the executive compensation program includes an appropriate “clawback policy” to recoup overpayments of incentive-
based compensation erroneously awarded and paid to current and former officers in connection with an accounting restatement; and
•the Committee retains discretion to adjust STIP payouts as warranted by circumstances.
Following this review, the Committee concluded that any risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company at this time.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of our Committee is or has at any time been one of our executive officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Committee.
COMPENSATION COMMITTEE REPORT
The Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and
Analysis section of this report. Based upon this review and discussion, the Committee recommended to the Board that this
Compensation Discussion and Analysis section be included in this Proxy Statement.
Respectfully submitted,
The Compensation & Human Capital Committee of the Board
Thomas D. Eckert (Chairman)
Geoffrey M. Garrett
Christie B. Kelly
Timothy J. Naughton
Stephen I. Sadove

66	2025 PROXY STATEMENT
COMPENSATION
TABLES

2024 SUMMARY COMPENSATION TABLE
The following table summarizes the total compensation earned by each of our NEOs for the fiscal years ended December 31,
2024, 2023 and 2022.

Name and Principal Position				Stock Awards (1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)
	Year	Salary ($)	Bonus ($)					Total ($)

Thomas J. Baltimore, Jr.	2024	1,100,000	—	6,462,611	—	2,835,621	960	10,399,192
President and Chief Executive Officer	2023	1,000,000	—	7,389,520	—	2,440,734	960	10,831,214
	2022	1,000,000	—	5,878,321	—	2,510,738	960	9,390,019
Sean M. Dell’Orto	2024	600,600	—	1,703,508	—	919,879	14,760	3,238,747
Executive Vice President and Chief Financial Officer and Treasurer	2023	572,000	—	1,987,003	—	836,241	18,029	3,413,273
	2022	550,000	—	1,679,585	—	835,857	18,160	3,083,602
Carl A. Mayfield	2024	570,570	—	1,029,840	—	873,885	14,760	2,489,055
Executive Vice President, Design and Construction	2023	543,400	—	1,201,224	—	794,429	14,160	2,553,213
	2022	522,500	—	1,015,365	—	741,814	13,160	2,292,839
Thomas C. Morey	2024	600,600	—	1,362,798	—	859,819	18,510	2,841,727
Executive Vice President and Chief Investment Officer	2023	572,000	—	1,589,605	—	779,041	17,910	2,958,556
	2022	550,000	—	1,343,639	—	780,857	13,160	2,687,656
Nancy M. Vu	2024	518,700	—	936,208	—	742,571	14,760	2,212,239
Executive Vice President and General Counsel	2023	494,000	—	1,092,028	—	722,208	14,148	2,322,384
	2022	442,014	—	483,033	—	536,818	13,029	1,474,894
(1)The amounts shown in the Stock Awards column reflect the aggregate grant date fair value of awards of RSAs and PSUs, as computed in accordance with
FASB ASC Topic 718, using the assumptions discussed in Note 11 (“Share-Based Compensation”) of the consolidated financial statements included in our
Annual Report on Form 10-K for the year ended December 31, 2024. The grant date fair value of the RSAs is determined using the fair value of the underlying common stock on the grant date. The grant date fair value of the PSUs is based upon the probable outcome of the applicable performance conditions and is reported at target level. Based upon the assumption that the maximum level of performance will be achieved for the PSUs granted in
2024, the value of such PSUs would be $8,125,000 for Mr. Baltimore, $1,981,980 for Mr. Dell’Orto, $1,198,197 for Mr. Mayfield, $1,585,584 for
Mr. Morey and $1,089,270 for Ms. Vu. For additional information on the RSAs and PSUs granted to our NEOs in fiscal year 2024 as part of annual LTIP awards, see “Compensation Discussion and Analysis —Compensation Framework —Long-Term Incentive —2024 Target LTIP Awards.”
(2)The amounts shown in the Non-Equity Incentive Plan Compensation column for fiscal year 2024 reflect the cash award that each NEO earned in fiscal year 2024 that was paid in February 2025. For additional information on these cash awards, see “Compensation Discussion and Analysis —Compensation
Framework —Short-Term Incentive —2024 Actual STIP Awards.”
(3)The amounts shown in the All Other Compensation column for the fiscal year ended December 31, 2024 reflect: (i) for Mr. Baltimore, group term life insurance premiums valued at $960; (ii) for Mr. Dell’Orto, group term life insurance premiums valued at $960, and our matching contributions under the
Company’s 401(k) plan of $13,800; (iii) for Mr. Mayfield, group term life insurance premiums valued at $960 and our matching contributions under the
Company’s 401(k) plan of $13,800; (iv) for Mr. Morey, group term life insurance premiums valued at $960, and our matching contributions under the
Company’s 401(k) plan of $13,800, and an annual executive physical reimbursed at $3,750; and (v) for Ms. Vu, group life insurance premiums valued at
$960 and our matching contributions under the Company’s 401(k) plan of $13,800.

2025 PROXY STATEMENT	67
2024 GRANTS OF PLAN BASED AWARDS TABLE
The following table sets forth information regarding grants of plan-based awards to each of our NEOs for the fiscal year ended
December 31, 2024.

		Estimated Future Payouts(1) Under Non-Equity Incentive Plan Awards			Estimated Future Payouts (2) Under Equity Incentive Plan Awards			All Other Stock Awards: Number or Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Thomas J. Baltimore, Jr.
Annual STIP Award		962,500	1,925,000	3,850,000
Annual LTIP RSAs	2/22/24							134,698	2,187,496
Annual LTIP PSUs	2/22/24				62,538	250,153	500,306		4,275,115
Sean M. Dell’Orto
Annual STIP Award		300,300	600,600	1,201,200
Annual LTIP RSAs	2/22/24							40,681	660,659
Annual LTIP PSUs	2/22/24				15,255	61,021	122,042		1,042,849
Carl A. Mayfield
Annual STIP Award		285,285	570,570	1,141,140
Annual LTIP RSAs	2/22/24							24,593	399,390
Annual LTIP PSUs	2/22/24				9,223	36,890	73,780		630,450
Thomas C. Morey
Annual STIP Award		300,300	600,600	1,201,200
Annual LTIP RSAs	2/22/24							32,544	528,515
Annual LTIP PSUs	2/22/24				12,204	48,817	97,634		834,283
Nancy M. Vu
Annual STIP Award		259,350	518,700	1,037,400
Annual LTIP RSAs	2/22/24							22,357	363,078
Annual LTIP PSUs	2/22/24				8,384	33,536	67,072		573,130
(1)Reflects the possible payouts of cash incentive compensation under the STIP. The actual amounts that were paid to the NEOs are set forth in the “Non-
Equity Incentive Plan Compensation” column of the 2024 Summary Compensation Table. See “Compensation Discussion and Analysis —Compensation
Framework —Short-Term Incentive —2024 Actual STIP Awards” above.
(2)The amounts reported in the Estimated Future Payouts Under Equity Incentive Plan Awards column represent the possible number of PSUs that may vest based upon the level of achievement of the applicable performance measures. As described in further detail under the section entitled “Compensation
Discussion and Analysis —Compensation Framework —Long-Term Incentive,” the PSUs granted as part of the annual LTIP awards have a three-year performance period and vest based on the PSU TSR metric. For fiscal year 2024, threshold assumes that 25% of the total value of the PSUs awarded vest, target assumes that 100% of the total value of the PSUs awarded vest and maximum assumes that 200% of the total value of the PSUs awarded vest.
(3)The amounts reported in the All Other Stock Awards: Number of Shares of Stock or Units column represent the number of time vesting RSAs granted to the NEOs pursuant to the annual LTIP awards. The annual LTIP RSAs vest ratably on each of the first three anniversaries of the grant date.
(4)The amounts reported in the Grant Date Fair Value of Stock and Option Awards column show the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 11 (“Share-Based Compensation”) of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. The grant date fair value of the RSAs is determined using the fair value of the underlying common stock on the grant date. The grant date fair value of the PSUs is based upon the probable outcome of the applicable performance conditions and is reported at target level.

68	2025 PROXY STATEMENT
NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE
The following discussion should be read in conjunction with (i) the “2024 Summary Compensation Table” and the “2024 Grants
of Plan-Based Awards Table,” as well as the footnotes to such tables, and (ii) the disclosure under the caption “Compensation
Discussion and Analysis” above.
CEO Employment Agreement
On April 26, 2016, the Company entered into a CEO Employment Agreement with Mr. Baltimore. The CEO Employment
Agreement provided for an initial four-year employment term ending on May 16, 2020, which term automatically extends by one year at the end of the then-current term unless either party provides at least 90 days advance notice of non-renewal. Consistent with the foregoing, the employment agreement will now extend through May 16, 2025. Under the terms of the CEO Employment
Agreement, Mr. Baltimore was entitled to receive an initial annual base salary of no less than $1,000,000. In February 2024, the
Committee approved increasing Mr. Baltimore’s annual base salary for 2024 to $1,100,000. During the employment term, he is also eligible to receive an annual cash bonus of no less than 150% of his annual base salary (the “target annual bonus”) if target performance objectives are achieved, 75% of his annual base salary if threshold performance objectives are achieved and 225% of his annual base salary if maximum performance objectives are achieved. In January 2019, the Committee determined to provide
Mr. Baltimore a higher bonus range high end (300% of base salary), beginning in 2019. In February 2020, the Committee determined to increase Mr. Baltimore’s target, threshold and maximum annual bonus amounts beginning in 2020 to 175% of his annual base salary if target performance objectives are achieved, 87.5% of his annual base salary if threshold performance objectives are achieved and 350% of his annual base salary if maximum performance objectives are achieved.
During the employment term, Mr. Baltimore is eligible to participate in the Company’s LTIP. Mr. Baltimore is entitled to receive an annual grant of long-term equity-based incentive awards with a target value of no less than $3,500,000 (based on the grant date fair market value of the common stock awarded). In February 2024, the Committee determined to provide Mr. Baltimore with a grant under the LTIP for fiscal year 2024 with an Aggregate Target Value of $6,250,000, which is beyond the minimum under the
CEO Employment Agreement, with 35% of such fiscal year 2024 award consisting of RSAs and 65% consisting of PSUs. In
February 2025, the Committee determined to provide Mr. Baltimore with a grant under the LTIP for fiscal year 2025 with an
Aggregate Target Value of $6,500,000.
Mr. Baltimore is also entitled to participate in all employee benefit plans, programs and arrangements made available to our other executive officers generally. If Mr. Baltimore’s employment is terminated without “cause” (other than due to death or
“disability”), by him for “good reason” (as each such term is defined in the CEO Employment Agreement), or due to our non-
renewal of the employment term, he will be entitled to receive (1) all accrued but unpaid amounts (including, accrued but unpaid salary through the date of termination, any accrued but unpaid annual cash bonus and any unpaid or unreimbursed expenses)
(collectively, the “Accrued Rights”), (2) a lump sum cash severance payment in an amount equal to 2.99 times the sum of his annual base salary and target annual bonus then in effect, (3) subject to his election of COBRA continuation coverage, payment for a period of 12 months following the termination date (subject to earlier termination in certain cases) of an amount equal to the difference between the monthly COBRA premium cost and the monthly contribution paid by active employees for the same coverage and (4) accelerated vesting of any then-held unvested time-based restricted stock and unvested stock options and a prorated portion of the target number of any then-held unvested PSUs and performance shares, provided that such target number will not be prorated if the termination occurs within 12 months following a “change in control” (as defined in the CEO
Employment Agreement). Mr. Baltimore is entitled to the foregoing, in each case, subject to his execution and non-revocation of a release of claims and continued compliance with non-compete and non-solicitation covenants for 18 months following his termination and non-disparagement and confidentiality covenants at all times following his termination. If Mr. Baltimore’s employment terminates due to death or disability, he will be entitled to receive (1) any Accrued Rights, (2) a prorated portion of the annual cash bonus that he would have otherwise been entitled to receive had his employment not terminated and
(3) accelerated vesting of any then-held unvested time-based restricted stock and unvested stock options and a prorated portion of the target number of any then-held unvested PSUs and performance shares. The CEO Employment Agreement also provides that payments and benefits to be delivered in connection with this agreement will be either delivered in full or to such lesser extent as would result in no portion of such payments and benefits being subject to the excise taxes imposed by the golden parachute rules of Section 4999 of the Internal Revenue Code, whichever of the foregoing amounts, after taking into account all applicable taxes, results in the greatest amount of such payments and benefits to Mr. Baltimore on an after-tax basis.
Equity Awards
The equity awards granted to our NEOs during 2024 that appear in the tables above were granted pursuant to the LTIP, which is described further in the Compensation Discussion and Analysis section under the caption “Compensation Discussion and Analysis
—Compensation Framework —Long-Term Incentive.”

2025 PROXY STATEMENT	69
2024 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth information regarding outstanding equity awards for each of our NEOs as of December 31, 2024.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1) ($)

Thomas J. Baltimore, Jr.	2/22/24	—	—	—	—	134,698(2)	1,895,201	—	—
	2/22/24	—	—	—	—	—	—	500,306(5)	7,039,305
	2/16/23	—	—	—	—	96,802(3)	1,362,004	—	—
	2/16/23	—	—	—	—	—	—	539,320(6)	7,588,232
	2/24/22	—	—	—	—	33,073(4)	465,337	—	—
Sean M. Dell’Orto	2/22/24	—	—	—	—	40,681(2)	572,382	—	—
	2/22/24	—	—	—	—	—	—	122,042(5)	1,717,131
	2/16/23	—	—	—	—	30,264(3)	425,814	—	—
	2/16/23	—	—	—	—	—	—	136,190(6)	1,916,193
	2/24/22	—	—	—	—	10,889(4)	153,208	—	—
	2/18/16	14,079	—	18.91	2/18/26	—	—	—	—
	2/10/15	8,911	—	26.49	2/10/25	—	—	—	—
Carl A. Mayfield	2/22/24	—	—	—	—	24,593(2)	346,024	—	—
	2/22/24	—	—	—	—	—	—	73,780(5)	1,038,085
	2/16/23	—	—	—	—	18,296(3)	257,425	—	—
	2/16/23	—	—	—	—	—	—	82,332(6)	1,158,411
	2/24/22	—	—	—	—	6,583(4)	92,623	—	—
Thomas C. Morey	2/22/24	—	—	—	—	32,544(2)	457,894	—	—
	2/22/24	—	—	—	—	—	—	97,634(5)	1,373,710
	2/16/23	—	—	—	—	24,212(3)	340,663	—	—
	2/16/23	—	—	—	—	—	—	108,952(6)	1,532,955
	2/24/22	—	—	—	—	8,711(4)	122,564	—	—
Nancy M. Vu	2/22/24	—	—	—	—	22,357(2)	314,563	—	—
	2/22/24	—	—	—	—	—	—	67,072(5)	943,703
	2/16/23	—	—	—	—	16,633(3)	234,026	—	—
	2/16/23	—	—	—	—	—	—	74,848(6)	1,053,111
	2/24/22	—	—	—	—	3,132(4)	44,067	—	—
(1)Amounts reported are based on the closing price of Park’s common stock on the NYSE as of December 31, 2024 ($14.07), multiplied by the number of such unvested shares or units reported in the table.
(2)Represents 2024 LTIP awards granted as RSAs that vest ratably on each of the first three anniversaries of the grant date.
(3)Represents 2023 LTIP awards granted as RSAs that vest ratably on each of the first three anniversaries of the grant date.
(4)Represents 2022 LTIP awards granted as RSAs that vest ratably on each of the first three anniversaries of the grant date.
(5)Represents the PSU portion of the 2024 LTIP award that the respective NEO would vest in based on achieving the maximum level of performance. The
PSUs have a three-year performance period commencing on January 1, 2024, and vest based on the PSU TSR metric. At December 31, 2024, our PSU TSR metric performance related to the 2024 LTIP award achieved at slightly greater than target level. The actual number of PSUs that will be distributed is not yet determinable.
(6)Represents the PSU portion of the 2023 LTIP award that the respective NEO would vest in based on achieving the maximum level of performance. The
PSUs have a three-year performance period commencing on January 1, 2023, and vest based on the PSU TSR metric. At December 31, 2024, our PSU TSR metric performance related to the 2023 LTIP award achieved at maximum value. The actual number of PSUs that will be distributed is not yet determinable.

70	2025 PROXY STATEMENT
2024 OPTION EXERCISES AND STOCK VESTED
The following table provides information regarding the number of stock options that were exercised by our NEOs and the number of PSUs and RSAs that vested during the fiscal year ended December 31, 2024 and the value realized upon such vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (1) (#)	Value Realized on Vesting (2) ($)

Thomas J. Baltimore, Jr.	—	—	298,474	4,342,206
Sean M. Dell’Orto	—	—	85,854	1,254,083
Carl A. Mayfield	—	—	51,902	758,141
Thomas C. Morey	—	—	68,682	1,003,248
Nancy M. Vu	—	—	28,487	417,834
(1)Represents for:
•Mr. Baltimore, the 48,400 RSAs that vested February 16, 2024, the 34,585 RSAs that vested on February 18, 2024, the 33,072 RSAs that vested on
February 24, 2023, and the 182,417 PSUs that vested on December 31, 2024;
•Mr. Dell’Orto, the 15,132 RSAs that vested February 16, 2024, the 11,323 RSAs that vested on February 18, 2024, the 10,889 RSAs that vested on
February 24, 2024,  and the 48,510 PSUs that vested on December 31, 2024;
•Mr. Mayfield, the 9,148 RSAs that vested February 16, 2024, the 6,845 RSAs that vested on February 18, 2024, the 6,583 RSAs that vested on
February 24, 2024, and the 29,326 PSUs that vested on December 31, 2024;
•Mr. Morey, the 12,105 RSAs that vested February 16, 2024, the 9,058 RSAs that vested on February 18, 2024, the 8,711 RSAs that vested on
February 24, 2024, and the 38,808 PSUs that vested on December 31, 2024; and
•Ms. Vu, the 8,316 RSAs that vested February 16, 2024, the 3,088 RSAs that vested on February 18, 2024, the 3,132 RSAs that vested on February 24,
2024, and the 13,951 PSUs that vested on December 31, 2024.
(2)Amounts reported are based on the closing price of Park’s common stock on the NYSE on the applicable vesting date.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table, footnotes and narrative set forth our payment obligations pursuant to the compensation arrangements for each of our NEOs under certain existing plans, agreements and awards, assuming (1) a termination of employment and/or (2) a change in control (“CIC”) (as defined in the CEO Employment Agreement or in the 2017 Omnibus Incentive Plan) occurred, in each case, on December 31, 2024. The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs.
In providing the estimated potential payments below, we have assumed that there are no (1) accrued but unpaid salary and annual bonuses amounts outstanding or (2) unpaid reimbursements for expenses incurred prior to the date of termination.
Because the disclosures in the table assume the occurrence of a termination or CIC as of a particular date and under a particular set of circumstances and therefore make a number of important assumptions, the actual amount to be paid to each of our NEOs upon a termination or CIC may vary significantly from the amounts included herein. Factors that could affect these amounts include the timing during the year of any such event, the continued availability of benefit policies at similar prices and the type of termination event that occurs.

2025 PROXY STATEMENT	71

Name	Benefit	Termination by Company without Cause or by NEO for Good Reason ($)	Termination by Company for Cause or by Executive without Good Reason ($)	Termination within 12 Months Following CIC ($)	Termination due to Death or Disability ($)

Thomas J. Baltimore, Jr.(1)
	Cash Severance	8,521,500(2)	—	8,521,500(2)	1,750,000(3)
	Equity Awards(4)	7,428,453	—	11,036,311	7,428,453
	Continuation of Benefits	29,412(5)	—	29,412(5)	.
	Total Value of Benefits	15,979,365	—	19,587,223	9,178,453
Sean M. Dell’Orto(6)
	Cash Severance(7)	2,957,320	—	2,957,320	600,600
	Equity Awards(8)	1,423,800	—	2,968,067	1,420,535
	Continuation of Benefits(9)	27,210	—	27,210	—
	Total Value of Benefits	4,408,330	—	5,952,597	2,021,135
Carl A. Mayfield(6)
	Cash Severance(7)	2,809,454	—	2,809,454	570,570
	Equity Awards(8)	860,732	—	1,794,319	858,748
	Continuation of Benefits(9)	34,627	—	34,627	—
	Total Value of Benefits	3,704,813	—	4,638,400	1,429,318
Thomas C. Morey(6)
	Cash Severance(7)	2,840,060	—	2,840,060	600,600
	Equity Awards(8)	1,139,037	—	2,374,453	1,136,406
	Continuation of Benefits(9)	34,627	—	34,627	—
	Total Value of Benefits	4,013,724	—	5,249,140	1,737,006
Nancy M. Vu(6)
	Cash Severance(7)	2,502,179	—	2,502,179	518,700
	Equity Awards(8)	742,361	—	1,591,064	742,530
	Continuation of Benefits(9)	27,218	—	27,218	—
	Total Value of Benefits	3,271,758	—	4,120,461	1,261,230
(1)In relation to Mr. Baltimore, the above table summarizes the severance benefits that would have been owed to him pursuant to the terms of the CEO
Employment Agreement if his employment had terminated under certain circumstances. For a further description of such benefits, see “Narrative to
Summary Compensation Table and Grants of Plan-Based Awards Table—CEO Employment Agreement.”
(2)Under the terms of the CEO Employment Agreement, Mr. Baltimore would have been entitled to receive a cash severance amount equal to 2.99 times the sum of his base salary and target annual cash incentive opportunity, paid in a lump sum.
(3)Under the terms of the CEO Employment Agreement, Mr. Baltimore would have been entitled to receive a prorated portion of the annual cash bonus that he would have otherwise been entitled to receive had his employment not terminated. Assuming his termination occurred on December 31, 2024, he would have been entitled to receive the full amount of the annual cash bonus that he would have otherwise been entitled to receive had his employment not terminated.
(4)Under the terms of the CEO Employment Agreement, Mr. Baltimore is entitled to accelerated vesting of any then-held unvested time-based restricted stock and unvested stock options and a prorated portion of the target number of any then-held unvested PSUs and performance shares, provided that such target number will not be prorated if the termination occurs within 12 months following a CIC. Amounts in the above table represent the value of the acceleration of any unvested RSAs and PSUs, assuming the acceleration occurred on December 31, 2024 and based on the closing price of Park’s common stock on the
NYSE as of December 31, 2024 ($14.07).
(5)Under the terms of the CEO Employment Agreement, Mr. Baltimore would have been entitled to receive, subject to his election of COBRA continuation coverage, payment for a period of twelve months following his termination date (subject to earlier termination in certain cases) of an amount equal to the difference between the monthly COBRA premium cost and the monthly contribution paid by active employees for the same coverage.
(6)In relation to Messrs. Dell’Orto, Mayfield and Morey and Ms. Vu, the above table summarizes the severance benefits that would have been owed to him or her pursuant to the terms of our Executive Severance Plan if his or her employment had terminated under certain circumstances. For a further description of such benefits, see “Compensation Discussion and Analysis— Other Compensation Program Elements—Severance Benefits” above.
(7)Under our Executive Severance Plan, whether or not in connection with a CIC, upon a termination by the Company without cause or by the NEO for good reason, (i) Messrs. Dell’Orto, Mayfield and Morey and Ms. Vu would each have been entitled to receive a cash severance amount equal to 2.0x the sum of his or her annual base salary and average annual bonus for the most recent two fiscal years. Under our STIP, upon a termination due to death or disability,
Messrs. Dell’Orto, Mayfield and Morey and Ms. Vu would each have been entitled to receive a prorated portion of his or her target bonus for the fiscal year

72	2025 PROXY STATEMENT
of termination (assuming each NEO’s termination occurred on December 31, 2024, he or she would have been entitled to receive the full amount of his or her target bonus).
(8)Under our Executive Severance Plan, a participant’s outstanding equity and equity-based awards will vest in accordance with the 2017 Omnibus Incentive
Plan (or any successor plan) and applicable award agreements. Amounts represent the value of the acceleration of any unvested RSAs, PSUs and stock options, assuming the acceleration occurred on December 31, 2024 and based on the closing price of Park’s common stock on the NYSE as of
December 31, 2024 ($14.07). Pursuant to the terms of the applicable award agreements:
•RSAs: If the NEO’s employment terminates (i) without cause or due to retirement, in each case after the first anniversary of the grant date, all of the remaining unvested shares will become vested, (ii) without cause within twelve months following a CIC, all of the remaining unvested shares will become vested, or (iii) due to death or disability, a prorated amount of the shares will vest based on the actual days worked during the vesting period.
•PSUs: If the NEO’s employment terminates (i) without cause, due to retirement or due to death or disability, a prorated amount of the PSUs will vest based on the actual days worked from the award grant date until the NEO’s employment termination date (and calculated based on actual performance through the end of the performance period) and (ii) without cause within 12 months following a CIC, the PSUs will vest based on actual performance through the end of the performance period and will not be prorated based on actual days worked during the performance period, provided that if the
PSUs are not substituted or assumed following a CIC, then the PSUs will vest on the day immediately prior to the consummation of such CIC based on actual performance through such day. For purposes of the above table, we have assumed that the target level of performance will be achieved for all outstanding PSUs. In addition to the amounts reported in the table above, each NEO would also be entitled to receive accrued dividends on the shares underlying the vested PSUs based on each dividend declared on the Company’s common stock during the applicable performance period (which amounts are not included herein).
(9)Under our Executive Severance Plan, whether or not in connection with a CIC, Messrs. Dell’Orto, Mayfield and Morey and Ms. Vu would each have been entitled to receive a cash amount equal to the difference between the NEO’s monthly COBRA premium cost and the monthly contribution paid by similarly situated active Company executives for the same coverage, payable in equal installments over a twelve-month period following his or her termination date.
EQUITY COMPENSATION PLAN INFORMATION
The table below presents information regarding compensation plans under which our common stock may be issued to employees and non-employees as compensation under the 2017 Omnibus Incentive Plan or the Director Stock Plan as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	2,565,227	$22.70	6,814,441
Equity compensation plans not approved by security holders	—	—	—
Total	2,565,227	$22.70	6,814,441
(1)In addition to shares issuable upon exercise of stock options, amount also includes 2,526,242 shares that may be issued upon settlement of RSAs and PSUs.
The number of shares to be issued in respect of PSUs outstanding as of December 31, 2024 has been calculated based on the assumption that target levels of performance applicable to the PSUs would have been achieved. At December 31, 2024, our PSU TSR metric performance (i) for PSU awards granted in fiscal year 2022 achieved at just below target level and (ii) for PSU awards granted in fiscal years 2023 and 2024 currently are projecting achievement at the greater than target level.
(2)The weighted-average exercise price of outstanding options relates solely to stock options, which are the only currently outstanding exercisable security.

2025 PROXY STATEMENT	73
PAY RATIO
Below is (i) the 2024 annual total compensation of our Chief Executive Officer; (ii) the 2024 annual total compensation of our median employee; (iii) the ratio of the annual total compensation of our Chief Executive Officer to that of our median employee;
and (iv) the methodology we used to calculate our CEO pay ratio.

CEO Annual Total Compensation	$10,399,192
2024 Median Employee Annual Total Compensation	$269,806
CEO to Median Employee Pay Ratio	39:1
Methodology
Our CEO pay ratio is calculated in a manner consistent with SEC rules. Our methodology and process is explained below:
•Determined Employee Population. We began with our employee population as of December 31, 2024, including full-
time, part-time, temporary and seasonal workers, employed by Park, but excluding our Chief Executive Officer. As of
December 31, 2024, Park had 90 employees (excluding our Chief Executive Officer).
•Identified the Median Employee. We calculated the annual total compensation of each employee as of December 31,
2024 according to the SEC’s instructions for preparing the Summary Compensation Table. Total compensation for these purposes included base salary, cash incentives and stock grants, and was calculated using internal human resources records. Additionally, we included employer health and welfare insurance contributions and the Company’s 401(k)
match. We then identified the employee with the median compensation from the population of 90 employees. The same method was used to calculate the annual total compensation of each employee in our 2024 Proxy Statement.
•Calculated CEO Pay Ratio. We calculated our Chief Executive Officer’s annual total compensation using the same approach as the median employee and divided our Chief Executive Officer’s annual total compensation by the median employee’s total compensation to determine the pay ratio shown above.
We invest in our employees at all levels at Park by rewarding performance that balances risk and reward, empowering professional growth and development and by offering extensive benefits and programs. See the section entitled “Park
Corporate Responsibility – Social Commitment” on page 5 for additional details.

74	2025 PROXY STATEMENT
PAY VERSUS PERFORMANCE
Pay Versus Performance Tables
The following table sets forth information concerning the compensation actually paid to our Chief Executive Officer and to our other NEOs compared to Company performance for the years ended December 31, 2024, 2023, 2022, 2021 and 2020.
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the
Compensation Committee views the link between the Company’s performance and its NEOs’ pay. For a discussion of how the
Company views its executive compensation structure, including alignment with Company performance, see the section entitled
“Compensation Discussion and Analysis” beginning on page 46. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Pay for CEO(1)(2)	CAP to CEO(3)	Average Summary Compensation Table Pay for Other NEOs(1)(2)	Average CAP to Other NEOs(3)	Value of Initial Fixed $100 Investment Based on:
					TSR(4)	Peer Group TSR(4)	Net Income (Loss)(5)	Adjusted EBITDA(5)(6)

2024	10,399,192	9,198,252	2,695,442	2,478,627	72.35	123.25	226	652
2023	10,831,214	18,048,235	2,811,857	4,093,580	67.70	113.35	106	659
2022	9,390,019	(884,318)	2,384,748	677,877	49.34	99.67	173	606
2021	9,412,399	8,186,274	2,113,771	1,923,908	78.86	131.78	(452)	142
2020	12,661,948	14,396,795	2,741,522	2,519,382	71.64	92.00	(1,444)	(194)
(1)For each year shown, the Chief Executive Officer was Mr. Baltimore. For fiscal year 2024, 2023, 2022 and 2021, the other NEOs were Messrs. Dell’Orto,
Mayfield and Morey and Ms. Vu. For fiscal year 2020, the other NEOs were Messrs. Dell’Orto, Mayfield, Morey and Matthew A. Sparks and Ms. Jill C.
Olander.
(2)The values reflected in this column reflect the “Total” compensation set forth in the “Compensation Tables – Summary Compensation Table (“SCT”) on
page 66. See the footnotes to the SCT for further detail regarding the amounts in this column.
(3)Compensation actually paid (“CAP”) is defined by the SEC and is computed in accordance with SEC rules by subtracting the amounts in the “Stock
Awards” column of the SCT for each year from the “Total” column of the SCT and then: (i) adding the fair value as of the end of the reported year of all awards granted during the reporting year that are outstanding and unvested as of the end of the reporting year; (ii) adding the amount equal to the change as of the end of the reporting year (from the end of the prior year) in fair value (whether positive or negative) of any awards granted in any prior year that are outstanding and unvested as of the end of the reporting year; (iii) adding, for awards that are granted and vest in the reporting year, the fair value as of the vesting date; (iv) adding the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior year for which all applicable vesting conditions were satisfied at the end of or during the reporting year;
(v) subtracting, for any awards granted in any prior year that are forfeited during the reporting year, the amount equal to the fair value at the end of the prior year; and (vi) adding the value of any dividends (or dividend equivalents) paid in the reporting year on unvested equity awards and the value of accrued dividends (or dividend equivalents) paid on performance awards that vested in the reporting year. The Change in Value of Prior Years Vested Awards and
CAP used in the table for fiscal year 2023 reflects corrections to the fair value of vested PSUs as compared to the values used in the proxy statement for our
2024 Annual Meeting (the “2024 Proxy Statement”). As corrected, the calculation of these amounts uses the fair value of the actual number of shares earned by each NEO at the end of the relevant measurement period rather than the target number of shares.  In the 2024 Proxy Statement, the amounts for the Change in Value of Prior Years Vested Awards and CAP for fiscal year 2023 were understated by $41,562 for Mr. Baltimore and $6,070 for the Other
NEOs.  The following tables reflect the adjustments made to SCT total compensation to compute CAP for our CEO and average CAP for our other NEOs.
Chief Executive Officer

Year	SCT Total Comp	Minus SCT Equity Awards	Plus Value of New Unvested Awards	Plus Change in Value of Prior Years Unvested Awards	Plus Value of New Vested Awards	Plus Change in Value of Prior Years Vested Awards	Minus Value of Forfeited Prior Years Awards	Plus Dividends on Unvested Awards/ Accrued Dividends	Equals CAP

2024	10,399,192	(6,462,611)	5,254,756	(413,227)	—	(387,154)	(236,568)	1,043,864	9,198,252
2023	10,831,214	(7,389,520)	9,815,216	1,960,128	—	2,659,894	—	171,303	18,048,235
2022	9,390,019	(5,878,321)	2,317,708	(5,240,253)	—	16,025	(1,496,772)	7,276	(884,318)
2021	9,412,399	(6,300,489)	5,036,399	(685,665)	—	1,106,671	(778,925)	395,884	8,186,274
2020	12,661,948	(10,954,992)	8,561,699	(810,783)	4,292,471	(1,956,246)	—	2,602,698	14,396,795

2025 PROXY STATEMENT	75
 Other NEOs (Average)

Year	SCT Total Comp	Minus SCT Equity Awards	Plus Value of New Unvested Awards	Plus Change in Value of Prior Years Unvested Awards	Plus Value of New Vested Awards	Plus Change in Value of Prior Years Vested Awards	Minus Value of Forfeited Prior Years Awards	Plus Dividends on Unvested Awards/ Accrued Dividends	Equals CAP

2024	2,695,442	(1,258,089)	1,027,952	(83,779)	—	(69,389)	(35,525)	202,015	2,478,627
2023	2,811,857	(1,467,465)	1,929,129	371,332	—	410,101	—	38,626	4,093,580
2022	2,384,748	(1,130,406)	464,671	(850,947)	—	8,940	(200,753)	1,624	677,877
2021	2,113,771	(1,073,739)	878,778	(71,186)	—	174,794	(150,293)	51,783	1,923,908
2020	2,741,522	(1,568,964)	1,149,559	(161,519)	505,156	(370,890)	—	224,518	2,519,382
(4)Reflects the cumulative TSR of the Company and Nareit Equity Index for the year ended December 31, 2020, the two-years ended December 31, 2021, the three years ended December 31, 2022, the four years ended December 31, 2023, and the five years ended December 31, 2024, assuming a $100 investment at the closing price on December 31, 2019 and the reinvestment of all dividends.
(5)Amounts in millions.
(6)See Appendix A for a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.
Relationship Between CAP and Performance Measures
The following graphs illustrate the relationship, during the period beginning January 1, 2020 and ending December 31, 2024, of the CAP to our Chief Executive Officer and the average CAP to our other NEOs (each as set forth in the table above), to (i) our cumulative TSR and the cumulative TSR of the constituent companies in the Nareit Equity Index, (ii) our Net Income, and
(iii) our Adjusted EBITDA (in each case as set forth in the table above). Excluding fiscal year 2020 which was greatly affected by the impact of the unprecedented COVID-19 pandemic, we believe the Paid versus TSR graph shows the alignment between (i) the
CAP to the CEO and the Average CAP to the Other NEOs and (ii) the Company’s performance, which is consistent with our compensation philosophy as described in the Compensation Discussion and Analysis section of this Proxy Statement.

Compensation Actually Paid versus TSR

$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$(2,000,000)
$140
$120
$100
$80
$60
$40
$20
$0
TSR
2019
2020
2021
2022
2023
2024
CAP to CEO
Average CAP to Other NEOs
Park Hotels and Resorts
Nareit Equity Index

76	2025 PROXY STATEMENT

Compensation Actually Paid versus Net Income
$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$(2,000,000)
$400
$200
$0
$(200)
$(400)
$(600)
$(800)
$(1,000)
$(1,200)
$(1,400)
$(1,600)
Net Income (in millions)
2020
2021
2022
2023
2024
CAP to CEO
Average CAP to Other NEOs
Net Income

Compensation Actually Paid versus Adjusted EBITDA
$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$(2,000,000)
$800
$700
$600
$500
$400
$300
$200
$100
$0
$(100)
$(200)
$(300)
Adjusted EBITDA (in millions)
2020
2021
2022
2023
2024
CAP to CEO
Average CAP to Other NEOs
Adjusted EBITDA

2025 PROXY STATEMENT	77
 Financial Performance Measures
As noted above, the Compensation Committee believes that our NEO’s compensation should align such compensation with the
Company’s performance. As such, the Compensation Committee uses a mix of financial performance measures to ensure alignment of our executives’ pay with Company performance. As required by SEC rules, the most important financial performance measures used by the Company in setting pay for performance compensation for the most recently completed fiscal year are set forth in the table below. For a further description of the manner in which these measures, together with certain non-
financial performance measures, determine the amounts of incentive compensation that is paid to our NEOs, see “Compensation
Discussion and Analysis—Compensation Framework” above.

Most Important Financial Performance Measures

Relative TSR
Adjusted EBITDA
Hotel Adjusted EBITDA Margin
Portfolio RevPAR
Net Debt / TTM Adjusted EBITDA

78	2025 PROXY STATEMENT
PROPOSAL 4: RATIFICATION OF THE
APPOINTMENT OF ERNST & YOUNG

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the books, records and accounts of the Company for the fiscal year ending December 31, 2025. The Board recommends that the stockholders ratify this appointment.
In the event stockholders do not ratify this appointment, the Audit Committee will reconsider its selection, but still may determine that the appointment of Ernst & Young LLP is in the best interests of the Company and its stockholders. Even if the appointment of Ernst & Young LLP is ratified by stockholders, the Audit Committee, in its discretion, may appoint a different independent public accounting firm to act as the Company’s auditor at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of Ernst & Young LLP are expected to be present at the 2025 annual meeting of stockholders and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
VOTE REQUIRED
Under our by-laws, ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2025 requires the affirmative vote of a majority of the votes cast. This means that the number of votes cast “FOR”
the proposal must exceed the number of votes cast “AGAINST” the proposal. Abstentions will not be treated as votes cast “FOR”
or “AGAINST” and therefore will have no impact on the ratification of Ernst & Young as the Company’s independent registered public accounting firm.
BOARD RECOMMENDATION
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE
APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2025.
AUDIT COMMITTEE POLICIES AND PROCEDURES
Consistent with SEC policies regarding auditor independence and the Audit Committee’s Charter, the Audit Committee has
responsibility for engaging and pre-approving all audit services to be provided to the Company by setting compensation for and reviewing the performance of the independent registered public accounting firm. The Audit Committee Charter requires it to preapprove all audit services to be provided to the Company. In exercising this responsibility, the Audit Committee approves all audit, audit-related and tax services provided by any independent registered public accounting firm prior to each engagement.
Such pre-approvals are provided by the Audit Committee and relate to a particular category and are subject to a specified budget.
Our Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve additional services in-between
Audit Committee meetings, with any such pre-approvals then communicated to the full Audit Committee during its next scheduled meeting.
All audit, audit-related, tax and other fees incurred in fiscal years 2024 and 2023 were approved by the Audit Committee or the
Chair of the Audit Committee pursuant to the policy described above.

2025 PROXY STATEMENT	79
AUDIT AND NON-AUDIT FEES
In connection with the audit of the 2024 financial statements, we entered into an agreement with Ernst & Young LLP, which sets forth the terms by which Ernst & Young LLP, the Company’s independent registered public accounting firm, will perform audit services for the Company. The following table sets forth the fees billed to the Company by Ernst & Young LLP in 2024 and 2023.
The audit fees are for services that are normally provided by Ernst & Young LLP in connection with statutory or regulatory filings or engagements:

	2024	2023

Audit fees(1)	$2,016,354	$2,059,559
Audit-related fees(2)	$7,517	$5,568
Tax fees(3)	$—	$25,750
All other fees	$—	$—
(1)Audit fees include fees for professional services rendered by Ernst & Young LLP for the audit of our annual consolidated financial statements and reports on internal control over financial reporting, the review procedures on the consolidated financial statements included in our Forms 10-Q, as well other services related to SEC filings, including assistance with registration statements filed with the SEC, comfort letters and consents.
(2)Audit-related fees include fees for services that are reasonably related to the performance of the audit or review of the Company’s annual consolidated financial statements and reports on internal control over financial reporting and are not reported under “—Audit Fees.” Audit-related fees included $7,517 and $5,568 for a subscription to Ernst & Young LLP’s accounting standards and interpretive accounting guidance database for fiscal year 2024 and 2023, respectively.
(3)Tax fees include tax advisory services, operating lease advisory services and other tax services.
AUDIT COMMITTEE REPORT
The Audit Committee assists the Board with its oversight responsibilities regarding the Company’s financial reporting process.
The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the Company’s accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s financial statements.
In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements and internal control over financial reporting of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board Auditing and the SEC. In addition, the Audit Committee received the written disclosures and the letters from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended
December 31, 2024, filed with the SEC.
Submitted by the Audit Committee
Christie B. Kelly (Chair)
Patricia M. Bedient
Thomas D. Eckert
Geoffrey M. Garrett
Thomas A. Natelli

80	2025 PROXY STATEMENT
SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table and accompanying footnotes set forth information regarding the beneficial ownership of the Company by
(i) each person known to us to beneficially own more than 5% of any class of the outstanding voting securities of the Company,
(ii) each of our directors, (iii) each of our named executive officers listed in the table entitled “2024 Summary Compensation
Table” above and (iv) all of our directors and executive officers as a group. The percentage of beneficial ownership shown in the following table is based on 201,864,175 shares of common stock outstanding as of the close of business on March 3, 2025.
Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated, the address for all persons named below is c/o Park Hotels & Resorts Inc., 1775 Tysons Blvd, 7th Floor, Tysons, VA 22102.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	% of All Shares of Common Stock

Beneficial holders of 5% or more of our common stock
The Vanguard Group, Inc.(1)	33,025,201	16.4%
BlackRock, Inc.(2)	28,717,131	14.2%
State Street Corporation(3)	12,376,944	6.1%
Directors and Named Executive Officers
Thomas J. Baltimore, Jr.	1,580,318	*
Patricia M. Bedient	113,670	*
Thomas D. Eckert(4)	160,478	*
Geoffrey M. Garrett	39,190	*
Christie B. Kelly	121,352	*
Terri D. McClements	16,426	*
Thomas A. Natelli(5)	223,168	*
Timothy J. Naughton	118,403	*
Stephen I. Sadove(6)	109,851	*
Sean M. Dell’Orto	458,516	*
Carl A. Mayfield	214,251	*
Thomas C. Morey	317,292	*
Nancy M. Vu	118,374	*
Directors and executive officers as a group (15 people)(7)	3,798,594	1.9%
*Represents less than 1%.
(1)Based solely on information provided in a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. The Vanguard Group,
Inc. is the beneficial owner of 33,025,201 shares, of which it has sole voting power with respect to 0 shares, sole dispositive power with respect to
32,546,988 shares, shared voting power with respect to 250,958 and shared dispositive power over 478,213 shares of common stock. The address of The
Vanguard Group as reported by it in the Schedule 13G/A is 100 Vanguard Blvd., Malvern, PA 19355.
(2)Based solely on information provided in a Schedule 13G/A filed with the SEC on January 23, 2024 by BlackRock, Inc. BlackRock, Inc. is the beneficial owner of 28,717,131 shares, of which it has sole voting power with respect to 26,593,317 shares and sole dispositive power with respect to 28,717,131 shares of common stock. Schedule 13G/A further indicates that the following subsidiaries of BlackRock acquired the shares reported on the Schedule 13G/
A: BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock

2025 PROXY STATEMENT	81
Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock
Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK)
Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited,
BlackRock Advisors (UK) Limited, BlackRock Fund Managers Ltd. The address of BlackRock, Inc. as reported by it in the Schedule 13G/A is 50 Hudson
Yards, New York, NY 10001.
(3)Based solely on information provided in a Schedule 13G filed with the SEC on January 30, 2024 by State Street Corporation. State Street Corporation. is
the beneficial owner of 12,399,044 shares, of which it has sole voting power with respect to 0 shares, sole dispositive power with respect to 0 shares, shared voting power with respect to 9,483,753 shares and shared dispositive power over 12,376,944 shares of common stock. Schedule 13G further indicates that the following subsidiaries of State Street Corporation acquired the shares reported on the Schedule 13G: SSGA Funds Management, Inc., State Street
Global Advisors Europe Limited, State Street Global Advisors Limited, State Street Global Advisors Trust Company, State Street Global Advisors,
Australia, Limited, State Street Global Advisors (Japan) Co., LTD, State Street Global Advisors Asia Limited, State Street Global Advisors, LTD. The
address of State Street Corporation as reported by it in the Schedule 13G is One Congress Street, Suite 1, Boston, MA 02114.
(4)Includes 12,000 shares owned indirectly through the Sopris I LLC and 11,000 shares owned indirectly through the Sopris III LLC. Mr. Eckert has investment authority over each of these limited liability companies.
(5)Includes 1,570 shares owned indirectly through The MJN 2011 Receiving Trust, 1,570 shares owned indirectly through The NTN 2011 Receiving Trust,
1,570 shares owned indirectly through The JCN 2011 Receiving Trust, 1,570 shares owned indirectly through The TAN 2011 Receiving Trust, 18,840 shares owned indirectly through a limited partnership (of which Mr. Natelli is a 50% owner and the president of the limited partnership’s general partner)
and 12,560 shares owned indirectly through two limited liability companies (with each entity owning 6,280 shares and each of which Mr. Natelli is a 50%
owner and managing member).
(6)Includes 20,000 shares owned indirectly through the Sadove Family Delaware Dynasty Trust (of which Mr. Sadove has a pecuniary interest) and 23,816 shares owned indirectly through the Steven I. Sadove Revocable Trust (of which Mr. Sadove is the trustee and a beneficiary).
(7)This amount includes shares held by two other executive officers of the Company.

82	2025 PROXY STATEMENT
RELATED PARTY TRANSACTIONS
& SECTION 16 REPORTS

RELATED PARTY TRANSACTIONS POLICY
We recognize that related-party transactions present a heightened risk of conflicts of interest and have adopted a written Related
Person Transaction Policy to which all related-party transactions shall be subject. Pursuant to the policy, a “related person” (as defined as in Item 404(a) of Regulation S-K of the Exchange Act, which includes security holders who beneficially own more than 5% of our common stock) must promptly disclose to our General Counsel any “related person transaction” (defined as any transaction that is anticipated to be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The General Counsel will then promptly communicate that information to our Board. No related person transaction will be executed without the approval of our Board or a duly authorized committee of our Board (currently the Governance Committee). If we become aware of an existing related person transaction that has not been approved under this policy, the transaction will be referred to our Board or a duly authorized committee of our Board
(currently the Governance Committee), which will evaluate all options available, including ratification, revision or termination of such transaction. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.
INDEMNIFICATION AGREEMENTS
We have entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.
There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

2025 PROXY STATEMENT	83
QUESTIONS & ANSWERS
ABOUT THE ANNUAL MEETING

PROXY MATERIALS
Why am I receiving this Proxy Statement?
This Proxy Statement is furnished by the Board in connection with its solicitation of proxies for exercise at the 2025 annual meeting of stockholders that will take place on Friday, April 25, 2025 at 8:00 a.m., Eastern Time, at 1775 Tysons Blvd., Tysons,
Virginia 22102, and any and all adjournments or postponements thereof. You are receiving these materials because you were a stockholder at the close of business on March 3, 2025, the record date, and are entitled to vote at the annual meeting. This Proxy
Statement and our 2024 Annual Report, together with the form of Proxy Card or Voting Instruction Form (as applicable), are being distributed or made available, as the case may be, to stockholders beginning on or about March 12, 2025.
Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
We have elected to provide access to our proxy materials over the Internet under the “notice and access” rules adopted by the
SEC. As a result, on or about March 12, 2025, we mailed to many of our stockholders a “Notice of Internet Availability of Proxy
Materials” (the “Notice”) instead of a paper copy of the proxy materials. All stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail.
Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis.
How can I access the proxy materials over the Internet?
Your Notice, Proxy Card or Voting Instruction Form (as applicable) will contain instructions on how to:
•view our proxy materials for the annual meeting on the Internet; and
•instruct us to send our future proxy materials to you electronically by e-mail.
Our proxy materials are also available under the Investors tab of our website at pkhotelsandresorts.com starting on or about
March 12, 2025.
Instead of receiving future copies of our Proxy Statement and Annual Reports by mail, stockholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. Choosing to receive your proxy materials by email will save us the cost of printing and mailing documents to you and reduce the environmental impact of our annual meeting. Your election to receive future proxy materials by email will remain in effect until you revoke it.
How may I obtain a paper copy of the proxy materials?
Stockholders who receive the Notice will find instructions about how to obtain a paper copy of the proxy materials on the Notice.
All stockholders of record who do not receive a Notice will receive a paper copy of the proxy materials by mail.
I share an address with another stockholder of the Company and we received only one paper copy of the proxy materials or
Notice. How may I obtain an additional copy?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, proxy materials to multiple stockholders of the Company who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate Proxy Cards.
Upon written request, we will promptly deliver, free of charge, a separate copy of the Notice and, if applicable, the proxy materials to any stockholder of the Company at a shared address to which we delivered a single copy of any of these documents.
To receive a separate copy of the Notice and, if applicable, the proxy materials, in the future stockholders of record may send a request to Park Hotels & Resorts Inc., 1775 Tysons Blvd, 7th Floor, Tysons, VA 22102, Attention: Investor Relations; e-mail us with your request at ir@pkhotelsandresorts.com; or call us with your request at (571) 302-5757.

84	2025 PROXY STATEMENT
Additionally, stockholders who share the same address and receive multiple copies of the Notice or proxy material can request a single copy by contacting us at the address, email address or telephone number above. If you hold your shares in a brokerage account or through a broker, bank, or other nominee, you may contact your brokerage firm, bank, broker-dealer or other nominee to request information about householding.
What does it mean if I receive more than one Notice, Proxy Card or Voting Instruction Form?
It generally means your shares are registered differently or are held in more than one account. Please provide voting instructions for all Notices, Proxy Cards and Voting Instruction Forms that you receive.
ANNUAL MEETING & VOTING INFORMATION
What proposals will be voted on at the annual meeting? How does the Board recommend that I vote? What is the voting requirement to approve each of the proposals? What effect will abstentions and broker non-votes have?

Proposal	Voting Options	Board Recommendation	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes

Proposal 1: Election of Directors	For, Against or Abstain on each Nominee	FOR each Nominee	Majority of votes cast	No effect	No effect

Proposal 2: Approve the Amendment and Restatement of our 2017 Stock Plan for Non-Employee Directors (as Amended and Restated)	For, Against or Abstain	FOR	Majority of outstanding shares	No effect	No effect

Proposal 3: Approve, on an Advisory Vote, the Compensation of Named Executive Officers	For, Against or Abstain	FOR	Majority of votes cast	No effect	No effect

Proposal 4: Ratification of the Appointment of Ernst & Young LLP as Our Independent Auditor for Fiscal Year 2025	For, Against or Abstain	FOR	Majority of votes cast	No effect	Brokers have discretion to vote
Will other matters be voted on at the annual meeting?
We are not currently aware of any other matters to be presented at the annual meeting other than those described in this Proxy
Statement. If any other matters not described in the Proxy Statement are properly presented at the annual meeting, any proxies received by us will be voted in the discretion of the proxy holders.
How many votes must be present to hold the annual meeting?
Holders of a majority of our issued and outstanding shares entitled to vote at the annual meeting as of the March 3, 2025, the record date, must be present at the annual meeting in order to hold the annual meeting and conduct business. This is called a
“quorum.” Your shares are counted as present at the annual meeting if you are present and vote in person at the annual meeting or by telephone or on the Internet or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present at the scheduled time of the meeting, the Chairman of the Board may adjourn the meeting to another place, date or time until a quorum is present. The place, date and time of the adjourned meeting will be announced when the adjournment is taken and no other notice will be given unless the adjournment is to a date more than 120 days after the original record date or if, after the adjournment, a new record date is fixed for the adjourned meeting.
On the record date, 201,864,175 shares of Park’s common stock were issued and outstanding and entitled to vote.
What shares can I vote?
Each share of Park common stock issued and outstanding as of the close of business on March 3, 2025, the record date for the annual meeting, is entitled to cast one vote per share on all items being voted on at the annual meeting. You may vote all shares of
Park common stock that you owned as of the record date, including shares held (i) directly in your name as the stockholder of record and (ii) for you as the beneficial owner through a broker, bank, trustee or other nominee.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most of our stockholders hold their shares beneficially through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially through a broker, bank or other nominee.

2025 PROXY STATEMENT	85
•Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust
Company, you are considered the stockholder of record with respect to those shares, and the Notice or these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us, to submit proxies electronically, by mail or by telephone or to vote in person at the annual meeting.
•Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice or these proxy materials are being forwarded to you by your broker, bank or nominee. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you request, complete and deliver a legal proxy from your broker, bank or nominee. If you requested printed proxy materials, your broker, bank or nominee has enclosed a Voting Instruction Form for you to use in directing the broker, bank or nominee regarding how to vote your shares.
May I attend the meeting?
All stockholders of record of shares of our common stock at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. Each stockholder and proxy will be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted.
If you are the beneficial owner of our common stock then you should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the Voting Instruction Form provided by your broker, bank or other nominee, or other similar evidence of ownership. We reserve the right to determine the validity of any purported proof of beneficial ownership. If you do not have proof of ownership, you may not be admitted to the annual meeting. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions.
How do I vote?
•Voting in Person at the Meeting. If you are a stockholder of record and attend the annual meeting, you may vote in person at the meeting. If your shares of Park common stock are held in street name and you wish to vote in person at the meeting, you must obtain a legal proxy from the broker, bank or other nominee that holds your shares of Park common stock of record.
•Voting by Proxy for Shares Registered Directly in Your Name. If you are a stockholder of record, you may instruct the proxy holders named in the enclosed Proxy Card how to vote your shares of Park common stock by using the toll-
free telephone number or the website listed on the Proxy Card or by signing, dating and mailing the Proxy Card in the postage-paid envelope provided.
➣Vote by Telephone. You may authorize a proxy to vote your shares by telephone by calling the toll-free number listed on the accompanying Proxy Card. Authorizing a proxy by telephone is available 24 hours per day until 11:59
p.m., Eastern Time, on April 24, 2025. When you call, please have your Proxy Card in hand, and you will receive a series of voice instructions that will allow you to authorize a proxy to vote your shares of common stock. You will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU AUTHORIZE A
PROXY BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.
➣Vote by Internet. You also have the option to authorize a proxy to vote your shares via the Internet. The website for authorizing a proxy is printed on your Proxy Card. Authorizing a proxy by Internet is available 24 hours per day until 11:59 p.m., Eastern Time, on April 24, 2025. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU AUTHORIZE A PROXY VIA THE
INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.
➣Vote by Mail. If you received printed proxy materials and would like to authorize a proxy to vote your shares by mail, mark, sign and date your Proxy Card and return in the postage-paid envelope provided. If you did not receive printed materials and would like to vote by mail, you must request printed copies of the proxy materials by following the instructions on the Notice.
•Voting by Proxy for Shares Registered in Street Name. If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee which you must follow in order to have your shares of common stock voted in accordance with your instructions. The broker, bank or other nominee for your shares is required to follow your voting instructions. Accordingly, you will need to follow the directions you receive from your broker, bank or other nominee. Under the current rules of the NYSE if you do not give instructions to your broker, bank or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to

86	2025 PROXY STATEMENT
vote your shares with respect to certain “non-discretionary” items. The ratification of Ernst & Young LLP as our independent registered public accounting firm (Proposal 4) is considered to be a “discretionary” item under the
NYSE rules and your broker, bank or other nominee will be able to vote on that item even if it does not receive instructions from you. The election of directors (Proposal 1), the vote to approve the amendment and restatement of our 2017 Stock Plan for Non-Employee Directors (as amended and restated) (Proposal 2), and the vote on the compensation of our named executive officers (Proposal 3) are “non-discretionary” items. If you do not instruct your broker, bank or other nominee how to vote with respect to these items, it may not vote with respect to these proposals and those votes will be counted as “broker non-votes.” Broker non-votes are shares that are held in street name by a broker, bank or other nominee that returns a properly executed proxy but does not have discretionary authority to vote on a particular matter.
May I revoke or change my vote after I have voted?
If you are a stockholder of record, you may revoke or change your proxy at any time before it is voted at the annual meeting by
(i) submitting a revised proxy by Internet, telephone, or duly executed paper ballot after the date of the previously submitted proxy, (ii) attending the annual meeting and voting in person or (iii) delivering a signed notice of revocation of the Proxy Card to the Secretary of the Company at the following address: Park Hotels & Resorts Inc., 1775 Tysons Blvd, 7th Floor, Tysons, VA
22102, Attention: Corporate Secretary.
If you are a beneficial owner of shares, you may revoke or change your voting instructions by contacting your broker, bank or other nominee and following their instructions.
Where can I find the voting results of the annual meeting?
We will announce preliminary voting results at the annual meeting. We will publish the final voting results in a Current Report on
Form 8-K within four business days following the annual meeting.
Whom should I call if I have questions or need assistance voting my shares?
Please call 571-302-5757 or email ir@pkhotelsandresorts.com if you have any questions in connection with voting your shares.
Who will bear the cost of soliciting votes for the annual meeting?
Park is making this solicitation and will bear the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Our officers and employees may solicit proxies in person, by mail, by telephone or by electronic communication, but they will not receive any additional compensation for these activities. We will, upon request, reimburse brokerage firms and other custodians, fiduciaries, and nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of shares of Park common stock. We have engaged the services of MacKenzie
Partners, Inc., with respect to proxy soliciting matters at an expected cost of approximately $11,000, not including incidental expenses or fees related to off-season stockholder engagement services.

2025 PROXY STATEMENT	87
OTHER
MATTERS

STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING
If any stockholder wishes to propose a matter for consideration at our 2026 annual meeting of stockholders, the proposal should be mailed by certified mail return receipt requested, to our Office of Corporate Secretary, Park Hotels & Resorts Inc., 1775
Tysons Blvd., 7th Floor, Tysons, VA 22102.
As a general rule, stockholders wishing to submit a proposal for the 2026 annual meeting of stockholders and have the proposal included in the proxy statement pursuant to Rule 14a-8(e) under the Exchange Act must submit the proposal not less than 120 days prior to the one-year anniversary of the release date of the proxy statement in connection with the 2025 annual meeting of stockholders, or November 12, 2025. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
In addition, our by-laws permit stockholders to nominate directors and present other business for consideration at our annual meeting of stockholders. To make a director nomination or present other business for consideration at the annual meeting of stockholders to be held in 2026, you must submit a timely notice in accordance with the procedures described in our by-laws. As a general rule, to be timely, a stockholder’s notice must be delivered to the Secretary of the Company at the principal executive offices of our Company not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting, or no earlier than December 26, 2025 or later than January 25, 2026 for consideration at the 2026 annual meeting of stockholders. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our by-laws. The proxy solicited by the Board for the 2026 annual meeting of stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules under the
Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
In order for an eligible stockholder or group of stockholders to nominate a director nominee for election at our 2026 annual meeting pursuant to the proxy access provision of our by-laws, notice of such nomination and other required information must be received by our Company between October 13, 2025 and November 12, 2025. Our by-laws state that such notice and other required information must be received by the Company not earlier than 150 days nor later than 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting (with adjustments if the date for the upcoming annual meeting of stockholders is advanced or delayed by more than 30 days from the anniversary date of the prior year’s annual meeting).
The mailing address of our principal executive offices is 1775 Tysons Blvd., 7th Floor, Tysons, VA 22101.
HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, or if you wish to request delivery of a copy of this Proxy Statement and the Annual Report, please contact (i) our Investor Relations
Department by calling 571-302-5757 or emailing ir@pkhotelsandresorts.com, or writing to the Office of the Corporate Secretary,
Park Hotels & Resorts Inc., 1775 Tysons Blvd., 7th Floor, Tysons, VA 22102 if you are a record holder or (ii) your broker, bank or other nominee if you own your shares of Park common stock in street name.

88	2025 PROXY STATEMENT
AVAILABILITY OF ADDITIONAL MATERIALS
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms
10-K, 10-Q and 8-K. To access these filings, go to our website (www.pkhotelsandresorts.com) and click on “Financial
Information—SEC Filings” under the “Investors” heading. Copies of our Annual Report on Form 10-K for the year ended
December 31, 2024, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:
Office of the Corporate Secretary
Park Hotels & Resorts Inc.
1775 Tysons Blvd, 7th Floor
Tysons, VA 22102
OTHER BUSINESS
The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.
*            *              *
By Order of the Board of Directors,

Nancy M. Vu
Executive Vice President, General Counsel and Secretary

2025 PROXY STATEMENT	i

FINANCIAL REPORTING TERMS ANNEX
Definitions
Comparable
For purposes of this Proxy Statement, Comparable Net Debt, Comparable RevPAR, Comparable Hotel Adjusted EBITDA and
Comparable Hotel Adjusted EBITDA Margin mean RevPAR, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin (as
defined below) on a comparable basis. The Company presents comparable hotel results to help the Company and its investors evaluate the ongoing operating performance of its hotels. The Company’s comparable metrics include results from hotels that were active and operating in Park’s portfolio since January 1st of the previous year and exclude results from property dispositions that have occurred through December 31, 2024.  Additionally, Comparable metrics exclude results from the 1,921-room Hilton
San Francisco Union Square and the 1,024-room Parc 55 San Francisco – a Hilton Hotel (collectively, the “Hilton San Francisco
Hotels”), which were placed into receivership at the end of October 2023.
Revenue per Available Room / RevPAR
Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period.
Total Revenue per Available Room / Total RevPAR
Total RevPAR represents rooms, food and beverage and other hotel revenues divided by the total number of room nights available to guests for a given period.
EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin
Earnings before interest expense, taxes and depreciation and amortization (“EBITDA”) reflects net income excluding depreciation and amortization, interest income, interest expense, income taxes and also interest income and expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates.
Adjusted EBITDA is calculated as EBITDA, further adjusted to exclude the following items that are not reflective of the
Company’s ongoing operating performance or incurred in the normal course of business, and thus, excluded in management’s analysis in making day-to-day operating decisions and evaluations of the Company’s operating performance against other companies within its industry: (i) gains or losses on sales of assets for both consolidated and unconsolidated investments; (ii) costs associated with hotel acquisitions or dispositions expensed during the period; (iii) severance expense; (iv) share-based compensation expense; (v) impairment losses and casualty gains or losses; and (vi) other items that management believes are not representative of the Company’s current or future operating performance.
Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses for our consolidated hotels, which excludes hotels owned by unconsolidated affiliates.
Hotel Adjusted EBITDA margin is calculated as Hotel Adjusted EBITDA divided by total hotel revenue.
EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under
United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted
EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. Because of these limitations, EBITDA, Adjusted EBITDA and Hotel Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations. Further, the Company does not use or present EBITDA, Adjusted EBITDA, Hotel
Adjusted EBITDA and Hotel Adjusted EBITDA margin as measures of liquidity or cash flows.
Net Debt to Adjusted EBITDA
Net Debt to Adjusted EBITDA is a non-GAAP financial measure that is calculated as Net Debt divided by Adjusted EBITDA.
Net Debt is calculated as (i) debt excluding unamortized deferred financing costs; and (ii) the Company’s share of investments in affiliate debt, excluding unamortized deferred financing costs; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents. Net Debt also excludes Debt associated with hotels in receivership.

ii	2025 PROXY STATEMENT
Nareit FFO attributable to stockholders and Adjusted FFO attributable to stockholders
Nareit FFO attributable to stockholders is presented as a non-GAAP measures of performance. Funds from (used in) operations
(“FFO”) attributable to stockholders is calculated for a given operating period in accordance with standards established by the
National Association of Real Estate Investment Trusts (“Nareit”), as net income (loss) attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the pro rata share of the FFO of those entities on the same basis. As noted
by Nareit in its December 2018 “Nareit Funds from Operations White Paper – 2018 Restatement,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, Nareit adopted the
FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes Nareit FFO provides useful information to investors regarding operating performance and can facilitate comparisons of operating performance between periods and between REITs. The presentation in this Proxy Statement may not be comparable to FFO reported by other
REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently.
Adjusted FFO attributable to stockholders is presented to evaluate performance because the Company believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. The Company historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. The Company believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts Nareit
FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted
FFO attributable to stockholders:
•Costs associated with hotel acquisitions or dispositions expensed during the period;
•Severance expense;
•Share-based compensation expense;
•Casualty gains or losses; and
•Other items that management believes are not representative of the Company’s current or future operating performance.
Return on Investments
Return on investment (“ROI”) is a performance measure used to evaluate the efficiency or profitability of an investment or compare the efficiency of a number of different investments. ROI is intended to directly measure the amount of return on a particular investment, relative to the investment’s cost.

2025 PROXY STATEMENT	iii
Reconciliations

Comparable Hotel Adjusted EBITDA (unaudited, in millions)
	December 31, 2024	December 31, 2023

Net income	$226	$106
Depreciation and amortization expense	257	287
Interest income	(21)	(38)
Interest expense	214	207
Interest expense associated with hotels in receivership	60	45
Income tax expense	(61)	38
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	10	8
EBITDA	685	653
Gain on sales of assets, net	(8)	(15)
Gain on derecognition of assets	(60)	(221)
Gain on sales of investments in affiliates	(19)	(3)
Share-based compensation expense	19	18
Casualty and impairment loss, net	14	204
Other items	21	23
Adjusted EBITDA	652	659
Less: Adjusted EBITDA from investments in affiliates	(23)	(24)
Add: All other(1)	54	51
Hotel Adjusted EBITDA	683	686
Less: Adjusted EBITDA from hotels disposed of	(1)	(4)
Less: Adjusted EBITDA from the Hilton San Francisco Hotels	—	(3)
Comparable Hotel Adjusted EBITDA	$682	$679
(1)Includes other revenues and other expenses, non-income taxes on taxable REIT subsidiary leases included in other property-level expenses and corporate general and administrative expenses in the Company’s consolidated statements of operations.

iv	2025 PROXY STATEMENT

Operating Income Margin and Comparable Hotel Adjusted EBITDA Margin
	December 31, 2024	December 31, 2023

Total Revenues	$2,599	$2,698
Less: Other revenues	(86)	(85)
Less: Revenues from hotels disposed of	(28)	(10)
Less: Revenues from the Hilton San Francisco Hotels	—	(162)
Comparable Hotel Revenues (unaudited, in millions)	$2,485	$2,441
Operating Income (unaudited, in millions)	$391	$343
Operating Income Margin	15.0%	12.7%
Comparable Hotel Adjusted EBITDA (unaudited, in millions)	$682	$679
Comparable Hotel Adjusted EBITDA margin	27.5%	28.2%

Net Debt (unaudited, in millions)
	December 31, 2024	December 31, 2023

Debt(1)	$3,841	$3,765
Add: unamortized deferred financing costs and discount	24	22
Less: unamortized premium	—	(1)
Debt, excluding unamortized deferred financing cost, premiums and discounts	3,865	3,786
Add: Park’s share of unconsolidated affiliates debt, excluding unamortized deferred financing costs(2)	157	147
Less: cash and cash equivalents(3)	(402)	(555)
Less: restricted cash	(38)	(33)
Net debt	$3,582	$3,345
(1)Debt as of December 31, 2024 and 2023 excludes the $725 million non-recourse CMBS loan, which was secured by Park’s two Hilton San Francisco properties (the “SF Mortgage Loan”).
(2)As of December 31, 2023, excludes approximately $17 million of Park’s share of debt that was repaid in connection with the sale of the Hilton La Jolla
Torrey Pines in July 2024.
(3)Comparable net debt as of December 31, 2023 considers the additional distribution of $162 million (or approximately $0.77 per share) in connection with the effective exit from the Hilton San Francisco Hotels.  The cash dividend of $0.77 per share was declared on October 27, 2023 and paid on January 16,
2024 to stockholders of record as of December 29, 2023.

2025 PROXY STATEMENT	v

Nareit FFO and Adjusted FFO (unaudited, in millions)
	December 31, 2024	December 31, 2023

Net income attributable to stockholders	$212	$97
Depreciation expense	257	287
Depreciation expense attributable to noncontrolling interests	(4)	(4)
Gain on sale of asset, net	(8)	(15)
Gain on sale of asset, net, attributable to noncontrolling interests	5	—
Gain on derecognition of assets(1)	(60)	(221)
Gain on sale of investments in affiliates(2)	(19)	(3)
Impairment loss	12	202
Equity investment adjustments:
Equity in earnings from investments in affiliates(3)	(12)	(11)
Pro rata FFO of investments in affiliates	16	14
Nareit FFO attributable to stockholders	399	346
Casualty loss	2	2
Share-based compensation expense	19	18
Interest associated with hotels in receivership(1)	60	20
Release of deferred tax valuation allowance	(54)	—
Other items(4)	4	53
Adjusted FFO attributable to stockholders	$430	$439
Nareit FFO per share - Diluted(5)	$1.91	$1.61
Adjusted Nareit FFO per share - Diluted(5)	$2.06	$2.04
Weighted average shares outstanding - Diluted	209	215
(1)For the year ended December 31, 2024, represents accrued interest expense associated with the default of the SF Mortgage Loan, which was offset by a gain on derecognition for the corresponding increase of the contract asset on the condensed balance sheets, as Park expenses to be released from this obligation upon final resolution with the lender.  For the year ended December 31, 2023, represents incremental default interest expense and late payment administrative fees associated with the default of the SF Mortgage Loan beginning in June 2023 and the gain from derecognizing the Hilton San Francisco
Hotels from Park’s consolidated balance sheet in October 2023, when the receiver took control of the hotels.
(2)For the years ended December 31, 2024 and 2023, the gain on sale of investments in affiliates is included in equity in earnings from investments in affiliates and other (loss) gain, net, respectively.
(3)For the year ended December 31, 2024, the gain of $19 million on the sale of the Hilton La Jolla Torrey Pines is presented within gain on sale of investments in affiliates above.
(4)For the year ended December 31, 2023, includes $28 million of income tax expense primarily associated with the effective exit from the Hilton San
Francisco Hotels, of which $19 million was reversed during the year ended December 31, 2024 as it is no longer expected to be incurred.
(5)Per share amounts are calculated based on unrounded numbers.
*        *        *
For use of terms, see sections entitled “Park Business Highlights” and “Compensation Discussion and Analysis —Compensation
Framework –Short-Term Incentive –2024 Company Performance Objectives.”

EXHIBIT A — PARK HOTELS & RESORTS INC. 2017 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
(AS AMENDED AND RESTATED)
PARK HOTELS & RESORTS INC.
2017 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
(AS AMENDED AND RESTATED AS OF ~~APRIL 30, 202~~1[], 2025)
1.Purpose. The purpose of the Park Hotels & Resorts Inc. 2017 Stock Plan for Non- Employee Directors is to provide a means through which the Company and the other members of the Company Group may attract and retain members of the board of directors of the Company and to provide a means whereby members of the board of directors of the Company can acquire and maintain an equity interest in the Company, thereby strengthening their commitment to the welfare of the
Company Group and aligning their interests with those of the Company’s stockholders.
2.Definitions. The following definitions shall be applicable throughout the Plan.
(a)“Absolute Share Limit” has the meaning given to such term in Section 5(b) of the Plan.
(b)“Adjustment Event” has the meaning given to such term in Section ~~11~~12(a) of the Plan.
(c)“Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and
“under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.
(d)“Award” means, individually or collectively, any Option, Stock Appreciation Right, Restricted Stock, Restricted
Stock Unit, LTIP Unit and Other Equity-Based Award.
(e)“Award Agreement” means the document or documents by which each Award is evidenced, which may be in written or electronic form.
(f)“Board” means the Board of Directors of the Company.
(g)“Board Approval Date” means February ~~19, 2021~~13, 2025, the date on which the amendment and restatement of the Plan was adopted, subject to the approval of the Company’s stockholders, by the Board.
(h)“Cause” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, a good faith determination of the Committee or its designee that (i) there is “cause” to terminate a Participant’s service as a non-employee director of the Board, as defined in and in accordance with any consulting or other agreement between the Participant and any member of the Company Group or an Affiliate in effect at the time of such termination or (ii) in the absence of any such agreement (or the absence of any definition of “Cause”
contained therein), any of the following has occurred with respect to a Participant: (A) such Participant has failed to reasonably perform his or her duties to any member of the Company Group, or has failed to follow the lawful instructions of the Board, in each case other than as a result of his or her incapacity due to physical or mental illness or injury, in a manner that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to any member of the Company Group or an Affiliate, following notice by the
Company Group or such Affiliate of such failure, (B) such Participant has engaged or is about to engage in conduct harmful (whether financially, reputationally or otherwise) to any member of the Company Group or an
Affiliate, (C) such Participant has been convicted of, or pled guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (D) the willful misconduct or gross neglect of such Participant that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to any member of the Company Group or an Affiliate, (E) the willful violation by such Participant of the written policies of any member of the Company Group or any applicable written policies of any member of the Company Group that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to any member of the Company Group or an Affiliate; (F) such Participant’s fraud or misappropriation, embezzlement or misuse of funds or property belonging to the Company Group or an Affiliate (other than good faith expense account disputes); (G) such Participant’s act of personal dishonesty which involves personal profit in connection with such Participant’s service as a non-employee director of the Board, or (H) the willful breach by such
Participant of fiduciary duty owed to any member of the Company Group.
(i)“Change in Control” shall have the meaning set forth in the Company’s 2017 Omnibus Incentive Plan (as amended, modified, or supplemented from time to time) or any successor plan thereto.
(j)“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.
(k)“Committee” means the Board or any properly delegated subcommittee thereof.
(l)“Common Stock” means the common stock of the Company, par value $0.01 per share (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged).
(m)“Company” means Park Hotels & Resorts Inc., a Delaware corporation, and any successor thereto, including any entity that is a constituent party in any merger or other combination involving the Company and that survives or succeeds as a publicly traded entity (including, without limitation, by virtue of a triangular merger structure) as part of any Internal Reorganization (as defined in Section ~~11~~12(c) of the Plan) or other restructuring.
(n)“Company Group” means, collectively, the Company and its Subsidiaries.
(o)“Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.
(p)“Disability” means, unless in the case of a particular Award the applicable Award Agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant’s service on account of “disability,” as defined in any then-existing consulting or other similar agreement between the Participant and the Company or an
Affiliate or, in the absence of such an agreement (or the absence of any definition of “Disability” contained therein), the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced. Any determination of whether Disability exists shall be made by the Committee (or its designee) in its sole discretion.
(q)“Effective Date” means January 3, 2017.
(r)“Eligible Director” means a member of the Board, elected or appointed, who is not also an employee of the
Company or any of its Subsidiaries or Affiliates. An individual who is elected to the Board at an annual meeting of the shareholders of the Company shall be deemed to be a member of the Board as of the date of such meeting.
(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
(t)“Exercise Price” has the meaning given to such term in Section 7(b) of the Plan.
(u)“Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter- dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.
(v)“GAAP” has the meaning given to such term in Section 7(d) of the Plan.
(w)“Indemnifiable Person” has the meaning given to such term in Section 4(e) of the Plan.
(x)“LTIP Units” means, to the extent authorized by the Partnership Agreement (as an “LTIP Unit”), a unit of the
Partnership that is granted pursuant to Section 10 of the Plan and is intended to constitute a “profits interest”
within the meaning of the Code.
~~(x)~~(y)“Option” means an Award granted under Section 7 of the Plan.
~~(y)~~(z)“Option Period” has the meaning given to such term in Section 7(c)(i) of the Plan.
~~(z)~~(aa)“Other Equity-Based Award” means an Award that is not an Option, Stock Appreciation Right, share of
Restricted Stock, ~~or~~ Restricted Stock Unit, or LTIP Unit that is granted under Section ~~10~~11 of the Plan and is (i)
payable by delivery of Common Stock, and/or
(ii)measured by reference to the value of Common Stock. Other Equity-Based Awards may include ~~(i)~~
~~operating partnership or limited liability company units or profits interests, including LTIP units, with~~
~~respect to a Subsidiary of the Company and (ii)~~ unrestricted shares of Common Stock.
~~(aa)~~(bb)“Participant” means an Eligible Director who accepts an Award pursuant to the Plan.
(cc)“Partnership” means Park Intermediate Holdings LLC, a Delaware limited liability company and Subsidiary of the Company, and a tax continuation of PK Domestic Property LLC.
(dd)“Partnership Agreement” means the Fourth Amended and Restated Limited Liability Company Agreement of
Partnership, as amended or restated from time to time.
~~(bb)~~(ee)“Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the
Exchange Act).
~~(cc)~~(ff)“Plan” means this Park Hotels & Resorts Inc. 2017 Stock Plan for Non- Employee Directors, as it may be
amended and restated from time to time.
(gg)“Prior Amendment Date” means April 30, 2021, the date on which the Plan was last amended and restated.
~~(dd)~~(hh)“Qualifying Director” means a person who is, with respect to actions intended to obtain an exemption from
Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act, a “non-employee director”
within the meaning of Rule 16b-3 under the Exchange Act.
~~(ee)~~(ii)“Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions, including vesting conditions.
~~(ff)~~(jj)“Restricted Stock” means Common Stock, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant provide continuous services as a non-employee director of the Board for a specified period of time), granted under Section 9 of the Plan.
~~(gg)~~(kk)“Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant provide continuous services as a non-employee director of the Board for a specified period of time), granted under Section 9 of the Plan.
~~(hh)~~(ll)“SAR Period” has the meaning given to such term in Section 8(c) of the Plan.

~~(ii)~~(mm)“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
~~(jj)~~(nn)“Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.
(oo)“Stockholder Approval Date” has the meaning given to such term in Section 3 of the Plan.
~~(kk)~~(pp)“Strike Price” has the meaning given to such term in Section 8(b) of the Plan.
~~(ll)~~(qq)“Subsidiary” means, with respect to any specified Person:
(i)any corporation, association or other business entity of which more than 50% of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(ii)any partnership, limited liability company or any comparable foreign entity (A) the sole general partner
(or functional equivalent thereof) or the managing general partner (or functional equivalent thereof) of which is such Person or Subsidiary of such Person or the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
~~(mm)~~(rr)“Termination” means the cessation of a Participant’s service as a member of the Board for any reason.
3.Effective Date; Duration. The Plan was originally effective as of the Effective Date., and the Company’s stockholders approved and adopted a prior amendment and restatement of the Plan on the Prior Amendment Date. The Plan, as most recently amended and restated, was approved as of the Board Approval Date, subject to approval of the Plan, as amended and restated, by the Company’s stockholders on ~~April 30, 2021.~~[April 25, 2025] (the “Stockholder Approval Date”). The
expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth (10th)
anniversary of the ~~Effective~~Stockholder Approval Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.
4.Administration.
(a)The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3 promulgated under the
Exchange Act be a Qualifying Director. However, the fact that a Committee member shall fail to qualify as a
Qualifying Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
(b)Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan to (i) designate
Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the
Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(c)Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the
Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.
(d)Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award or any Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including, without limitation, any member of the Company Group, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.
(e)No member of the Board, the Committee or any employee or agent of any member of the Company Group (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such
Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the
Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an
Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the organizational documents of any member of the Company Group. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable
Persons may be entitled under the organizational documents of any member of the Company Group, as a matter of law, under an individual indemnification agreement or contract or otherwise, or any other power that the
Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Persons harmless.
(f)Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5.Grant of Awards; Shares Subject to the Plan; Limitations.
(a)The Committee may, from time to time, grant Awards to one or more Eligible Directors.
(b)Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section ~~11~~12 of the
Plan, no more than ~~950~~1,825,000 shares of Common Stock (the “Absolute Share Limit”) shall be available for
Awards under the Plan (including, for the avoidance of doubt, shares of Common Stock issued under the Plan prior to the amendment and restatement of the Plan); and (ii) the maximum number of shares of Common Stock subject to Awards granted during a single fiscal year to any Participant, taken together with any cash fees paid during the fiscal year to such Participant in respect of service as a member of the Board, shall not exceed
$1,000,000 in total value (calculating the value of any such Awards based on the value of such Awards on the grant date for financial reporting purposes).
(c)To the extent that an Award expires or is canceled, forfeited or terminated without issuance to the Participant of the full number of shares of Common Stock to which the Award related, the unissued shares will again be available for grant under the Plan. Shares of Common Stock shall be deemed to have been issued in settlement of
Awards if the Fair Market Value equivalent of such shares is paid in cash; provided, however, that no shares shall be deemed to have been issued in settlement of a SAR or Restricted Stock Unit that only provides for settlement in cash and settles only in cash. In no event shall (i) shares tendered or withheld on the exercise of Options or other Award for the payment of the exercise or purchase price, (ii) shares not issued upon the settlement of a SAR that settles in shares of Common Stock (or could settle in shares of Common Stock), or (iii) shares purchased on the open market with cash proceeds from the exercise of Options, again become available for other Awards under the Plan.
(d)Shares of Common Stock issued by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase or a combination of the foregoing.
6.Eligibility. Participation in the Plan shall be limited to Eligible Directors.
7.Options.
(a)General. Each Option granted under the Plan shall be evidenced by an Award Agreement, which agreement need not be the same for each Participant. Each Option so granted shall be subject to the conditions set forth in this
Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award
Agreement. All Options granted under the Plan shall be nonqualified stock options.
(b)Exercise Price. The exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant).
(c)Vesting and Expiration; Termination.
(i)Options shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee. Options shall expire upon a date determined by the
Committee, not to exceed ten (10) years from the Date of Grant (the “Option Period”).
(ii)Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of a Participant’s Termination due to death or Disability, each outstanding Option granted to such
Participant shall become fully vested and immediately exercisable as of the date of such Termination.
(iii)Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, (A) in the event of a Participant’s Termination by any member of the Company Group for Cause, all outstanding
Options granted to such Participant shall immediately terminate and expire, and (B) in the event of a
Participant’s Termination due to death or Disability, after taking into account any accelerated vesting under the above clause (ii), each outstanding vested Option shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the Option Period).

(d)Method of Exercise and Form of Payment. No shares of Common Stock shall be issued pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise
Price. The Exercise Price shall be payable: (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual issuance of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest and have been held by the Participant for any period of time as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles (“GAAP”); or (ii) by such other method as the Committee may permit, in its sole discretion, including, without limitation (A) in other property having a fair market value on the date of exercise equal to the Exercise Price; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise issuable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or (C) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Exercise Price. Any fractional shares of Common Stock shall be settled in cash.
(e)Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, as it may be amended from time to time, or any other applicable law or the applicable rules and regulations of the
Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-
dealer quotation system on which the securities of the Company are listed or traded.
8.Stock Appreciation Rights.
(a)General. Each SAR granted under the Plan shall be evidenced by an Award Agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the
Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Directors independent of any Option.
(b)Strike Price. The strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than
100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike
Price equal to the Exercise Price of the corresponding Option.
(c)Vesting and Expiration; Termination.
(i)A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable in such a manner and on such date or dates or upon such event or events as determined by the Committee. SARs shall expire upon a date determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “SAR Period”).
(ii)Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of a Participant’s Termination due to death or Disability, outstanding SARs granted to such
Participant shall become fully vested and immediately exercisable as of the date of such Termination.
(iii)Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, (A) in the event of a Participant’s Termination by any member of the Company Group for Cause, all outstanding
SARs granted to such Participant shall immediately terminate and expire, and (B) in the event of a

Participant’s Termination due to death or Disability, each outstanding vested SAR granted to such
Participant shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the SAR Period).
(d)Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.
(e)Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that is being exercised multiplied by the excess of the Fair Market Value of one (1)
share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.
9.Restricted Stock and Restricted Stock Units.
(a)General. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement.
Each Restricted Stock and Restricted Stock Unit so granted shall be subject to the conditions set forth in this
Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award
Agreement.
(b)Stock Certificates and Book-Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the
Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the
Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the
Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable; and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a
~~manne2~~rmanner permitted under Section ~~13~~14(a) of the Plan or as2 otherwise determined by the Committee)
an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder as to shares of Restricted Stock, including, without limitation, the right to vote such Restricted Stock. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the
Company. A Participant shall have no rights or privileges as a stockholder as to Restricted Stock Units.
(c)Vesting; Termination. Restricted Stock and Restricted Stock Units shall vest, and any applicable Restricted
Period shall lapse, in such manner and on such date or dates or upon such event or events as determined by the
Committee.
(d)Issuance of Restricted Stock and Settlement of Restricted Stock Units.
(i)Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall issue to the Participant, or the Participant’s beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book-entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted
Stock shall be distributed to the Participant in cash or, in the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.
(ii)Unless otherwise provided by the Committee in an Award Agreement or otherwise, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall issue to the Participant or the Participant’s beneficiary, without charge, one (1) share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit;
provided, however, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part shares of Common Stock in lieu of issuing only shares of Common Stock in respect of such
Restricted Stock Units; or (B) defer the issuance of shares of Common Stock (or cash or part cash and part shares of Common Stock, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of issuing shares of Common Stock in respect of such Restricted Stock Units, the amount of such payment shall be equal to the Fair Market Value per share of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units. Except as otherwise provided in an Award Agreement or by the Committee, in its sole discretion, upon the payment by the
Company of dividends on shares of Common Stock, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments in cash (unless, the Committee, in its sole discretion, elects to credit such payments in shares of Common Stock having a Fair Market Value equal to the amount of such dividend), which payments shall be made to the holder on a current basis within fifteen (15) days following the date on which the corresponding dividend is paid to the
Company’s stockholders.
(e)Legends on Restricted Stock. Each certificate, if any, or book entry representing Restricted Stock awarded under the Plan, if any, shall bear a legend or book entry notation substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such shares of Common Stock:
TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS
RESTRICTED PURSUANT TO THE TERMS OF THE PARK HOTELS & RESORTS INC. 2017
STOCK PLAN FOR NON-EMPLOYEE DIRECTORS AND A RESTRICTED STOCK AWARD
AGREEMENT BETWEEN PARK HOTELS & RESORTS INC. AND PARTICIPANT. A COPY OF
SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE
OFFICES OF PARK HOTELS & RESORTS INC.
10.LTIP Units. The Committee may, in its sole discretion, grant Awards in the form of LTIP Units in such amount and subject to such terms and conditions as determined by the Committee; provided, however, that LTIP Units may be issued only to a Participant for the performance of services to or for the benefit of the Partnership or any other member of the
Company Group (i) in the Participant’s capacity as a partner of the Partnership, (ii) in anticipation of the Participant becoming a partner of the Partnership, or (iii) as otherwise determined by the Committee; provided further, that the LTIP
Units are intended to constitute “profits interests” within the meaning of the Code, including, to the extent applicable,
Revenue Procedure 93-27, 1993-2 C.B. 343 (June 9, 1993) and Revenue Procedure 2001-43, 2001-2 C.B. 191 (August 3,
2001). The Committee will determine the conditions and dates upon which the LTIP Units will vest and become nonforfeitable. LTIP Units will be subject to the terms and conditions of the Partnership Agreement and such other restrictions, including restrictions on transferability, as the Committee imposes. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Unless otherwise provided by the Committee, whether in an
Award Agreement or otherwise, in the event of (x) a Participant’s Termination by the Company other than for Cause, or
(y) a Participant’s Termination due to death or Disability, in each case within 12 months following a Change in Control, outstanding LTIP Units granted to such Participant shall become fully vested and the restrictions thereon shall immediately lapse as of the date of such Termination. Holders of Class A Units (as defined in the Partnership Agreement)
acquired from LTIP Units granted under the Plan, to the extent vested and permitted pursuant to the Partnership

Agreement, may elect to convert each such Class A Unit to one share of Common Stock in accordance with the terms of the Partnership Agreement.
~~10.~~11.Other Equity-Based Awards. The Committee may grant Other Equity-Based Awards under the Plan to Eligible
Directors, alone or in tandem with other Awards, in such amounts and dependent on such conditions as the Committee shall from time to time in its sole discretion determine. Each Other Equity-Based Award granted under the Plan shall be evidenced by an Award Agreement. Each Other Equity-Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement or other form evidencing such Award, including, without limitation, those set forth in Section ~~13(a) of the Plan. Grants of Other Equity-Based Awards that are~~
~~operating partnership or limited liability company units or profits interests or other equity interests in an operating~~
~~partnership or limited liability company Subsidiary of the Company (a) may be granted for Service to such operating~~
~~partnership or limited liability company Subsidiary (or a Subsidiary thereof) and (b) shall have the rights and features of~~
~~which, if applicable, will be set forth in an operating partnership or limited liability company agreement and an applicable~~
~~Award Agreement.~~14(a) of the Plan.
~~11.~~12.Changes in Capital Structure and Similar Events. Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply to all Awards granted hereunder:
(a)General. In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock (including a Change in Control); or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, that the
Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants (any event in (i) or (ii), an “Adjustment Event”), the
Committee shall, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of (A) the Absolute Share Limit, or any other limit applicable under the
Plan with respect to the number of Awards which may be granted hereunder; (B) the number of shares of
Common Stock or other securities of the Company (or number and kind of other securities or other property)
which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan; and
(C) the terms of any outstanding Award, including, without limitation, (I) the number of shares of Common
Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate; or (II) the Exercise Price or Strike Price with respect to any Award; provided, that in the case of any “equity restructuring” (within the meaning of the Financial
Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring.
(b)Adjustment Events. Without limiting the foregoing, except as may otherwise be provided in an Award
Agreement, in connection with any Adjustment Event, the Committee may, in its sole discretion, provide for any one or more of the following:
(i)substitution or assumption of Awards (or awards of an acquiring company), acceleration of the vesting of, exercisability of, lapse of restrictions on, or termination of, Awards, or establishment of a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding
Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event);
(ii)cancellation of any one or more outstanding Awards and payment to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the
Committee in connection with such event pursuant to clause (i) above), the value of such Awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including, without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike
Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of
Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor), or, in the case of Restricted Stock, Restricted Stock Units, LTIP Units or Other Equity-Based
Awards that are not vested as of such cancellation, a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted
Stock Units, LTIP Units or Other Equity-Based Awards prior to cancellation, or the underlying shares in respect thereof; and
(iii)subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, conversion or replacement of any Award that is not vested as of the occurrence of such event into or with the right to receive a payment, based on the value of the Award (as determined consistent with clause (ii) above), which is subject to continued vesting on the same basis as the vesting requirements applicable to such converted or replaced Award.
Payments to holders pursuant to clauses (ii) or (iii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price or Strike Price).
(c)Internal Reorganization. Notwithstanding anything to the contrary contained herein, (i) no payments or benefits or acceleration of payments, benefits or vesting will become payable or accelerated, as applicable, hereunder or under any Award Agreement or be triggered for any purpose in the event of any internal reorganization
(whether by merger, consolidation, reorganization, combination, contribution, distribution, asset transfer or otherwise) or restructuring involving the Company or any of its Affiliates, including any such reorganization or restructuring pursuant to a merger or other combination involving the Company in which an Affiliate of the
Company survives or succeeds as a publicly-traded entity (including, without limitation, by virtue of a triangular merger structure) and/or ~~any such~~other internal reorganization or restructuring ~~undertaken in connection with~~
~~implementation of an umbrella partnership REIT or downREIT structure~~ (an “Internal Reorganization”), (ii) in connection with any Internal Reorganization, the Committee shall have the authority to transfer and assign the
Plan and all related agreements, including Award Agreements, to a direct or indirect subsidiary of the Company as part of such Internal Reorganization, subject to compliance with applicable law, and (iii) if any Internal
Reorganization results in a transfer of a Participant’s service from the Company to one of its direct or indirect subsidiaries, such a transfer shall not be considered or interpreted as a termination of employment or separation from service under any other similar provision that addresses an involuntary termination of employment or service.
(d)Other Requirements. Prior to any payment or adjustment contemplated under this Section ~~11~~12, the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards;
(ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with
Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the
Committee.
(e)Fractional Shares. Any adjustment provided under this Section ~~11~~12 may provide for the elimination of any fractional share that might otherwise become subject to an Award.

(f)Binding Effect. Any adjustment, substitution, determination of value or other action taken by the Committee under this Section ~~11~~12 shall be conclusive and binding for all purposes.
~~12.~~13.Amendments and Termination.
(a)Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the
Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuance or termination shall be made without stockholder approval if (i) such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the
Company may be listed or quoted) or for changes in GAAP to new accounting standards; (ii) it would materially increase the number of securities which may be issued under the Plan (except for increases pursuant to Section 5 or ~~11~~12 of the Plan); or (iii) it would materially modify the requirements for participation in the Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.
Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section ~~12~~13(b) of the Plan without stockholder approval.
(b)Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of the Plan and any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Participant’s Termination); provided, that, other than pursuant to
Section ~~11~~12, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.
(c)No Repricing. Notwithstanding anything in the Plan to the contrary, without stockholder approval, except as otherwise permitted under Section ~~11~~12 of the Plan, (i) no amendment or modification may reduce the Exercise
Price of any Option or the Strike Price of any SAR; (ii) the Committee may not cancel any outstanding Option or
SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash payment that is greater than the intrinsic value (if any) of the cancelled Option or SAR; and
(iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.
~~13.~~14.General.
(a)Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant to whom such Award was granted and shall specify the terms and conditions of the
Award and any rules applicable thereto, including, without limitation, the effect on such Award of a Termination of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an
Award Agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, a notice, a certificate or a letter) evidencing the Award. The
Committee need not require an Award Agreement to be signed by the Participant or a duly authorized representative of the Company or a Subsidiary.
(b)Nontransferability.
~~(b)~~(i)Each Award shall be exercisable only by such Participant to whom such Award was granted during the
Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against any member of the Company Group; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(ii)Notwithstanding the provisions of Section 14(b)(i), the Committee may, in its sole discretion, permit
Awards to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A)
any person who is a “family member” of the Participant, as such term is used in the instructions to Form
S-8 under the Securities Act or any successor form of registration statement promulgated by the
Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or members are the Participant and his or her Immediate
Family Members; or (D) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes; each transferee described in clauses (A), (B), (C) and
(D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.
(iii)The terms of any Award transferred in accordance with Section 14(b)(ii) shall apply to the Permitted
Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution, without the prior written approval of the Committee; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the Termination of the
Participant from the Company or an Affiliate under the terms of the Plan and the applicable Award
Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.
(c)Dividends and Dividend Equivalents. The Committee may, in its sole discretion, provide a Participant as part of an Award with dividends, dividend equivalents, or similar payments in respect of Awards, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the
Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividends, dividend equivalents or other similar payments shall be payable in respect of outstanding Options or SARs.
(d)Tax Withholding.
(1)A Participant shall be required to pay to the Company or one or more of its Subsidiaries, as applicable, an amount in cash (by check or wire transfer) equal to the aggregate amount of any income, employment and/or other applicable taxes that are statutorily required to be withheld in respect of an Award.
Alternatively, the Company or any of its Subsidiaries may elect, in its sole discretion, to satisfy this requirement by withholding such amount from any cash compensation or other cash amounts owing to a
Participant.

(2)Without limiting the foregoing, the Committee may (but is not obligated to), in its sole discretion, permit or require a Participant to satisfy, all or any portion of the minimum income, employment and/or other applicable taxes that are statutorily required to be withheld with respect to an Award by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for any period of time as established from time to time by the Committee in order to avoid adverse accounting treatment under GAAP) having an aggregate Fair
Market Value equal to such minimum statutorily required withholding liability (or portion thereof); or (B)
having the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, exercise, vesting or settlement of the
Award, as applicable, a number of shares of Common Stock with an aggregate Fair Market Value equal to an amount, subject to clause (iii) below, not in excess of such minimum statutorily required withholding liability (or portion thereof).
(3)The Committee, subject to its having considered the applicable accounting impact of any such determination, has full discretion to allow Participants to satisfy, in whole or in part, any additional income, employment and/or other applicable taxes payable by them with respect to an Award by electing to have the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, a Participant upon the grant, exercise, vesting or settlement of the Award, as applicable, shares of Common Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding liability (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in a Participant’s relevant tax jurisdictions~~).~~, or such greater amount as would not result in adverse accounting consequences to the Company under the Financial Accounting Standards Board Accounting Standards
Codification Topic 718 (or any successor pronouncement thereto)).
(e)Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan.
This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the
Plan.
(f)No Claim to Awards; No Rights to Continued Service; Waiver. No ~~employee of any~~ member of the Company
Group, member of the Board, or other Person, shall have any claim or right to be granted an Award under the
Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such
Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of any other member of the Company Group, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Participant’s service as a member of the Board may be terminated free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a
Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the
Plan or any Award Agreement, except to the extent of any provision to the contrary in any written services contract or other agreement between any member of the Company Group and the Participant, whether any such agreement is executed before, on or after the Date of Grant.
(g)Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more Persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon the Participant’s death. A Participant may, from time to time, revoke or change the Participant’s beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling;
provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the
Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be the Participant’s spouse or, if the Participant is unmarried at the time of death, the Participant’s estate.
(h)Termination. Except as otherwise provided in an Award Agreement, if a Participant undergoes a Termination of service as a member of the Board, but such Participant continues to provide services to the Company Group in a non-employee capacity, such change in status shall not be considered a Termination for purposes of the Plan.
(i)No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no
Person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to
Awards hereunder until such shares have been issued or delivered to such Person.
(j)Government and Other Regulations.
(1)The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the
Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities
Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of any member of the
Company Group issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange
Commission, any securities exchange or inter-dealer quotation system on which the securities of the
Company are listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the
Committee may cause a legend or legends to be put on certificates representing shares of Common
Stock or other securities of any member of the Company Group issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of any member of the Company Group issued under the Plan in book-entry form to be held subject to the
Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any
Award granted under the Plan that the Committee, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.
(2)The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the
Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of
Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, (A) pay to the Participant an amount equal to the excess of (I)
the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable); over (II) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of issuance of shares of Common
Stock (in the case of any other Award), with such amount to be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (B) in the case of Restricted
Stock, Restricted Stock Units, LTIP Units or Other Equity-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units, LTIP Units or Other Equity-Based Awards,
or the underlying shares in respect thereof.
(k)No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award
Agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.
(l)Payments to Persons Other Than Participants. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for the Participant’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or the Participant’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to the
Participant’s spouse, child, relative, an institution maintaining or having custody of such Person, or any other
Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(m)Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the
Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of equity-based awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
(n)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any member of the Company Group, on the one hand, and a Participant or other Person, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the
Company be obligated to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.
(o)Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of any member of the Company
Group and/or any other information furnished in connection with the Plan by any agent of the Company or the
Committee or the Board, other than himself or herself.
(p)Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of
Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. EACH PARTICIPANT WHO ACCEPTS AN AWARD

IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER
PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE
PARTICIPANT’S RIGHTS OR OBLIGATIONS HEREUNDER.
(q)Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(r)Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the
Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company (or as otherwise contemplated in connection with any Internal Reorganization).
(s)Section 409A of the Code.
(1)Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the
Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and no member of the Company Group shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” or “termination of service” (and substantially similar phrases) shall mean “separation from service” within the meaning I of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.
(2)Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are
“deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six (6) months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under
Section 409A of the Code that is also a business day.
(3)Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of a
Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in
Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code.
(t)Clawback/Repayment. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the
Committee and as in effect from time to time; and
(ii)applicable law. Further, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason

(including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company.
(u)Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Common
Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts that the
Participant then owes to any member of the Company Group and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award is
“deferred compensation” subject to Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award
Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the
Code in respect of an outstanding Award.
(v)Expenses; Titles and Headings. The expenses of administering the Plan shall be borne by the Company Group.
The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 24, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 24, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V64041-P26733

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PARK HOTELS & RESORTS INC.

The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4 (each as further described in our Proxy Statement):

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1A Thomas J. Baltimore, Jr.	☐	☐	☐
1B Patricia M. Bedient	☐	☐	☐
1C Thomas D. Eckert	☐	☐	☐
1D Geoffrey M. Garrett	☐	☐	☐
1E Christie B. Kelly	☐	☐	☐
1F Terri D. McClements	☐	☐	☐
1G Thomas A. Natelli	☐	☐	☐
1H Timothy J. Naughton	☐	☐	☐
1I Stephen I. Sadove	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V64042-P26733

PARK HOTELS & RESORTS INC.
Annual Meeting of Stockholders
April 25, 2025 8:00 AM ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Thomas J. Baltimore, Jr. and Sean M. Dell'Orto, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, and in their discretion upon any other business that may properly come before the meeting (and any adjournment or postponement thereof), all of the shares of common stock of PARK HOTELS & RESORTS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM ET on April 25, 2025, at 1775 Tysons Blvd., Tysons, VA 22102, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations with respect to Proposals 1 through 4, and in the discretion of the proxies with respect to any other business that may properly come before the meeting (and any adjournment or postponement thereof).

Continued and to be signed on reverse side